Filed pursuant to Rule 424(b)(3)

Registration No. 333-259790

Prospectus Supplement No. 3

(To Prospectus dated October 1, 2021)

Offerpad Solutions Inc.

This prospectus supplement updates, amends and supplements the prospectus dated October 1, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-259790). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2021, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Class A Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “OPAD” and “OPAD WS,” respectively. On December 17, 2021, the closing price of our Class A Common Stock was $7.36 and the closing price for our Warrants was $0.94.

Our business and investment in our Class A Common Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 20, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road, Suite 1 Chandler, Arizona 85286
(Address of Principal Executive Offices) (Zip Code)

(844) 388-4539

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2021, Offerpad Solutions Inc. (the “Company”) undertook the following transactions to refinance and restructure its related party credit facilities:

Amendment to Senior JPMorgan Credit Facility to Refinance and Replace Related Party Class B Mezzanine Lenders

Offerpad SPE Borrower A, LLC (“Borrower A”), as borrower and borrower representative, and Offerpad SPE Borrower A Holdings, LLC (“Holdings A”), as pledgor and guarantor, and Offerpad Holdings LLC (“Offerpad Holdings”), as limited guarantor, each a direct or indirect wholly owned subsidiary of the Company, entered into Amendment No. 1 (the “Amendment”) to that certain Loan and Security Agreement, dated as of September 10, 2021 (as amended by the Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “Amended Loan Agreement”), by and among Borrower A, Holdings A, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as paying agent and calculation agent.

The Amendment, among other things, replaces the related party class B mezzanine lenders (whose loans were entirely refinanced) that were party to the Amended Loan Agreement with unrelated third-party class B mezzanine lenders and amends certain class B advance rates and concentration limits.

The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended and Restated Senior Secured and Mezzanine Credit Facilities

Offerpad (SPVBorrower1), LLC (“SPVBorrower1”), as borrower, an indirect wholly owned subsidiary of the Company, entered into a Sixth Amended and Restated Loan and Security Agreement (the “SPVBorrower1 Amendment”), which amends and restates that certain Fifth Amended and Restated Loan and Security Agreement, dated as of March 31, 2021 (as amended by the SPVBorrower1 Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “SPVBorrower1 Loan Agreement”), by and among SPVBorrower1, the lenders party thereto, and LL Funds, LLC, as collateral agent. The SPVBorrower1 Amendment, among other things, reduces the senior facility committed amount to $85,000,000 and the mezzanine facility committed amount to $14,000,000 and amends the interest rates and certain fees under the SPVBorrower1 Loan Agreement.

The foregoing does not purport to be a complete description of the terms of the SPVBorrower1 Amendment and such description is qualified in its entirety by reference to the SPVBorrower1 Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amended and Restated Mezzanine Credit Facility

OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC and OP SPE TPA1, LLC (collectively, the “PHX1/ TPA1 Borrowers”), as borrower, each an indirect wholly owned subsidiary of the Company, entered into a Second Amended and Restated Mezzanine Loan and Security Agreement (the “PHX1/TPA1 Amendment”), which amends and restates that certain Amended and Restated Loan and Security Agreement, dated as of March 31, 2021 (as amended by the PHX1/TPA1 Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “PHX1/TPA1 Loan Agreement”), by and among the PHX1/TPA1 Borrowers, LL Private Lending Fund II, L.P., as lender. The PHX1/TPA1 Amendment, among other things, increases the committed facility amount to $65,000,000 and amends the interest rate and certain fees under the PHX1/TPA1 Loan Agreement.

The foregoing does not purport to be a complete description of the terms of the PHX1/TPA1 Amendment and such description is qualified in its entirety by reference to the PHX1/TPA1 Amendment, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On December 20, 2021, the Company obtained (a) $500 million in additional senior secured revolving credit facility capacity (of which $300 million is committed) from a financial institution and (b) $112.5 million in additional mezzanine secured credit facility capacity (of which $67.5 million is committed) from a third-party lender. As of December 20, 2021, the Company has approximately $1.7 billion of revolving inventory borrowing capacity, of which approximately $1.3 billion is committed.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1*	Amendment No. 1 dated December 16, 2021, to the Loan and Security Agreement, dated September 10, 2021, among JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto, Offerpad SPE Borrower A, LLC, as initial borrower, and Wells Fargo Bank, National Association, as Paying Agent and Calculation Agent.

10.2*	Sixth Amended and Restated Loan and Security Agreement, dated as of December 16, 2021, by and among Offerpad (SPVBorrower1), LLC, LL Private Lending Fund, L.P., LL Private Lending Fund II, L.P. and LL Funds, LLC.

10.3*	Second Amended and Restated Mezzanine Loan and Security Agreement, dated as of December 16, 2021, by and among OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and LL Private Lending Fund II, L.P.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021	Offerpad Solutions Inc.

	By:	/s/ Michael Burnett
	Name:	Michael Burnett
	Title:	Chief Financial Officer

4

Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND REAFFIRMATION OF GUARANTEES

Amendment No. 1 to Loan and Security Agreement, Waiver, and Reaffirmation of Guarantees dated as of December 16, 2021 (this “Amendment”), among OFFERPAD SPE BORROWER A, LLC, as borrower (“Borrower”), OFFERPAD SPE BORROWER A, LLC, as borrower representative (“Borrower Representative”), OFFERPAD SPE BORROWER A HOLDINGS, LLC, as pledgor and guarantor (“Pledgor”), OFFERPAD HOLDINGS LLC, as limited guarantor (“Guarantor”), JPMORGAN CHASE BANK, N.A., as a lender, AG MORTGAGE VALUE PARTNERS ONSHORE MASTER FUND, L.P., as a lender, AG ASSET BASED CREDIT MASTER FUND (B), L.P., as a lender, AG TCDRS, L.P., as a lender, AG CENTRE STREET PARTNERSHIP, L.P., as a lender, JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent acting for and on behalf of Lenders (“Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as paying agent (in such capacity, “Paying Agent”) and calculation agent (in such capacity, “Calculation Agent”).

RECITALS

Borrower, Borrower Representative, Lenders, Administrative Agent, Paying Agent and Calculation Agent are parties to that certain Loan and Security Agreement, dated as of September 10, 2021 (the “Existing Loan Agreement”, as amended by this Amendment, the “Loan Agreement”). Pledgor is a party to that certain Guaranty Agreement, dated as of September 10, 2021, made in favor of Administrative Agent (the “Guaranty Agreement”). Guarantor is a party to that certain Limited Guaranty, dated as of September 10, 2021, made in favor of Administrative Agent (the “Limited Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

Borrower, Borrower Representative, Pledgor, Guarantor, Lenders, Administrative Agent, Paying Agent and Calculation Agent have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Loan Agreement.

Accordingly, Borrower, Borrower Representative, Pledgor, Guarantor, Lenders, Administrative Agent, Paying Agent and Calculation Agent hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. Amendments to Existing Loan Agreement. Effective as of the date hereof, the Existing Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit I-A hereto. A conformed copy of the Loan Agreement marked to show such changes is attached as Exhibit I-B hereto.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof, upon the execution and delivery to Administrative Agent and Lenders of (i) this Amendment by Borrower, Borrower Representative, Pledgor, Guarantor, Administrative Agent, Lenders, Paying Agent and Calculation Agent, (ii) that certain Amended and Restated Side Letter dated as of the date hereof made among Administrative Agent, Lenders, Borrower and Borrower Representative, (iii) that certain Assignment and Acceptance, dated as of the date hereof, made between AG Mortgage Value Partners Onshore Master Fund, L.P., as assignee and LL Private Lending Fund II, L.P., as assignor, (iv) that certain Assignment and Acceptance, dated as of the date hereof, made between AG Asset Based Credit Master Fund (B), L.P., as assignee and LL Private Lending Fund II, L.P., as assignor, (v) that certain Assignment and Acceptance, dated as of the date hereof, made between AG TCDRS, L.P., as assignee and LL Private Lending Fund II, L.P., as assignor, (vi) that certain Assignment and Acceptance, dated as of the date hereof, made between AG Centre Street Partnership, L.P., as assignee and LL Private Lending Fund II, L.P., as assignor, (vii) a general corporate and enforceability opinion of external counsel to Borrower Parties and Guarantor, in form and substance reasonably satisfactory to each Lender and Administrative Agent and (viii) for each Borrower Party in existence as of the date hereof and the Guarantor, a certified copy of a good standing certificate from the relevant jurisdiction of organization, dated as of no earlier than the date that is thirty (30) days prior to the date hereof.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement, the Guaranty Agreement and the Limited Guaranty shall continue to be, and shall remain, in full force and effect in accordance with their terms. The parties hereto have entered into this Amendment solely to amend the terms of the Existing Loan Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Borrower, Pledgor, Guarantor or any other party under or in connection with the Existing Loan Agreement, the Guaranty Agreement, the Limited Guaranty or any of the other Facility Documents. It is the intention and agreement of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the parties under the Existing Loan Agreement, the Guaranty Agreement and the Limited Guaranty are preserved, (ii) the liens and security interests granted under the Existing Loan Agreement continue in full force and effect, and (iii) any reference to the Existing Loan Agreement in any Facility Document shall be deemed to reference the Existing Loan Agreement as amended by this Amendment. The execution of this Amendment by Administrative Agent does not operate as a waiver of any of its rights, powers, or privileges under the Loan Agreement, the Guaranty Agreement, the Limited Guaranty or under any of the other Facility Documents (including, without limitation, any other occurrences under the Loan Agreement that would commence a Default).

SECTION 4. Ratification and Reaffirmation of Guarantees. Pledgor and Guarantor each hereby ratifies and reaffirms the terms and conditions of the Guaranty Agreement and the Limited Guaranty, as applicable. Pledgor’s and Guarantor’s obligations, liabilities, covenants, and guaranties pursuant to the Guaranty Agreement and the Limited Guaranty, whether for payment, performance, or otherwise, are now and shall remain valid and binding obligations of Pledgor and Guarantor, as applicable, and both before and after giving effect to the Amendment, will remain, now and hereafter, in full force and effect, unmodified and enforceable against Pledgor and Guarantor in accordance with their terms. Pledgor and Guarantor each acknowledges and agrees that this ratification and reaffirmation is given to induce Administrative Agent and Lenders to provide their consent to this Amendment. Absent execution and delivery of this Amendment by Pledgor and Guarantor, Administrative Agent would not have provided such consent to this Amendment.

2

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature (including, but not limited to, DocuSign) permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN.

SECTION 8. Headings. The headings of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 9. Consent. By countersigning this Amendment, Lenders, constituting all of the Lenders under the Loan Agreement, hereby consent to this Amendment. In addition, by countersigning this Amendment, each of Paying Agent and Calculation Agent hereby consents to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

3

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mansoor Sirinathsingh

Name:	Mansoor Sirinathsingh
Title:	Managing Director

Signature Page to Amendment No. 1 to Loan and Security Agreement

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mansoor Sirinathsingh

Name:	Mansoor Sirinathsingh
Title:	Managing Director

Signature Page to Amendment No. 1 to Loan and Security Agreement

LENDER:

AG Mortgage Value Partners Onshore Master Fund, L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:	/s/ Thomas Durkin

Name:	Thomas Durkin
Title:	Authorized Person

AG Asset Based Credit Master Fund (B), L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:	/s/ Thomas Durkin

Name:	Thomas Durkin
Title:	Authorized Person

AG TCDRS, L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:	/s/ Thomas Durkin

Name:	Thomas Durkin
Title:	Authorized Person

AG Centre Street Partnership, L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:	/s/ Thomas Durkin

Name:	Thomas Durkin
Title:	Authorized Person

Signature Page to Amendment No. 1 to Loan and Security Agreement

BORROWER:

OFFERPAD SPE BORROWER A, LLC, as a Borrower

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

BORROWER REPRESENTATIVE:

OFFERPAD SPE BORROWER A, LLC

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

PLEDGOR AND GUARANTOR:

OFFERPAD SPE BORROWER A HOLDINGS, LLC, as Pledgor

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

LIMITED GUARANTOR:

OFFERPAD HOLDINGS LLC, as Guarantor

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

CALCULATION AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact

By:	/s/ Karla D. Sjostrom

Name:	Karla D. Sjostrom
Title:	Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement

PAYING AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact

By:	/s/ Karla D. Sjostrom

Name:	Karla D. Sjostrom
Title:	Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement

Exhibit I-B

Loan and Security Agreement

(Conformed Through Amendment No. 1)

(Attached)

EXECUTION VERSION

Conformed to:

Amendment No. 1 dated as of December 16, 2021

LOAN AND SECURITY AGREEMENT

among

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

AG MORTGAGE VALUE PARTNERS ONSHORE MASTER FUND, L.P.

AG ASSET BASED CREDIT MASTER FUND (B), L.P.

AG TCDRS, L.P.

AG CENTRE STREET PARTNERSHIP, L.P.,

AND THE PERSONS FROM TIME TO TIME PARTY HERETO AS LENDERS,

each a Lender

OFFERPAD SPE BORROWER A, LLC,

as Initial Borrower

such other Delaware limited liability companies that may, from time to time, become a Borrower hereunder

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Paying Agent and Calculation Agent

Dated as of September 10, 2021

i

SCHEDULES

SCHEDULE 1	AUTHORIZED REPRESENTATIVES
SCHEDULE 2	BORROWER’S ORGANIZATIONAL IDENTIFICATION NUMBER
SCHEDULE 3	PROPERTY DOCUMENTS
SCHEDULE 4	INSURANCE REQUIREMENTS
SCHEDULE 5	CALCULATIONS SCHEDULE
SCHEDULE 6	DISCLOSURE OF MATERIAL ADVERSE EFFECT

EXHIBITS

EXHIBIT A	FORM OF ADVANCE REQUEST
EXHIBIT B	FORM OF ASSET SCHEDULE
EXHIBIT C	FORM OF SECTION 6 CERTIFICATE
EXHIBIT D	FORM OF PROPERTY MANAGEMENT REPORT
EXHIBIT E	FORM OF BORROWER POWER OF ATTORNEY
EXHIBIT F	FORM OF BORROWER JOINDER AGREEMENT
EXHIBIT G	FORM OF REVIEWER CERTIFICATION
EXHIBIT H	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT I-1	FORM OF CLASS A PROMISSORY NOTE
EXHIBIT I-2	FORM OF CLASS B PROMISSORY NOTE

ii

LOAN AND SECURITY AGREEMENT

This is a LOAN AND SECURITY AGREEMENT, dated as of September 10, 2021, among OFFERPAD SPE BORROWER A, LLC, a Delaware limited liability company (the “Initial Borrower”) and each other Delaware limited liability company that may be subsequently added as a party to this Agreement under a Joinder Agreement (individually, each a “Borrower” and collectively “Borrowers”), OFFERPAD SPE BORROWER A, LLC as borrower representative (“Borrower Representative”) JPMORGAN CHASE BANK, N.A., as lender, AG MORTGAGE VALUE PARTNERS ONSHORE MASTER FUND, L.P., as lender, AG TCDRS, L.P., as lender, AG CENTRE STREET PARTNERSHIP, L.P., as lender, AG ASSET BASED CREDIT MASTER FUND (B), L.P., as lender and the persons from time to time party hereto as lenders (each, a “Lender” and collectively, “Lenders”), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent acting for and on behalf of Lenders (“Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as paying agent (in such capacity, “Paying Agent”) and calculation agent (in such capacity, “Calculation Agent”).

PRELIMINARY STATEMENTS

The Initial Borrower has requested that Lenders make advances, upon the request of Borrower Representative on behalf of a Borrower, to such Borrower for the acquisition of certain Eligible SF Properties (as defined in this Agreement) and which Eligible SF Properties shall be pledged to Administrative Agent to secure such advances.

The Initial Borrower has requested OFFERPAD SPE BORROWER A, LLC to act as the representative of the Borrowers hereunder and OFFERPAD SPE BORROWER A, LLC is willing to act as the representative of each Borrower.

Lenders are willing to extend such credit on the terms and subject to the conditions set forth herein.

Section 1. Definitions. As used herein, the following terms shall have the following meanings. “Accelerated Repayment Date” shall have the meaning set forth in Section 14(a)(i) hereof.

“Account Bank” shall mean Wells Fargo Bank, National Association, in its capacity as account bank with respect to the Operating Account.

“Account Owner” shall have the meaning set forth in Section 6(i) hereof.

“Acquisition Date” shall mean, with respect to any Financed SF Property, the date on which such Financed SF Property was purchased or acquired by Borrower, as set forth in the final settlement statement with respect to such Financed SF Property.

“Acquisition Parameters” shall mean, with respect to any SF Property, the acquisition parameters set forth on Schedule 3 to the Side Letter, as such acquisition parameters may be updated from time to time by Borrowers and approved by Administrative Agent in its sole discretion.

“Additional Borrower” shall have the meaning set forth in Section 2(d)(vii) hereof. There may not be more than three (3) Borrowers at any time.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for and on behalf of Lenders, together with its successors and assigns.

“Administrative Agent Fee” shall have the meaning ascribed to such term in the Side Letter.

“Advance” shall have the meaning set forth in Section 2(e)(i) hereof.

“Advance Amount” shall mean with respect to Class A Advances, the Class A Advance Amount and, with respect to Class B Advances, the Class B Advance Amount.

“Advance Reduction” or “Advance Reductions” shall have the meaning set forth in Section 2(h)(ii) hereof.

“Advance Request” shall mean a request from Borrower Representative to Administrative Agent for Lenders to make an Advance to one or more specified Borrowers in the form attached hereto as Exhibit A.

“Advances Outstanding” shall mean, of any date of determination, (a) with respect to the Class A Advances, the aggregate outstanding principal balance of all outstanding Class A Advances as of such date, and (b) with respect to the Class B Advances, the aggregate outstanding principal balance of all outstanding Class B Advances as of such date.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power (a) to vote fifty percent (50%) or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Advance Amount” shall mean, as of any date, (a) with respect to the Class A Advances, the sum of the Class A Advance Amounts for all Financed SF Properties and (b) with respect to the Class B Advances, the sum of the Class B Advance Amounts for all Financed SF Properties

“Aggregate Repayment Amount” shall mean, as of any date, the sum of the then-outstanding Repayment Amounts in respect of all Advances.

“Agreement” shall mean this Loan and Security Agreement among Administrative Agent, Lenders, Borrower Representative, Borrowers, Calculation Agent and Paying Agent, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act or any other law applicable to Borrower or any of its Affiliates that prohibits, inter alia, the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws” shall mean applicable laws or regulations in any jurisdiction in which Borrower is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Rate” shall mean the Class A Applicable Rate and the Class B Applicable Rate, as applicable.

“Appraisal” shall mean a valuation report obtained by Administrative Agent stating the Original Appraised Value or Updated Property Value, as applicable, of an SF Property, prepared in accordance with the requirements of Title XI of FIRREA, which includes only an exterior inspection of such SF Property.

“Asset Management Agreements” shall mean those certain asset management agreements, each by and between the Asset Manager and the applicable Borrower, as the same may be amended from time to time.

“Asset Manager” shall mean, initially, OFFERPAD, LLC, an Arizona limited liability company.

“Asset Manager Event of Default” shall mean the occurrence (and during the continuance in the case of clause (a)) of any of the following: (a) any Event of Default, (b) any Insolvency Event with respect to Asset Manager, or (c) any failure of Asset Manager to perform its material duties under the Asset Management Agreement that constitutes a default thereunder and that remains uncured for a period longer than five (5) Business Days.

“Asset Purchase Price” shall have the meaning ascribed to such term in the Side Letter.

“Asset Schedule” shall mean, with respect to any Advance as of any date, an asset schedule in the form of a computer tape or other electronic medium generated by the related Borrower and delivered to Administrative Agent and Calculation Agent, which provides information relating to the Financed SF Properties and the proposed Eligible SF Properties in a format containing the fields specified on Exhibit B.

“Assigned Documents” shall have the meaning set forth in Section 7(a)(i) hereof.

“Assignment and Acceptance” shall have the meaning set forth in Section 18(a) hereof.

“Assignment and Subordination Agreements” shall mean those certain Assignment of Management Agreements, each among Administrative Agent, the applicable Borrower and Asset Manager, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time and which shall at all times provide, among other things, that Administrative Agent may terminate Asset Manager upon the occurrence of an Asset Manager Event of Default.

“Authorized Representative” shall mean, for the purposes of this Agreement only, a Responsible Officer of Borrowers or Administrative Agent, as applicable under this Agreement, listed on Schedule 1 hereto, as such Schedule 1 may be amended from time to time upon fifteen (15) days’ prior written notice.

“Average Facility Usage” shall mean for any specified period, an amount equal to (i) the sum of the Advances Outstanding on each day during such period divided by (ii) the number of days during such period.

“Back-Up Manager” shall mean Radian Real Estate Management, LLC or such other back-up manager as selected by the Administrative Agent, in each case, together with its successors in such capacity.

“Base Rate” shall mean a variable rate per annum equal to, for any day, the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement pursuant to Section 4(f)(iii) of the LIBO Rate with Term SOFR or Daily Simple SOFR (such rate, an “Unadjusted SOFR Based Rate”), as applicable, for any applicable interest period and available tenor, the first of the following alternatives that can be determined by Administrative Agent: (1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) when such Unadjusted SOFR Based Rate is first set for such interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of the LIBO Rate with the applicable Unadjusted SOFR Based Rate for the applicable corresponding tenor; provided that such spread adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Administrative Agent in its reasonable discretion and identified in writing to the Calculation Agent; and (2) the spread adjustment (which may be a positive or negative value or zero) when such rate replacement is first set for such interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to the LIBO Rate for the applicable corresponding tenor.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble and shall include each other Eligible Borrower that becomes party hereto as an Additional Borrower pursuant to a Joinder Agreement on a joint and several basis.

“Borrower Confidential Information” shall mean all written or computer-readable information (including any financial and/or proprietary information) provided to any Lender or to Administrative Agent hereunder or in connection herewith by any Borrower Party, Guarantor or any Affiliate thereof.

“Borrower Parties” shall mean any or all of Borrowers and Pledgor, as applicable.

“Borrower-Related Party” shall mean each of the Borrower Parties, Guarantor, and their respective Affiliates.

“Borrower Representative” shall have the meaning set forth in the introductory paragraph.

“Borrowing Base Calculation Date” shall mean the second (2nd) Business Day of each week or such other day as is mutually agreed to in writing by Borrower Representative and Administrative Agent.

“Borrowing Base Deficiency” shall mean on any date of determination, the sum of the Class A Borrowing Base Deficiency and the Class B Borrowing Base Deficiency, in each case, if any, existing on such date of determination.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in New York City, the State of California and the State of Maryland are authorized or required to close; provided that, where such term is used in the definition of “LIBO Rate” or refers to the LIBO Rate, such day shall also be a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

“CA Parties” shall have the meaning set forth in Section 17(b)(iv) hereof.

“Calculation Agent” shall mean Wells Fargo Bank, National Association, or any replacement designated pursuant to Section 17(b). Wells Fargo Bank, National Association will perform its duties as Calculation Agent hereunder through its Corporate Trust Services division.

“Calculation Agent Fee” shall have the meaning ascribed to such term in the Side Letter.

“Calculations” shall have the meaning set forth in Section 17(b)(i)(A) hereof.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including any and all member, partnership or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, including all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Change in Control” shall mean with respect to:

(a) any Borrower, except as permitted by the Facility Documents, any event, transaction or occurrence as a result of which Pledgor shall cease to (i) Control and (ii) own and control all of the economic and voting rights associated with ownership of 100% of the Capital Stock of, any of the Borrowers, (b) Pledgor, any event, transaction or occurrence as a result of which Guarantor shall cease to (i) Control and (ii) own and control all of the economic and voting rights associated with ownership of 100% of the Capital Stock of, Pledgor or (c) Guarantor, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Capital Stock of the Guarantor representing more than 50% of the total outstanding Capital Stock of the Guarantor, (ii) occupation of a majority of the seats on the board of directors (or similar governing body) of Guarantor by persons who were not (A) the incumbent board of directors, (B) nominated or approved by the board of directors of Guarantor or (C) appointed by directors so nominated or approved or (iii) any transfer of all or substantially all of Guarantor’s assets (determined on a consolidated basis and excluding internal reorganizations), provided however that the provisions of clause (c) shall not apply to the Supernova SPAC Transaction consummated by the Guarantor.

“Class” shall mean each class of advances hereunder, designated as the Class A Advances or the Class B Advances, as applicable.

“Class A Advance” shall mean each advance of funds by a Class A Lender to the Borrowers under Section 2(a).

“Class A Advance Amount” shall have the meaning ascribed to such term in the Side Letter.

“Class A Advances Outstanding” shall mean the Outstanding Advance Amount of Class A Advances.

“Class A Applicable Rate” shall mean, as of any date, the Class A Interest Rate or, upon notice of Administrative Agent, if an Event of Default has occurred and is continuing, the Default Rate.

“Class A Borrowing Base Deficiency” shall mean, on any date of determination, the positive excess, if any, of (a) the Class A Advances Outstanding as of such date, over (b) the sum of (i) all amounts on deposit in the Concentration Account as of such date, (ii) all amounts on deposit in the Collection Account (exclusive of the Interest Reserve Amount) as of such date and (iii) the Aggregate Advance Amount in respect of the Class A.

“Class A Commitment” shall mean the commitment of a Class A Lender to fund any Class A Advance and “Class A Commitments” shall mean such commitments of all Class A Lenders in the aggregate. The amount of each Class A Lender’s Commitment is set forth on Schedule 1 to the Side Letter, as such amount may be modified in accordance with the terms hereof or in the applicable Assignment and Assumption to which any Class A Lender becomes a party.

“Class A Committed Facility Amount” shall mean as of any date of determination, the Class A Commitments.

“Class A Facility Interest” shall mean, for any Pricing Period, the sum of the products, for each day of such Pricing Period, of (i) the Class A Advances Outstanding on such day, multiplied by (ii) the Class A Applicable Rate multiplied by (iii) 1/360.

“Class A Interest Rate” shall have the meaning ascribed to such term in the Side Letter.

“Class A Interest Reserve Amount” shall mean, as of any date of determination, an amount equal to the product of (i) the Class A Average Facility Usage for the immediately preceding calendar month (or, if the period from the Closing Date to the date of determination is less than a month, such period from the Closing Date to the last day of the calendar month preceding such date of determination) multiplied by (ii) the Class A Applicable Rate multiplied by (iii) 1/12; provided that if any portion of the Class A Interest Reserve Amount is applied by Administrative Agent pursuant to Section 2(e)(viii) or Section 4(c), Borrowers shall have until the immediately following Remittance Date to increase the amount of funds in the Collection Account to the extent necessary such that amounts remaining in the Collection Account after application of all requisite payments on such following Remittance Date is at least equal to the Class A Interest Reserve Amount.

“Class A Lender” shall mean each Person listed on the signature pages hereto as a Class A Lender, and each other Person that may from time to time become party hereto as a Class A Lender or to any Assignment and Assumption in the capacity of a Class A Lender.

“Class A Lender Commitment Percentage” shall mean, for any Class A Lender, the percentage equivalent of a fraction (expressed out to five decimal places), (A) the numerator of which is the Class A Commitment of such Class A Lender and (B) the denominator of which is the aggregate Class A Commitment of all Class A Lenders.

“Class A Note” shall mean the promissory note for Class A Advances in the form attached hereto as Exhibit I-1, and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be amended, restated, modified and supplemented and in effect from time to time.

“Class A Pricing Margin” shall have the meaning ascribed to such term in the Side Letter.

“Class A Unused Fee” shall have the meaning set forth in Section 10 hereof.

“Class A Unused Fee Rate” shall have the meaning ascribed to such term in the Side Letter.

“Class A Upfront Fee” shall have the meaning ascribed to such term in the Side Letter.

“Class B Advance” shall mean each advance of funds by a Class B Lender to the Borrowers under Section 2(a).

“Class B Advance Amount” shall have the meaning ascribed to such term in the Side Letter.

“Class B Advances Outstanding” shall mean the Outstanding Advance Amount of Class B Advances.

“Class B Applicable Rate” shall mean, as of any date, the Class B Interest Rate or, upon notice of Administrative Agent, if an Event of Default has occurred and is continuing, the Default Rate.

“Class B Borrowing Base Deficiency” shall mean, on any date of determination, the positive excess, if any, of (a) the Class B Advances Outstanding as of such date, over (b) the sum of (i) all amounts on deposit in the Concentration Account as of such date, (ii) all amounts on deposit in the Collection Account (exclusive of the Interest Reserve Amount) as of such date and (iii) the Aggregate Advance Amount.

“Class B Commitment” shall mean the commitment of a Class B Lender to fund any Class B Advance and “Class B Commitments” shall mean such commitments of all Class B Lenders in the aggregate. The amount of each Class B Lender’s Commitment is set forth on Schedule 1 to the Side Letter, as such amount may be modified in accordance with the terms hereof or in the applicable Assignment and Assumption to which any Class B Lender becomes a party.

“Class B Committed Facility Amount” shall mean as of any date of determination, the Class B Commitments.

“Class B Facility Interest” shall mean, for any Pricing Period, the sum of the products, for each day of such Pricing Period, of (i) the Class B Advances Outstanding on such day, multiplied by (ii) the Class B Applicable Rate multiplied by (iii) 1/360.

“Class B Interest Reserve Amount” shall mean, as of any date of determination, an amount equal to the product of (i) the Class B Average Facility Usage for the immediately preceding calendar month (or, if the period from the Closing Date to the date of determination is less than a month, such period from the Closing Date to the last day of the calendar month preceding such date of determination) multiplied by (ii) the Class B Applicable Rate multiplied by (iii) 1/12; provided that if any portion of the Class B Interest Reserve Amount is applied by Administrative Agent pursuant to Section 2(e)(viii) or Section 4(c), Borrowers shall have until the immediately following Remittance Date to increase the amount of funds in the Collection Account to the extent necessary such that amounts remaining in the Collection Account after application of all requisite payments on such following Remittance Date is at least equal to the Class B Interest Reserve Amount.

“Class B Interest Rate” shall have the meaning ascribed to such term in the Side Letter.

“Class B Lender” shall mean each Person listed on the signature pages hereto as a Class B Lender, and each other Person that may from time to time become party hereto as a Class B Lender or to any Assignment and Assumption in the capacity of a Class B Lender.

“Class B Lender Commitment Percentage” shall mean, for any Class B Lender, the percentage equivalent of a fraction (expressed out to five decimal places), (A) the numerator of which is the Class B Commitment of such Class B Lender and (B) the denominator of which is the aggregate Class B Commitment of all Class B Lenders.

“Class B Note” shall mean the promissory note for Class B Advances in the form attached hereto as Exhibit I-2, and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be amended, restated, modified and supplemented and in effect from time to time.

“Class B Unused Fee” shall have the meaning set forth in Section 10 hereof.

“Class B Unused Fee Rate” shall have the meaning ascribed to such term in the Side Letter.

“Class B Upfront Fee” shall have the meaning ascribed to such term in the Side Letter.

“Closing Date” shall mean September 10, 2021.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in Section 7(a) hereof.

“Collection Account” shall mean the segregated account established and maintained, or caused to be established and maintained, by Paying Agent for the benefit of Administrative Agent, and entitled “92424600, Collection Account—Wells Fargo Bank, National Association, as Paying Agent, JPMorgan Chase Bank, N.A., as secured party” or such other account established or caused to be established by the Paying Agent (or any successor) as may be designated in writing from time to time by the Paying Agent and, if such account is not established at Wells Fargo, then at a bank mutually agreed upon, in writing, by the Administrative Agent and the Borrower. The Collection Account shall be subject to the Collection Account Control Agreement and funds on deposit therein shall remain uninvested.

“Collection Account Control Agreement” shall mean the account control agreement dated on or prior to the date hereof, among Borrowers, Administrative Agent and Paying Agent, which shall provide for Administrative Agent control over the Collection Account and shall be in form and substance acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitments” shall have the meaning ascribed to such term in the Side Letter.

“Committed Facility Amount” shall have the meaning ascribed to such term in the Side Letter.

“Concentration Account” shall mean the segregated account established by OFFERPAD SPE BORROWER A, LLC at the Concentration Account Bank, into which Income will be deposited as required by Section 4(a), and which shall be subject to the Concentration Account Control Agreement.

“Concentration Account Bank” shall mean Wells Fargo Bank, National Association, in its capacity as bank with respect to the Concentration Account.

“Concentration Account Control Agreement” shall mean the account control agreement dated on or about the date hereof, among OFFERPAD SPE BORROWER A, LLC, Administrative Agent and Concentration Account Bank, which shall provide for Administrative Agent control over the Concentration Account and shall be in form and substance acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Concentration Limit” shall have the meaning ascribed to such term in the Side Letter.

“Concentration Limit Advance Reduction” or “Concentration Limit Advance Reductions” shall have the meaning set forth in Section 2(h)(iii) hereof.

“Confidential Information” shall have the meaning set forth in Section 29(b) hereof.

“Confidential Terms” shall mean all written or computer-readable information regarding any pricing terms set forth in any Facility Document.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall mean, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls,” “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convertible Notes” shall mean any convertible promissory notes that are mandatorily convertible into equity.

“Costs” shall have the meaning set forth in Section 15(a) hereof.

“CSA” shall mean a Combined Statistical Area as determined by the U.S. Office of Management and Budget.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if Administrative Agent decides that any such convention is not administratively feasible for the Lenders, then Administrative Agent may establish another convention in its reasonable discretion.

“Deed” shall mean, with respect to an SF Property, the instrument or document required by the law of the jurisdiction in which the SF Property is located to convey fee title.

“Default” shall mean an event that, with notice or lapse of time or both, would become an Event of Default.

“Default Rate” shall have the meaning ascribed to such term in the Side Letter.

“Defaulting Lender” shall have the meaning set forth in Section 2(m) hereof.

“Diligence Agent” shall mean Radian Real Estate Management, LLC, together with its successors in such capacity or such other entity as mutually agreed between Administrative Agent and Borrower Representative.

“Diligence Agent Agreement” shall mean the Services Agreement and Work Order, dated as of September 10, 2021, by and between the Diligence Agent and Borrower Representative.

“Diligence Agent Deficiency Notice” shall mean with respect to any Advance Request or Property Documents, a report setting forth any Diligence Deficiency identified therein by the Diligence Agent.

“Diligence Deficiency” shall mean with respect to any Advance Request or Property Documents, (i) the failure of one or more documents required to be contained therein to be fully executed or to match in all material respects the information on the related Asset Schedule, (ii) one or more documents contained therein are mutilated, damaged, torn or otherwise physically altered or unreadable, (iii) the absence from a Property Documents of any document required to be contained therein, (iv) the applicable SF Property is not an Eligible SF Property, (v) the requirements for the related Evaluation have not been satisfied, or (vi) any other material deficiency exists with respect to the applicable SF Property, Advance Request or Property Documents.

“Disclosing Party” shall have the meaning set forth in Section 29(a) hereof.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Early Amortization Event” shall have the meaning ascribed to such term in the Side Letter.

“Early Amortization Event Repayment Period” shall have the meaning ascribed to such term in the Side Letter.

“Early Amortization Trigger” shall have the meaning ascribed to such term in the Side Letter.

“Eligible Borrower” shall mean any Delaware limited liability company that is a Special Purpose Entity whose Capital Stock is one hundred percent (100%) owned by Pledgor, all of which Capital Stock has been validly pledged and delivered to Administrative Agent in compliance with the Pledge Agreement.

“Eligible SF Property” shall have the meaning ascribed to such term in the Side Letter.

“Environmental Law” shall mean any applicable federal, state, regional or local law, statute, rule, code, regulation, ordinance, permit, license or legally binding judicial or administrative decision, requirement or order relating to the manufacture, transport, use, handling, labeling, treatment, storage, recycling, disposal, release or threatened release, or remediation or removal of, or exposure to or injury caused by, Hazardous Materials or the protection of human health or safety (to the extent related to exposure to Hazardous Materials), or the environment (including air, surface or subsurface land and waters and natural resources), in each case as amended from time to time), including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent applicable to exposure to Hazardous Materials); and any applicable state and local or foreign analogues, counterparts or equivalents.

“Environmental Liens” shall have the meaning set forth in Section 12(ee) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with any Borrower is treated, as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer described in Section 414(m) or (o) of the Code.

“Eurodollar Loan” shall mean an Advance bearing interest at a rate determined by reference to the LIBO Rate.

“Eurodollar Reserve Percentage” shall mean, for any day during any Pricing Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States of America for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). One-Month LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Evaluation” shall mean an opinion of a licensed real estate agent or broker, prepared in accordance with the requirements of Title XI of FIRREA, as to the fair market value of an SF Property given by the Valuation Agent, in each case in form reasonably acceptable to Administrative Agent, and performed in conformity with customary and usual business practices, which generally includes three (3) comparable sales and three (3) comparable listings and includes only an exterior inspection of such SF Property.

“Event of Default” shall have the meaning set forth in Section 13 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, or (ii) the withdrawal of any Borrower or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by any Borrower or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or any ERISA Affiliate thereof to terminate any Plan other than a standard termination under Section 4041(b) of ERISA, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by any Borrower or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for any Borrower or any ERISA Affiliate thereof to incur material liability under Title IV of ERISA (other than PBGC premiums) or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Excluded Taxes” shall have the meaning set forth in Section 6(a) hereof.

“Exculpated Party” shall mean any direct or indirect principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of any Borrower or any legal representatives, successors or assigns of any of the foregoing.

“Extended Stay Agreement” shall mean an agreement executed by the Borrower in conjunction with the purchase of an SF Property which allows for a former homeowner to extend their stay in such SF Property for a limited period of time following the Borrower’s acquisition of such SF Property, not to exceed 90 days.

“Facility Documents” shall mean this Agreement, each Advance Request, each Asset Management Agreement, each Assignment and Subordination Agreement, the Guaranty, the Limited Guaranty, the Pledge Agreement, the Mortgage Documents, each Joinder Agreement, the Powers of Attorney, the Collection Account Control Agreement, the Concentration Account Control Agreement, the Operating Account Control Agreement, each Purchase Agreement, each SPE Agreement, each Subcontractor Agreement, each Diligence Agent Agreement, any collateral assignments now or hereafter delivered by any Borrower or Borrower Representative, on behalf of any Borrower, to Administrative Agent for the benefit of Lenders, including financing statements and Fixture Filings filed or recorded in connection therewith, and any and all other documents and agreements executed and delivered by a Borrower Party or Guarantor in connection with this Agreement or any Advances hereunder.

“Facility Interest” shall mean the Class A Facility Interest and the Class B Facility Interest, as applicable

“Facility Termination Date” shall mean the earlier of (i) the Maturity Date, and (ii) any Accelerated Repayment Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Financed SF Property” shall mean the individual or collective reference to the SF Properties with respect to which any Outstanding Advance Amount exists.

“Financial Covenants” shall have the meaning ascribed to such term in the Side Letter.

“Financial Statements” shall mean the consolidated financial statements of Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by nationally recognized independent certified public accountants reasonably approved by Administrative Agent.

“FIRREA” shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

“Fixture Filing” shall mean, with respect to any jurisdiction in which any Financed SF Property is located in which a separate, stand-alone fixture filing is required or generally recorded or filed pursuant to the local law or custom (as reasonably determined by Administrative Agent), a Uniform Commercial Code financing statement (or other form of financing statement required in the jurisdiction in which the applicable Financed SF Property or Financed SF Properties are located) recorded or filed in the real estate records in which the applicable Financed SF Property or Properties, as applicable, are located. Where permitted in applicable jurisdictions (as reasonably determined by Administrative Agent), such Fixture Filing may cover multiple SF Properties; provided, that separate Fixture Filings shall be required unless “all assets” filings are permitted under applicable local law to cover multiple properties without the requirement of separate legal descriptions for each property. The Fixture Filing may be included as part of the Mortgage for such Financed SF Property or Properties, as applicable.

“Flood Laws” shall mean the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitutions, any regulations published under such flood laws, and all other legal requirements relating to flood insurance.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“Freddie Mac House Price Index” shall mean, with respect to any geographic area, on any date of determination, the non-seasonally adjusted median home value reported for such geographic area (or its closest equivalent) by the “Freddie Mac House Price Index” published by Freddie Mac or any Affiliate thereof, or any successor or replacement index as is mutually agreed in writing by Borrower Representative and Administrative Agent.

“Funding Date” shall mean the date on which an Advance is made by Lenders to a Borrower in accordance with this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 29(b) hereof.

“Governing Documents” shall mean, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents, including with respect to Borrowers, its respective SPE Agreement.

“Governmental Authority” shall mean any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra national body such as the European Union or the European Central Bank.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Offerpad Holdings LLC, a Delaware limited liability company.

“Guaranty” shall mean that certain Guaranty, dated as of September 10, 2021, made by Pledgor in favor of Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean (a) lead, petroleum or petroleum products, asbestos, asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls (PCBs), (b) any chemical, material, waste, or substance defined, listed, classified or designated under any Environmental Law or by any Governmental Authority pursuant to any Environmental Law as explosive, corrosive, flammable, toxic, hazardous, acutely hazardous, a contaminant, a pollutant, or other words of similar meaning or regulatory effect or otherwise a danger or threat to health or the environment under any Environmental Law, all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended (c) any chemical, materials, waste or substance, whether solid, liquid, gaseous, semisolid or any combination thereof, which is in any way regulated as such by any Governmental Authority under any Environmental Law and (d) any substance (including, without limitation, mold, mildew, fungi, fungal spores and metabolites such as mycotoxins and microbial volatile organic compounds) the presence of which requires investigation or remediation under any applicable Environmental Law or creates or threatens to create a nuisance or trespass on adjoining property, but excluding anything contained or used in products used in de minimis quantities, which products are customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations, provided the same continue to be in compliance with Environmental Laws in all material respects and do not result in contamination of the Property in violation of Environmental Laws in any material respect.

“Improvements” shall mean all buildings, structures, improvements, parking areas, landscaping, fixtures and articles of property now erected on, attached to, or used or adapted for use in the operation of any Property, including all heating, air conditioning and incinerating apparatus and equipment, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, storm sashes, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants.

“Income” shall mean, with respect to any Financed SF Property, without duplication, all income, dividends and distributions received with respect to such Financed SF Property, including any rental or lease payments (excluding, for the avoidance of doubt, any closing fee credits associated with an Extended Stay Agreement executed by the Borrower), Net Sale Proceeds from the sale, transfer, liquidation or other disposition thereof, insurance proceeds, condemnation proceeds, interest, dividends or other distributions payable thereon or any fees or payments of any kind received in connection therewith. For the avoidance of doubt, any amounts distributed in accordance with Section 4(c)(viii) herein shall no longer constitute Income after so distributed.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c)

Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner. “Indebtedness” shall exclude any Convertible Notes.

“Indemnified Agent Party” shall have the meaning set forth in Section 33(k) hereof.

“Indemnified Party” shall have the meaning set forth in Section 15(a) hereof.

“Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by Amacar Group, CT Corporation, Corporation Service Company, Global Securitization Services, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company approved by the Administrative Agent, in the exercise of its reasonable discretion, in each case that is not an Affiliate of a Borrower, Pledgor or the Guarantor and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager of a Borrower or Pledgor and is not, has never been, and will not while serving as Independent Manager be, any of the following:

(i)

a member, partner, equity holder, manager, director, officer or employee of a Borrower, Pledger or the Guarantor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of a Borrower, Pledgor, the Guarantor, or an Affiliate thereof or any of their respective single-purpose equity holders, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(ii)

a creditor, supplier or service provider (including provider of professional services) to a Borrower, Pledgor or the Guarantor, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to a Borrower, Pledgor, or the Guarantor, any single purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(iii)	a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)	a Person that controls (whether director, indirectly or otherwise) any of the individuals described in the preceding clauses (i), (ii) or (iii).

An individual who otherwise satisfies the preceding definition other than clause (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with a Borrower, Pledgor or the Guarantor shall not be disqualified from serving as an Independent Director or Independent Manager of a Borrower of a Pledgor if the fees that such individual earns from serving in such role in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible SF Property” shall mean, as of any date of determination, any Financed SF Property that is not an Eligible SF Property.

“Insolvency Action” shall mean, with respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (vii), or clause (ix) as it relates to clause (vii), of the definition thereof.

“Insolvency Event” shall mean, with respect to any Person:

(i) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering of the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days; or

(ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect; or

(iii) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law; or

(iv) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property; or

(v) the making by such Person of any general assignment for the benefit of creditors; or

(vi) the admission by such Person that it is not Solvent or not willing to pay its debts generally as they become due; or

(vii) the failure by such Person generally to pay its debts as they become due, unless such debts are the subject of a bona fide dispute as to liability or amount; or

(viii)	the adoption of a plan relating to the liquidation or dissolution of any Borrower, Pledgor or Guarantor; or

(ix)	the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Law” shall mean the United States Bankruptcy Code of 1978, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, winding up or composition, adjustment of debts marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insurance Requirements” shall mean those requirements set forth in Schedule 4.

“Interest Reserve Amount” shall mean the Class A Interest Reserve Amount and the Class B Interest Reserve Amount, as applicable.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Interest Rate” shall mean with respect to any Class A Advance, the Class A Interest Rate, and with respect to any Class B Advance, the Class B Interest Rate.

“Joinder Agreement” shall mean a joinder agreement in substantially the form of Exhibit F hereto entered into by Borrowers, Lenders, Administrative Agent, Calculation Agent, Paying Agent and one or more Special Purpose Entities acceptable to Administrative Agent in its sole discretion pursuant to which such Special Purpose Entities are joined as Additional Borrowers hereunder and under the other Facility Documents.

“Lender” or “Lenders” shall mean the entity or entities set forth on Schedule 1 to the Side Letter, in each case together with its respective successors and permitted assigns.

“LIBO Rate” shall mean with respect to any Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person which takes over the administration of such rate) for U.S. Dollars for a period equal in length to one (1) month as appearing on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion and identified in writing to the Calculation Agent; in each case, the “Screen Rate”) at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of such interest period divided by (ii) one (1) minus the Reserve Requirement; provided, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If the Screen Rate shall not be available for the relevant interest period, such loan shall bear interest at the Base Rate.

“LIBOR Cessation Event” shall mean the occurrence of one or more of the following events with respect to the LIBO Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate for all available interest periods, permanently or indefinitely, with no successor administrator having been appointed to provide such LIBO Rate at such time; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the Board of Governors of the Federal Reserve System, the NYFRB, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, in each case which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate for all available interest periods permanently or indefinitely, with no successor administrator having been appointed to provide such LIBO Rate at such time; and/or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate for all available interest periods is no longer representative.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Limited Guaranty” shall mean that certain Limited Guaranty, dated as of September 10, 2021, made by Guarantor in favor of Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Account” shall mean the segregated non-interest bearing trust sub-account of the Collection Account established and maintained, or caused to be established and maintained, by the Paying Agent for the benefit of the Administrative Agent and entitled “92424600, Loan Account—Wells Fargo Bank, National Association, as Paying Agent, fbo Administrative Agent, as secured party” or such other account established or caused to be established by the Paying Agent (or any successor) as may be designated in writing from time to time by the Paying Agent and, if such account is not established at Wells Fargo, then at a bank mutually agreed upon, in writing, by the Administrative Agent and the Borrower.. Funds on deposit in the Loan Account shall remain uninvested.

“Mandatory Repayment” shall have the meaning set forth in Section 2(h)(i) hereof.

“Margin Stock” shall have the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market” shall mean any CSA or MSA and the area within twenty-five (25) miles of such CSA or MSA, as applicable.

“Market Initial Valuation” shall have the meaning set forth in the definition of “Market Valuation Change”.

“Market Step-Down Event” shall have the meaning ascribed to such term in the Side Letter.

“Market Valuation Change” shall have the meaning ascribed to such term in the Side Letter.

“Material Adverse Effect” shall mean a material adverse effect on or a material adverse change in or to (a) the Property, business, assets, operations or financial condition of the Borrower Parties, taken as a whole, or Guarantor, (b) the ability of any Borrower Party to perform its obligations under any of the Facility Documents to which it is a party as and when due, (c) the legality, validity, binding effect or enforceability of any of the Facility Documents against any party thereto, (d) the perfection or priority of any lien granted under any Facility Document (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)), or (e) the rights and remedies of Administrative Agent, Lenders or any of their respective Affiliates under any of the Facility Documents.

“Maturity Date” shall mean March 10, 2024, including any extension made in accordance with Section 2 hereof.

“Maximum Facility Amount” shall mean the amount set forth on Schedule 1 to the Side Letter.

“Mortgage” shall mean a Mortgage or Deed of Trust or Deed to Secure Debt, as applicable, for each Financed SF Property, prepared by the related Borrower and executed and delivered by the related Borrower in recordable form acceptable to Administrative Agent in its reasonable discretion to the extent required pursuant to Section 2(l), with respect to the Improvements and the Financed SF Property, as Collateral for the Advance, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time with the prior written consent of Administrative Agent.

“Mortgage Documents” shall mean the Mortgages and the Fixture Filings.

“Mortgage Event” shall mean, the occurrence of an Event of Default described in Section 12 (p) provided, however, any such “Mortgage Event” may be waived in writing (which written waiver may be via email) by Administrative Agent in its sole and absolute discretion.

“Mortgage Period” shall mean, with respect to any Financed SF Property, any period during which a Mortgage Event has occurred and is continuing.

“MSA” shall mean a Metropolitan Statistical Area as determined by the U.S. Office of Management and Budget.

“MSA Test Market” shall have the meaning ascribed to such term in the Side Letter.

“Multiemployer Plan” shall mean, with respect to any Borrower, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by such Borrower or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Sale Proceeds” shall mean, in connection with the sale or other disposition of a Financed SF Property, the gross amount of the related Sale Proceeds, less any customary and industry standard closing expenses (including, but not limited to, the fees or commissions to a broker or real estate agent, fees to the related municipality to transfer title of the Financed SF Property and transfer taxes), in each case, incurred and paid to any Person in connection with such sale or disposition.

“Non-Excluded Taxes” shall have the meaning set forth in Section 6(a) hereof.

“Non-Exempt Lender” shall have the meaning set forth in Section 6(e) hereof.

“Note” shall mean any Class A Note or Class B Note, as applicable.

“Notice Date” shall have the meaning set forth in Section 2(e)(i) hereof.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“One-Month LIBOR” shall mean, with respect to each Pricing Period, a rate per annum equal to the greater of (a) 0.00% and (b) an amount determined by Calculation Agent pursuant to the following formula:

LIBO Rate
1.00 – Eurodollar Reserve Percentage

“Operating Account” shall mean the segregated account established by OFFERPAD SPE BORROWER A, LLC at the Account Bank, and which shall be subject to an Operating Account Control Agreement.

“Operating Account Control Agreement” shall mean the deposit account control agreement, dated on or about the date hereof, among OFFERPAD SPE BORROWER A, LLC, Administrative Agent and Account Bank, which shall provide for Administrative Agent control over the Operating Account and shall be in form and substance acceptable to Administrative Agent, as the same may be amended, restated, modified and supplemented and in effect from time to time.

“Optional Repayment” shall have the meaning set forth in Section 2(g)(i) hereof.

“Optional Repayment Date” shall have the meaning set forth in Section 2(g)(i) hereof.

“Original Appraised Value” shall mean the stated U.S. dollar value contained in the Appraisal delivered prior to the Funding Date regarding the fair market value of a Property, which value shall be the “as is” value set forth in such Appraisal; provided, however, that the Original Appraised Value for any Financed SF Property shall be deemed to be zero with respect to any Financed SF Property that is an Ineligible SF Property.

“Original Evaluation Value” shall have the meaning ascribed to such term in the Side Letter.

“Original Property Value” shall have the meaning ascribed to such term in the Side Letter.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Property Taxes, and any other charges now or hereafter assessed or imposed against an SF Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Advance or Facility Document).

“Other Taxes” shall have the meaning set forth in Section 6(b) hereof.

“Outstanding Advance Amount” shall mean, on any date of determination and any SF Property with respect to which any Advance has been made hereunder, (i) with respect to the Class A Advances, the aggregate outstanding principal balance of all outstanding Class A Advances as of such date, and (ii) with respect to the Class B Advances, the aggregate outstanding principal balance of all outstanding Class B Advances as of such date; provided, that the “Outstanding Advance Amount” with respect to any SF Property subject to an Optional Repayment in accordance with Section 2(g)(ii), shall be zero after receipt by Administrative Agent of the full Repayment Amount therefor and the application of such Repayment Amount by Paying Agent pursuant to Section 2(g)(ii), and Paying Agent shall use commercially reasonable efforts to complete such application within two (2) Business Days of remittance of such Repayment Amount to the Collection Account pursuant to Section 2(g)(ii).

“Overnight Bank Funding Rate” shall mean, for any date of determination, the rate comprised of both overnight federal funds and overnight Eurodollar Loan borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“PA Parties” shall have the meaning set forth in Section 17(a)(v) hereof.

“Parents” shall mean Guarantor and Pledgor.

“Participant Register” shall have the meaning set forth in Section 18(b) hereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), as amended, including all rules, regulations, orders and writs thereunder.

“Paying Agent” shall mean initially Wells Fargo Bank, National Association and its successors or any replacement designated pursuant to Section 17(a). Wells Fargo Bank, National Association will perform its duties as Paying Agent hereunder through its Corporate Trust Services division.

“Paying Agent Fee” shall have the meaning ascribed to such term in the Side Letter.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Periodic Remittance Report” shall have the meaning set forth in Section 4(b) hereof.

“Permitted Lien” shall mean, for any SF Property: (a) applicable zoning, building and land use laws, ordinances, rules and regulations, (b) materialmen’s, mechanic’s, carriers’, workmen’s, repairmen’s and similar Liens, in each case, arising in the ordinary course of business securing obligations that are not yet delinquent, (c) the lien of taxes, assessments and home owners’ association dues and fees not yet due and payable or being diligently contested in good faith by appropriate proceedings, (d) all non-monetary liens, encumbrances, easements and other matters of record, (e) any matters set forth in any of the owner’s title insurance policy for such Property, (f) Liens arising under any solar leases or power purchase agreements with respect to solar panels secured solely by such solar panels or equipment, and (g) Liens granted pursuant to or by the Facility Documents.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Borrowers.

“Plan” shall mean, with respect to any Borrower, any employee pension benefit plan as defined in Section 3(2) of ERISA that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by such Borrower or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledge Agreement” shall mean the Pledge and Security Agreement dated as of the Closing Date by Pledgor in favor of Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Pledgor” shall mean OFFERPAD SPE BORROWER A HOLDINGS, LLC, a Delaware limited liability company and its successors in interest and assigns.

“Post-Renovation Advance Amount” shall have the meaning ascribed to such term in the Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit E delivered by each Borrower.

“Pricing Period” shall mean (i) initially, the period commencing on the Closing Date up to and including the last day of the calendar month in which the Closing Date occurs, and (ii) thereafter, the period commencing on the first (1st) day of each calendar month up to and including the last day of such calendar month; provided, however, that in no event shall any Pricing Period end subsequent to the Repayment Date.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share” shall mean on any date of determination, (i) for any Class A Lender, the percentage equivalent of a fraction (a) prior to the termination of the Revolving Period, the numerator of which is equal to such Lender’s Class A Commitment on such date of determination and the denominator of which is equal to the Class A Committed Facility Amount and (b) on and after the termination of the Revolving Period, the numerator of which is the portion of the Advances Outstanding on such date that have been funded by such Lender and the denominator of which is equal to the Advances Outstanding on such date with respect to the Class A Lenders collectively and (ii) for any Class B Lender, the percentage equivalent of a fraction (a) prior to the termination of the Revolving Period, the numerator of which is equal to such Lender’s Class B Commitment on such date of determination and the denominator of which is equal to the Class B Committed Facility Amount and (b) on and after the termination of the Revolving Period, the numerator of which is the portion of the Advances Outstanding on such date that have been funded by such Lender and the denominator of which is equal to the Advances Outstanding on such date with respect to the Class B Lenders collectively.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Property Assessment Report” shall mean a multi-point home condition assessment report prepared with respect to the applicable SF Property by Asset Manager in its standard format, as updated from time to time.

“Property Documents” shall mean, with respect to any SF Property, the documents set forth on Schedule 3.

“Property Taxes” shall mean all real estate and personal property taxes assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any SF Property.

“Property Valuation Report” shall have the meaning ascribed to such term in the Side Letter.

“Property Value” shall mean the Original Property Value or, if applicable, the Updated Property Value.

“Purchase Agreement” shall mean the purchase agreement or other similar document between a Borrower and a Transferor pursuant to which such Borrower acquires an SF Property from such Transferor.

“Purchase Deadline” shall have the meaning set forth in Section 14(b)(v) hereof.

“Purchase Option” shall have the meaning set forth in Section 14(b)(v) hereof.

“Purchase Option Notice” shall have the meaning set forth in Section 14(b)(v) hereof.

“Recipient” shall have the meaning set forth in Section 29(a) hereof.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the related Borrower or any other Person or entity with respect to an SF Property. Records shall include the Property Documents, the credit files related to the SF Property and any other instruments necessary to document or manage an SF Property.

“Register” shall have the meaning set forth in Section 19 hereof.

“Regulations T, U or X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulatory Change” shall mean any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including Lenders of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“Released Property” shall have the meaning set forth in Section 2(i) hereof.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the NYFRB, or any successor thereto.

“Remittance Date” shall mean with respect to each Pricing Period each of (i) the twentieth (20th) day of each calendar month or such other day as is mutually agreed to in writing by Borrower Representative, the Calculation Agent and Administrative Agent and (ii) the Repayment Date.

“Repayment Amount” shall mean, with respect to any SF Property and the related Advance, as of any date of determination, an amount equal to (A) the applicable Outstanding Advance Amount plus (B) any accrued and unpaid Facility Interest on the applicable Outstanding Advance Amount to and including such date of determination plus (C) an amount equal to all other accrued and unpaid Secured Obligations applicable to such SF Property and the related Advance Amount then due and payable.

“Repayment Date” shall mean, with respect to any Advance, the earliest of (i) the Maturity Date, (ii) the date requested or determined pursuant to Section 2(g) or Section 2(h) hereof, (iii) the Accelerated Repayment Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. § 4043.

“Representatives” shall have the meaning set forth in Section 29(a) hereof.

“Required Lenders” shall mean, on any day, the Required Class A Lenders until the Class A Commitments have been terminated or expired and the Secured Obligations owing to the Class A Lenders have been paid in full in cash or immediately available funds, and, thereafter, the Required Class B Lenders.

“Required Class A Lenders” shall mean on any day, Class A Lenders with Pro Rata Shares exceeding fifty percent (50%) in the aggregate.

“Required Class B Lenders” shall mean on any day, Class B Lenders with Pro Rata Shares exceeding fifty percent (50%) in the aggregate.

“Requirement of Law” shall mean (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, whether now or hereafter enacted and in force (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency and (iii) all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the Borrowers, at any time in force affecting any Borrower, any SF Property or any part thereof (or, if applicable, affecting any other Borrower Party), including, without limitation, any which may (a) require repairs, modifications or alterations in or to an SF Property or any part thereof, or (b) in any way limit the use and enjoyment of an SF Property; provided that for purposes of this definition, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities in connection with Basel II or Basel III, shall in each case be deemed to be a “Requirement of Law”, regardless of the date enacted, adopted, issued or implemented.

“Reserve Requirement” shall mean, for any Advance, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the term of such loan under Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time (“Regulation D”) by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

“Responsible Officer” shall mean, (a) as to any Person (other than Calculation Agent or Paying Agent), the chief executive officer the chief financial officer, the chief operating officer, the general counsel or other senior executives of such Person, (b) as to any Borrower Party, in addition to the foregoing, any manager or director or managing member, (c) as to the Independent Manager appointed for a Borrower, any officer with direct responsibility for administering such Borrower, and (d) as to the Calculation Agent and Paying Agent, any officer of the Calculation Agent or the Paying Agent, as applicable, with direct responsibility for the administration of this Agreement, and with respect to a particular matter, any other officer having authority to act on behalf of the Calculation Agent or the Paying Agent, as applicable, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Period” shall mean the period commencing on the Closing Date and ending on the date that is the earliest of (i) twenty-four (24) months following the Closing Date, including any extension made in accordance with Section 2 hereof, (ii) the date on which any Event of Default occurs, or (iii) the date on which any Early Amortization Event occurs.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and includes any successor to its rating business.

“Sale Proceeds” shall mean the aggregate proceeds of any sale, transfer or other disposition of a Financed SF Property.

“Sanction” or “Sanctions” shall mean, individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over Borrower or any of its Affiliates.

“Sanctioned Target” shall mean any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Section 6 Certificate” shall have the meaning set forth in Section 6(e)(ii) hereof.

“Secured Obligations” shall mean (a) all amounts owed by Borrowers to Lenders or Administrative Agent in connection with any or all Advances hereunder, under the Mortgage Documents and the Facility Documents, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and (b) all other fees or expenses which are payable hereunder, under the Mortgage Documents and the Facility Documents, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“Servicing Agents” shall mean, collectively, Paying Agent, Calculation Agent, Diligence Agent, Valuation Agent, and “Servicing Agent” shall mean any one of them.

“SF Property” shall mean a Single Family Property that is wholly owned by or acquired by a Borrower and the fee title to which is held by such Borrower, together with all Improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“Side Letter” shall mean that Side Letter dated as of the date hereof between Administrative Agent, the Lenders, the Borrower Representative, the Calculation Agent and the Paying Agent.

“Single Family Property” shall mean a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual townhome, or an individual unit in a planned unit development or a de minimis planned unit development located in the District of Columbia or in a state of the United States of America; and such property is not a cooperative, a condotel, manufactured housing, mixed use property or a mobile home.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on its website on the immediately succeeding Business Day.

“Solvent” shall mean, with respect to any Person as of the date of determination, both (i) (a) the sum of such Person’s Indebtedness (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as then contemplated and (c) such Person has not incurred Indebtedness beyond its ability to pay such Indebtedness as they become due (whether at maturity or otherwise) and (ii) such Person is “solvent” within the meaning given that term and similar terms under any Requirement of Law relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

“SPE Agreement” shall mean with respect to a Borrower Party, its related operating agreement or equivalent constitutive agreement and all amendments, supplements and modifications thereto.

“Special Purpose Entity” shall mean a limited partnership or limited liability company (i) whose sole purpose, as reflected in its SPE Agreement, is to acquire, hold, finance, improve, renovate, repair, maintain, mortgage, rent, lease and dispose, directly or indirectly, SF Properties, (ii) that does not engage in any business unrelated to the purpose stated in clause (i) above and activities business incidental thereto, (iii) does not have any assets other than SF Properties and as otherwise reasonably necessary or appropriate to conduct its business purpose (as reflected in clause (i) above) to the extent not prohibited by this Agreement or the other Facility Documents, (iv) has its own books and records separate and apart from the books and records of any other Person, (v) is subject to all of the limitations on the powers set forth in its SPE Agreement as in effect on the date such Person becomes a party hereunder, (vi) holds itself out as a Person separate and apart from any other Person, and (vii) is in compliance with all of the covenants set forth in Section 12(t) hereof.

“Specified Market” shall have the meaning ascribed to such term in the Side Letter.

“Subcontractor” shall mean a property management company subcontracted by Asset Manager in compliance with the applicable Asset Management Agreement to perform services with respect to one or more SF Properties.

“Subcontractor Agreement” shall mean each agreement entered into between Asset Manager and a Subcontractor.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Supernova SPAC Transaction” shall mean, with respect to Guarantor, Borrower and any of their affiliates that certain merger, or series of mergers, between Supernova Inc. and Offerpad, Inc., a Delaware corporation, that results in the Guarantor becoming a public company.

“Taxes” shall have the meaning set forth in Section 6(a) hereof.

“Term SOFR” shall mean, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body, as displayed on a screen or other information service that publishes such rate from time to time as selected by and as of the time determined by Administrative Agent in its reasonable discretion.

“Term SOFR Transition Conditions” shall mean the occurrence of all of the following events (as determined by Administrative Agent in its sole discretion): (i) a LIBOR Cessation Event has occurred, (ii) Term SOFR has been recommended for use by the Relevant Governmental Body, and (iii) the administration of Term SOFR is administratively feasible for Lenders and Calculation Agent.

“Transferor” shall mean the seller of an SF Property under a Purchase Agreement, which may be an Affiliate of the applicable acquiring Borrower.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unused Fee” shall mean the Class A Unused Fee and the Class B Unused Fee.

“Updated Property Valuation Report” shall mean the Appraisal or Evaluation, as applicable, if any, obtained within thirty (30) days prior to the Updated Property Valuation Report Delivery Date and delivered to Administrative Agent by the Valuation Agent on or prior to the Updated Property Valuation Report Delivery Date.

“Updated Property Valuation Report Delivery Date” shall mean, with respect to any Eligible SF Property and the Acquisition Date related to any Advance made with respect to such Eligible SF Property, the close of business on the one hundred eightieth (180th) day following such Acquisition Date.

“Updated Property Value” shall mean the stated U.S. dollar value contained in the Updated Property Valuation Report regarding the fair market value of a Property, which value shall be the “as is” value set forth in such Updated Property Valuation Report; provided, however, that the Updated Property Value for any Financed SF Property shall be deemed to be zero with respect to any Financed SF Property that is an Ineligible SF Property.

“Upfront Fees” shall mean the Class A Upfront Fee and the Class B Upfront Fee.

“Valuation Agent” shall mean Pro-Teck Services, Ltd., or such other licensed real estate agent or broker, in each case, which is not an Affiliate of Administrative Agent or Guarantor and which is mutually acceptable to Administrative Agent and Borrowers.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, and any successor or assign.

Section 2. Facility.

(a) Advances. Subject to the terms and conditions set forth herein, each Lender agrees that it shall make Advances with respect to Eligible SF Properties to Borrowers from time to time during the Revolving Period. The Class A Lenders shall fund Class A Advances in an amount, for each Class A Lender, equal to the Class A Lender Commitment Percentage of the amount requested with respect to any Class A Advance by Borrower Representative pursuant to Section 2(e) and the Class B Lenders shall fund Class B Advances in an amount, for each Class B Lender, equal to the Class B Lender Commitment Percentage of the amount requested with respect to any Class B Advance by Borrower Representative pursuant to Section 2(e); provided that no Lender shall make any such Advance or portion thereof if after giving effect to such Advance the Aggregate Advance Amount funded by such Lender for all Financed SF Properties securing outstanding Advances under this Agreement will exceed the Commitment of such Lender; further provided that no Lender shall make any such Advance or portion thereof following the renovation of such Financed SF Property if such Advance will exceed the Post-Renovation Advance Amount. Subject to the terms and conditions herein, Advances re-paid hereunder may be reborrowed as new Advances.

(b) [Reserved].

(c) Conditions Precedent to Initial Advance. Each Lender’s agreement to make the initial Advance hereunder is subject to the satisfaction of the conditions precedent set forth below and to the condition precedent that Administrative Agent shall have received from Borrowers any fees and expenses payable hereunder, and all of the following documents:

(i) Facility Documents. Each Borrower Party, Borrower Representative and Guarantor shall have duly executed and delivered, or caused to be duly executed and delivered to Administrative Agent for its benefit and the benefit of each Lender each Facility Document to which it is a party. Each party (other than each Lender, Administrative Agent, each Borrower Party, Borrower Representative and Guarantor) shall have duly executed and delivered, or caused to be duly executed and delivered to Administrative Agent for its benefit and the benefit of each Lender, each Facility Document to which each is a party. Each of the Facility Documents so executed and delivered are to be in form and substance reasonably satisfactory to each Lender and Administrative Agent;

(ii) Operating Account, Collection Account and Concentration Account. OFFERPAD SPE BORROWER A, LLC shall have established the Operating Account with the Account Bank and the Concentration Account with the Concentration Account Bank. Borrower Representative on behalf of Borrowers shall have established the Collection Account with Paying Agent.

(iii) Opinions of Counsel. (A) General corporate and enforceability opinion or opinions of external counsel to Borrower Parties and Guarantor including an Investment Company Act opinion; (B) a security interest opinion of external counsel covering the perfection of Administrative Agent’s interest in the Collateral (excluding the form of Mortgages that would be recorded following a Mortgage Event) and the Pledged Collateral, and (C) a non-consolidation opinion of external counsel with respect to Guarantor on the one hand and Borrowers and Pledgor on the other, each in form and substance satisfactory to each Lender and Administrative Agent;

(iv) Borrower Party and Guarantor Organizational Documents. For each Borrower Party in existence as of the date hereof and Guarantor, (A) a certificate of existence delivered to Administrative Agent on or prior to the Closing Date and (B) certified copies of the applicable Governing Documents and of all corporate or other authority with respect to the execution, delivery and performance of the Facility Documents, each in form and substance satisfactory to each Lender and Administrative Agent;

(v) Good Standing Certificates. For each Borrower Party in existence as of the date hereof and the Guarantor, a certified copy of a good standing certificate from the relevant jurisdiction of organization, dated as of no earlier than the date that is thirty (30) Business Days prior to the Closing Date with respect to the initial Advance hereunder;

(vi) Incumbency Certificates. For each Borrower Party and the Guarantor, an incumbency certificate of the applicable secretary, certifying the names, true signatures and titles of the representatives duly authorized to request Advances hereunder and to execute the Facility Documents;

(vii) Security Interest. Evidence that all other actions necessary to perfect and protect the grant, pledge and assignment by (A) each Borrower to Administrative Agent or Lenders or their respective designees, subject to the terms of this Agreement, of all of such Borrower’s right, title and interest in and to the Financed SF Properties together with all right, title and interest in and to the proceeds of any related Collateral have been taken (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)), and (B) Pledgor to Administrative Agent or its designee, subject to the terms of the Pledge Agreement, of all of Pledgor’s right, title and interest in and to each Borrower together with all right, title and interest in and to the proceeds of any related Pledged Collateral. Borrowers and Pledgor shall take all steps as may be necessary in performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;

(viii) Capital Stock of Borrower. The original limited liability company certificates evidencing 100% of the Capital Stock of each Borrower together with appropriate transfer and assignment documents in blank duly executed or endorsed by Pledgor and delivered to Administrative Agent;

(ix) Appointment of Independent Manager. Evidence that an Independent Manager has been appointed in accordance with each applicable SPE Agreement;

(x) Representations and Warranties. The representations and warranties made by each Borrower in Section 11 hereof, representations and warranties of Guarantor under the Limited Guaranty, representations of the Asset Manager under each Asset Management Agreement, and representations and warranties of Pledgor under the Pledge Agreement, shall be true, correct and complete in all material respects on and as of the related Funding Date for such Advance with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(xi) Completion of Proceedings. All limited liability company proceedings taken or to be taken, or any unanimous written consent in lieu thereof, in connection with the transactions contemplated hereby previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request;

(xii) Certificates of Insurance. Borrowers shall have delivered to Administrative Agent copies of all certificates of insurance necessary to satisfy the Insurance Requirements, and on or before November 10, 2021, insurance endorsements necessary to satisfy the Insurance Requirements;

(xiii) Search Results. Administrative Agent shall have received results of a search of the UCC (or equivalent) filings made and bankruptcy, tax, judgment, and litigation lien searches with respect to each Borrower, Pledgor, and Guarantor in such jurisdictions as Administrative Agent may request (including copies of the financing statements (or similar documents) disclosed by such search) and evidence reasonably satisfactory to Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released;

(xiv) Notes. If so requested by any Class A Lender or Class B Lender on the Closing Date or at any time after the Closing Date by written notice to the Borrower Representative (with a copy to the Administrative Agent), the Borrowers shall promptly execute and deliver to such Class A Lender or Class B Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Class A Lender or such Class B Lender), a Class A Note or Class B Note, as applicable, in such Lender’s Pro Rata Share of the Class A Commitment or the Class B Commitment, as applicable; and

(xv) Other Documents. Such other documents as Administrative Agent may commercially reasonably request in order to effect the purposes of this Agreement (other than any opinions related to Mortgages prepared during a Mortgage Period), in form and substance commercially reasonably acceptable to Administrative Agent.

(d) Conditions Precedent to each Advance. The making of each Advance (including the initial Advance) is subject to the satisfaction, or waiver (any such waiver to be in the sole discretion of Administrative Agent) of the following further conditions precedent, both immediately prior to entering into such Advance and also after giving effect thereto to the intended use thereof:

(i) No Default. No Early Amortization Event, Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(ii) Committed Facility Amount. After giving effect to the requested Advance, the Class A Advances Outstanding shall not exceed the Class A Committed Facility Amount and the Class B Advances Outstanding shall not exceed the Class B Committed Facility Amount;

(iii) Eligible SF Property. Each SF Property proposed to be financed is an Eligible SF Property;

(iv) Advance Request. Borrower Representative shall have delivered to Administrative Agent, Calculation Agent and Diligence Agent (a) an Advance Request with respect to such Advance and (b) an Asset Schedule with respect to such Advance, in each case in accordance with the procedures set forth in Section 2(e);

(v) Fees and Expenses. Administrative Agent shall have received all fees and expenses, including all fees and expenses of counsel to Administrative Agent and due diligence vendors as contemplated by Section 10 and Section 15(b), which amounts, at Administrative Agent’s option, following delivery of written notice by the Administrative Agent to the Borrower Representative, may be withheld from the proceeds remitted by Lenders to the related Borrower pursuant to any Advance hereunder;

(vi) Security Interest. Evidence that all other actions required pursuant to the Facility Documents to perfect and protect Administrative Agent’s interest in the Financed SF Properties and other Collateral have been taken (which shall apply to any Mortgage Document only after such Mortgage Document has been recorded in accordance with Section 2(l));

(vii) Joinder of Additional Borrower. If a Borrower is being added to this Agreement pursuant to the mutual written agreement of the Administrative Agent and the Borrower Representative, each in their sole and absolute discretion, in connection with such Advance (each, an “Additional Borrower”), (A) Administrative Agent shall have received a Joinder Agreement duly executed by such Additional Borrower, and (B) each of the conditions precedent set forth in Section 2(c) and each of the other conditions precedent set forth in the Joinder Agreement shall have been, satisfied in connection with such Additional Borrower;

(viii) Due Diligence. Administrative Agent has completed to its satisfaction such due diligence (including, Administrative Agent’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) as Administrative Agent may require;

(ix) No Material Adverse Effect. No Material Adverse Effect shall exist;

(x) Concentration Limit Breach. With respect to any SF Property proposed to be financed, the aggregate requested Class A Outstanding Advance Amount with respect to such SF Property proposed to be financed will not cause a Concentration Limit to be breached;

(xi) Post-Renovation Incremental Draw. If such requested Advance is following the renovation of any SF Property, then the Valuation Agent (at the direction of the Borrowers) shall deliver (at the applicable Borrower’s sole cost and expense) to Administrative Agent an updated Evaluation for such SF Property, each of which must be dated after the date of completion of such renovation;

(xii) Maximum Facility Amount. After giving effect to the requested Advance, the Advances Outstanding shall not exceed the Maximum Facility Amount;

(xiii) Lender Pro Rata Share. With respect to each Class, any Lender’s Pro Rata Share of the Advances Outstanding with respect to such Class will not exceed such Lender’s Commitment with respect to such Class; and

(xiv) Other Documents. Such other documents as Administrative Agent may reasonably request, in form and substance reasonably acceptable to Administrative Agent.

(e) Initiation.

(i) From time to time during the Revolving Period, Borrower Representative may, on behalf of any or all of Borrowers, request (not more than two (2) times per calendar week) that Lenders make one or more loans (individually, each an “Advance” and collectively, “Advances”) to one or more specified Borrowers by delivering to Administrative Agent and Calculation Agent an Advance Request (each date such a notice is received by Administrative Agent and Calculation Agent, a “Notice Date”) which Advance Request shall set forth the amount of the requested Class A Advance and Class B Advance, and whether such Class A Advance or Class B Advance exceeds the Class A Committed Facility Amount or the Class B Committed Facility Amount, respectively, such Class A Advance in a minimum aggregate amount of $1,000,000, and such Class B Advance in a minimum aggregate amount of $200,000, and in reasonable detail a description of all SF Properties (including each existing Financed SF Property and each related SF Property that is requested by Borrowers to become a Financed SF Property in connection with such Advance (if applicable)), including, but not limited to, the street address, Asset Purchase Price and requested Funding Date for each such SF Property;

(ii) Each Advance Request shall be delivered to Administrative Agent and Calculation Agent at least two (2) Business Days prior to the requested Funding Date, and upon timely receipt of an Advance Request, (A) Calculation Agent shall prepare and deliver to Administrative Agent, within two (2) Business Days of the related Notice Date, a report of Calculation Agent in the form agreed to separately in writing between Administrative Agent and Calculation Agent setting forth the results of any applicable calculations required in connection with such Advance Request and (B) Administrative Agent on behalf of the applicable Lender shall direct the Valuation Agent to prepare and deliver to Administrative Agent a Property Valuation Report with respect to each SF Property identified in such Advance Request;

(iii) For each SF Property identified in an Advance Request, Borrower Representative, on behalf of the related Borrower, shall make available, or cause to be made available, electronic copies (which electronic copies may be made available via a secure website) of the Property Documents with respect to such SF Property to Administrative Agent and Diligence Agent. The Diligence Agent shall, within three (3) Business Days after receipt of such Advance Request and such Property Documents, deliver to Administrative Agent, the Calculation Agent and Borrower Representative, either (A) its certification in the form attached hereto as Exhibit G or such other form as mutually agreed to by Borrower Representative and Administrative Agent, that (i) it has reviewed each Property Documents related to such Advance Request, that there is no Diligence Deficiency with respect to any such Property Documents and (ii) it has completed its due diligence review of each SF Property, including, without limitation, that it has determined that each such SF Property is an Eligible SF Property or (B) if it has found any Diligence Deficiency, a Diligence Agent Deficiency Notice;

(iv) With respect to any Advance, subject to the satisfaction or waiver by Administrative Agent on behalf of Lenders of the conditions set forth in Section 2(d), Administrative Agent, on behalf of Lenders, shall confirm (which confirmation may be via email or evidenced by the applicable Lender’s funding (if any) of the proposed Advance, which funding shall be deemed to be such Lender’s and Administrative Agent’s (A) confirmation of the terms of the proposed Advance set forth in the applicable Advance Request and (B) waiver of the representations and warranties contained in Schedule 2 to the Side Letter as set forth in an appendix attached to the applicable Advance Request) the terms of the proposed Advance prior to the requested Funding Date and such confirmation by Administrative Agent of the proposed Advance shall be deemed to be Administrative Agent’s and Lenders’ acceptance of the terms of the proposed Advance set forth in the applicable Advance Request;

(v) Lenders’ approval of the funding of an Advance shall be evidenced only by Administrative Agent’s confirmation pursuant to this Section 2(e) of such Advance. For the avoidance of doubt, Lenders shall not (A) be deemed to have approved an SF Property or Advance Request by virtue of any other agreement with respect to such SF Property or Advance Request, or (B) be obligated to make an Advance notwithstanding an Advance Request executed by Borrower Representative unless and until all applicable conditions precedent in Section 2(d) have been satisfied or waived by Administrative Agent on behalf of Lenders;

(vi) Each Advance Request, together with this Agreement, shall be conclusive evidence of the terms of the Advance covered thereby. If terms in an Advance Request are inconsistent with terms in this Agreement with respect to a particular Advance and Administrative Agent has confirmed such Advance or Lenders have made such Advance in accordance with the terms of this Agreement, the Advance Request shall control notwithstanding any such inconsistent terms in this Agreement. Whenever the Advance Amount, or any other term of an Advance is revised or adjusted in accordance with this Agreement (other than the Interest Rate and Outstanding Advance Amount or any other adjustment that shall affect all outstanding Advances), an amended and restated Advance Request reflecting such revision or adjustment and that is otherwise acceptable to the parties hereto shall be prepared by Administrative Agent and executed by Borrower Representative;

(vii) Regardless of whether Administrative Agent has conducted any partial or complete examination or any other due diligence review of any SF Property, neither the rights of Lenders shall be affected under the Facility Documents nor shall any representations or warranties or other rights or remedies thereunder or otherwise be affected;

(viii) The Administrative Agent shall remit to the Paying Agent written instruction as to the amounts described in subsection (i) through (vi) below of this subsection (viii), (which instruction may be in electronic form), so it is received by the Paying Agent no later than 4:00 p.m. (New York City time) one (1) Business Day prior to such Funding Date. On the date specified in the Advance Request (provided the Advance Request is delivered pursuant to Section 2(e) hereof), subject to satisfaction of the applicable conditions precedent specified in Section 2(d), each Class A Lender and Class B Lender shall remit its Pro Rata Share of the Class A Advance and Class B Advance, respectively, requested by the Borrowers to the Loan Account by 1:00 p.m. (New York City time) by wire transfer of same day funds. Funds received by the Paying Agent from any Lender after 1:00 p.m. (New York City time) on any Business Day may, at the discretion of the Paying Agent, be deemed to have been received on the next Business Day. In the event that any Lender fails to make its portion of an Advance such that an Advance is not fully funded, the Paying Agent shall hold such funds received by it in the Loan Account until such time that all Advances in connection with the applicable Advance Request are received. In the event any Borrower requests an Advance in an amount that exceeds the Class A Committed Facility Amount or the Class B Committed Facility Amount, each Lender shall determine whether to make such Advance. Upon receipt of such funds from the Lenders, the Paying Agent, provided it has received the instruction from the Administrative Agent described in the first sentence of this subsection (viii), shall remit such funds by wire transfer of same day funds immediately available (or in the case of a balance due to the Administrative Agent, any Servicing Agent or any Lender (including, without limitation, with respect to any fees, expenses and indemnification amounts due and payable or reimbursable to such party) on the next Remittance Date, as applicable, netting such estimated amounts against the amount required to be advanced by such Lender and paying such amounts on the next Remittance Date) as follows:

(A) first, pro rata to the Class A Lenders on account of unpaid fees (including any Class A Upfront Fee), expenses, One-Month LIBOR breakage costs, any outstanding Advance Reduction, Concentration Limit Advance Reduction and indemnity amounts and any other amounts due to Class A Lenders under the Facility Documents;

(B) second, pro rata to Class A Lenders to reduce the outstanding Repayment Amount allocable to the Class A Lenders for each Financed SF Property, if any, that has been sold or transferred to zero ($0);

(C) third, to retain in the Collection Account an amount necessary so that the Class A Interest Reserve Amount is retained in the Collection Account (calculated as of the applicable Funding Date);

(D) fourth, pro rata to the Class B Lenders on account of unpaid fees (including any Class B Upfront Fee), expenses, One-Month LIBOR breakage costs, any outstanding Advance Reduction, Concentration Limit Advance Reduction and indemnity amounts and any other amounts due to Class B Lenders under the Facility Documents;

(E) fifth, pro rata to Class B Lenders to reduce the outstanding Repayment Amount allocable to the Class B Lenders for each Financed SF Property, if any, that has been sold or transferred to zero ($0);

(F) sixth, to retain in the Collection Account an amount necessary so that to the Interest Reserve Amount is retained in the Collection Account (calculated as of the applicable Funding Date); and

(G) seventh, any remaining amounts shall be remitted in accordance with the written instructions of Borrower Representative provided to Administrative Agent and Paying Agent.

(f) Repayment of Advances. With respect to any Optional Repayment (defined below), the related Borrower shall deliver written notice to Administrative Agent and Calculation Agent by 1:00 p.m. (New York City time) at least two (2) Business Days prior to the related Repayment Date identifying the Advance to be repaid and the amount of such repayment, Calculation Agent shall prepare and deliver to Administrative Agent, at least two (2) Business Days prior to the related Repayment Date, a report of Calculation Agent in the form agreed to separately in writing between Administrative Agent and Calculation Agent setting forth the results of any applicable calculations required in connection with such Optional Repayment, and Administrative Agent shall communicate to such Borrower in writing one (1) Business Day prior to the related Repayment Date its calculation of the Repayment Amount. With respect to any Mandatory Repayment, Administrative Agent shall communicate to such Borrower in writing one (1) Business Day prior to the related Repayment Date its calculation of the Repayment Amount. The related Borrower shall pay to Administrative Agent the Repayment Amount for each Advance on the applicable Repayment Date. Borrowers shall pay to Administrative Agent the Aggregate Repayment Amount and all other Secured Obligations then due and owing on the Facility Termination Date. Such obligation to repay exists without regard to any prior or intervening liquidation. Upon payment in full of the Aggregate Repayment Amount and all other Secured Obligations and the termination of this Agreement, (i) the Liens of the Mortgage Documents, if any, shall be automatically released by Administrative Agent and (ii) Administrative Agent shall cause the trustees under any of the recorded Mortgages to reconvey the applicable Financed SF Properties to the related Borrower. In connection with the releases of the Liens, the related Borrower may submit to Administrative Agent, forms of releases of Liens for execution by Administrative Agent. Such releases shall be the forms appropriate in the jurisdictions in which the Financed SF Properties are located and contain standard provisions protecting the rights of Administrative Agent. Borrowers shall pay all out-of-pocket costs, taxes and expenses associated with the release of the Liens of the Mortgage Documents, if any, including Administrative Agent’s reasonable attorneys’ fees.

(g) Optional Repayment.

(i) Borrowers may repay Advances (or a portion thereof) (an “Optional Repayment”) at any time prior to the Facility Termination Date (such date, “Optional Repayment Date”), without premium or penalty but subject to the payment of breakage fees (if applicable) and the limitations set forth in this Section 2(g), as further described herein, as long as, after payment of the applicable Repayment Amount, no Event of Default exists and is continuing. In connection with any such Optional Repayment, the related Borrower shall, if the release of the related Financed SF Property is requested by the related Borrower, pay to Administrative Agent the applicable Repayment Amount or, if a partial repayment is being made, the amount of such prepayment, on such Optional Repayment Date; provided that if such Optional Repayment Date is not a Remittance Date, the related Borrower shall also pay to Administrative Agent any amount due under Section 2(j).

(ii) Borrowers may effect an Optional Repayment in connection with a sale or transfer of one or more Financed SF Properties to another Person (including an Affiliate of a Borrower); provided, that the amount remitted to the Concentration Account with respect to such Financed SF Properties (in the aggregate) equals or exceeds the Repayment Amount of such Financed SF Properties (in the aggregate) and no Default or Event of Default has occurred and is continuing. The related Borrower shall cause the Net Sale Proceeds to be remitted directly to the Concentration Account to be withdrawn, on a daily basis, and deposited in the Collection Account to be applied by Paying Agent available (or in the case of a balance due to the Administrative Agent, any Servicing Agent or any Lender (including, without limitation, with respect to any fees, expenses and indemnification amounts due and payable or reimbursable to such party) on the next Remittance Date, as applicable, netting such estimated amounts against the amount required to be advanced by such Lender and paying such amounts on the next Remittance Date) on each Borrowing Base Calculation Date as follows:

(A) first, pro rata to Class A Lenders, any accrued and unpaid Facility Interest on the applicable Outstanding Advance Amount for such Financed SF Property that is being released;

(B) second, pro rata to Class A Lenders, the applicable Repayment Amount less any accrued and unpaid Facility Interest on the applicable Outstanding Advance Amount for such Financed SF Property that is being released;

(C) third, pro rata to each Class A Lender on account of unpaid breakage costs under Section 2(j) in connection with such Optional Repayment, and any outstanding Advance Reduction and Concentration Limit Advance Reduction;

(D) fourth, to retain in the Collection Account an amount necessary so that the Class A Interest Reserve Amount is retained in the Collection Account (calculated as of the applicable Funding Date);

(E) fifth, pro rata to Class B Lenders, any accrued and unpaid Facility Interest on the applicable Outstanding Advance Amount for such Financed SF Property that is being released;

(F) sixth, pro rata to Class B Lenders, the applicable Repayment Amount less any accrued and unpaid Facility Interest on the applicable Outstanding Advance Amount for such Financed SF Property that is being released;

(G) seventh, pro rata to each Class B Lender on account of unpaid breakage costs under Section 2(j) in connection with such Optional Repayment, and any outstanding Advance Reduction and Concentration Limit Advance Reduction; and

(H) eighth, to retain in the Collection Account an amount necessary so that the Interest Reserve Amount is retained in the Collection Account (calculated as of the applicable Funding Date);

(I) ninth, any remaining amounts shall be remitted in accordance with the written instructions of Borrower Representative provided to Administrative Agent and Paying Agent.

(h) Mandatory Repayment, Advance Reduction and Concentration Limit Advance Reduction.

(i) If at any time any Financed SF Property is an Ineligible SF Property, then the applicable Borrower shall repay a portion of the Advances Outstanding in an amount equal to the Repayment Amount with respect to such Financed SF Property (a “Mandatory Repayment”). Upon deposit of any amounts in the Collection Account in connection with such Mandatory Repayment, the Borrower Representative shall notify the Administrative Agent, the Lenders, the Calculation Agent and the Paying Agent of the deposit and amount thereof, the purpose for which it was deposited, the identity of the related SF Property, and the Advances Outstanding therefor. The related Repayment Amount shall be paid on the second (2nd) Business Day following notice or discovery by such Borrower that such Financed SF Property is an Ineligible SF Property. Upon receipt of the Borrower Representative’s notice referred to above, the Paying Agent shall make payment in the order of priority set forth in Section 2(g)(ii) from the amounts deposited by or on behalf of the Borrowers into the Collection Account for such purpose. Administrative Agent’s rights under this Section 2(h)(i) are in addition to and not in lieu of any other rights of Administrative Agent under the Facility Documents or any Requirement of Law.

(ii) On any date of determination, upon the request of Administrative Agent, Borrower Representative shall promptly calculate and determine whether a Borrowing Base Deficiency exists. If, on any date of determination, a Borrowing Base Deficiency exists, then the applicable Borrower shall repay a portion of the related Advances Outstanding in an amount necessary to reduce the Borrowing Base Deficiency to zero (any such reduction being an “Advance Reduction”). Upon deposit of such amount in the Collection Account, Borrower shall notify the Administrative Agent, the Calculation Agent and the Paying Agent of the deposit and amount thereof and the purpose for which it was deposited. Upon receipt of Borrower’s notice referred to above, the Paying Agent shall make payment in the order of priority set forth in Section 2(g)(ii) from the amounts deposited by or on behalf of Borrower into the Collection Account for such purpose. For the avoidance of doubt, Borrower may make, or cause to be made, direct deposits by wire transfer of funds to the Collection Account on any Business Day to correct a Borrowing Base Deficiency.

(iii) The related Advance Reduction shall be paid on the earliest to occur of (A) the next following Remittance Date, (B) the next following Funding Date, (C) the next following date of Optional Repayment pursuant to Section 2(g)(ii) and (D) two (2) Business Days following the determination by Borrower Representative of such Borrowing Base Deficiency. Administrative Agent’s rights under this Section 2(h)(ii) are in addition to and not in lieu of any other rights of Administrative Agent under the Facility Documents or any Requirement of Law.

(iv) If, on any date of determination, a Concentration Limit has been breached, then the applicable Borrower shall repay a portion of the related Advances Outstanding in an amount necessary to cure such breach of the Concentration Limit to the Class A Lenders or the Class B Lenders, as applicable (any such reduction being a “Concentration Limit Advance Reduction”). The Borrower Representative shall notify the Administrative Agent, the Lenders, the Calculation Agent and the Paying Agent of the deposit and amount thereof, and the purpose for which it was deposited. Upon receipt of the Borrower Representative’s notice referred to above, the Paying Agent shall make payment in the order of priority set forth in Section 2(g)(ii) from the amounts deposited by or on behalf of the Borrowers into the Collection Account for such purpose. The related Concentration Limit Advance Reduction shall be paid on the earliest to occur of (A) the next following Remittance Date, (B) the next following Funding Date, (C) the next following date of Optional Repayment pursuant to Section 2(g)(ii) and (D) two (2) Business Days following notice or discovery by such Borrower that such Concentration Limit has been breached. Lender’s rights under this Section 2(h)(iii) are in addition to and not in lieu of any other rights of Lender under the Facility Documents or any Requirement of Law.

(i) Release. In the event of any Optional Repayment or Mandatory Repayment with respect to a Financed SF Property, upon receipt of the applicable Repayment Amount and other amounts due in connection therewith or the applicable Repayment Amount, as applicable, as provided in Section 2(g) or Section 2(h) (and, for purposes of clarity, prior to the application of the Repayment Amount on the applicable Borrowing Base Calculation Date), such SF Property shall be automatically released by Administrative Agent without any further action of the related Borrower from the applicable Mortgage Documents, if any, and related Lien (a “Released Property”), provided, that the related Borrower may deliver to Administrative Agent and Calculation Agent a release (and, in the event the related Mortgage encumbers other Financed SF Properties in addition to the Released Property, such release shall be a partial release that relates only to the Released Property and does not affect the Liens and security interests encumbering or on the other Financed SF Properties) in form and substance reasonably acceptable to Administrative Agent and appropriate for the jurisdiction and in which such Released Property is located, which release shall be executed by Administrative Agent.

(j) One-Month LIBOR Breakage Costs. Without limiting, and in addition to, the provisions of Section 15 hereof, Borrowers agree that if any Repayment Amount is paid other than in connection with an ordinary course liquidation of an SF Property and such Repayment Amount is paid on a date other than on a Remittance Date, Borrowers shall, upon demand by Administrative Agent, pay to Lenders any such amounts to compensate Lenders for any additional losses (not including lost profits), costs or expenses which Lenders may incur as a result of such payments, including any hedge breakage costs.

(k) Use of Proceeds. The proceeds of the Advances will be used by Borrowers for the costs and expenses related to their acquisition of SF Properties or the reimbursement of the costs and expenses related to their previous acquisition of SF Properties; provided, that no portion of the proceeds of any Advance may be used in any manner that causes or might cause such Advance or the application of such proceeds to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation thereof.

(l) Preparation/Recordation of Mortgage Documents. On or after the commencement of any Mortgage Period with respect to a Financed SF Property (or such period beginning on a later date as the applicable Lender may agree in writing (which agreement in writing may be via email) in its sole discretion), the Borrowers shall promptly execute Mortgage Documents with respect to such Financed SF Property and file or record, as applicable, such Mortgage Documents. For purposes of clarity, (x) other than during a Mortgage Period with respect to a Financed SF Property, the Property Documents with respect to such Financed SF Property are not required to include any Property Documents set forth in clause (i) of the “Property Documents” and (y) during a Mortgage Period with respect to an SF Property, Borrowers shall be responsible for any amounts incurred by Borrowers in connection with any execution and/or delivery of any Mortgage Documents pursuant to this Section 2(l), including without limitation any recording, filing or other similar fees, costs or taxes incurred by Borrowers in connection with the preparation, filing, recording, or releasing of any Mortgage Documents with respect to Financed SF Properties pursuant to this Section 2(l).

(m) Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender fails to remit to Administrative Agent its proportionate share of any requested Advance in accordance with Section 2(e), such Lender will be a “Defaulting Lender”, and the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Unused Fees in respect of the unfunded portion of the Commitment of such Defaulting Lender shall cease to accrue pursuant the terms of the Facility Documents;

(ii) The unused portion of the Commitment of such Defaulting Lender may be reduced to zero without any contemporaneous ratable reduction of the Commitments of the other Lenders; and

(iii) Neither the Commitment nor the Advances of such Defaulting Lender shall be included in determining whether all Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action; provided, that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable.

In the event that Administrative Agent determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (x) each Lender’s share of the Advances shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders as Administrative Agent and Lenders shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Commitment whereupon such Lender will cease to be a Defaulting Lender and (y) the provisions of clauses (i) through (iii) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation hereunder of a Lender as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(n) Borrower Representative. Each Borrower hereby appoints and designates Borrower Representative as its representative and agent and attorney-in-fact, with power of substitution, to act on its behalf for any and all purposes with respect to the Facility Documents. Borrower Representative shall have authority to exercise on behalf of such Borrower all rights and powers that it deems, in its sole discretion, necessary, incidental or convenient in connection with the Facility Documents, including the authority to issue Advance Requests, give instructions with respect to the disbursement of the proceeds of the Advances, give and receive all other notices and consents hereunder or under any of the other Facility Documents and take all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Facility Documents, it being the intent of each Borrower to grant to Borrower Representative plenary power to act on behalf of such Borrower in connection with and pursuant to the Facility Documents. Borrower Representative hereby accepts such appointment. The appointment of Borrower Representative as representative and agent and attorney-in-fact for each Borrower shall be coupled with an interest and be irrevocable so long as the Facility Documents shall remain in effect unless, if an Event of Default has occurred and is continuing, Borrower Representative is terminated by Administrative Agent by Administrative Agent providing Borrower Representative with prior written notice of Administrative Agent’s election to terminate Borrower Representative. Each Lender and Administrative Agent may regard any notice or other communication pursuant to any Facility Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each action, notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made, issued, entered into or executed and delivered by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made, issued, entered into or executed and delivered directly by such Borrower. Upon any such termination of Borrower Representative’s designation hereunder, any obligation of Borrower Representative under the Facility Documents shall cease to be an obligation of Borrower Representative and shall be deemed to be an obligation of the applicable Borrower. Borrower Representative shall forward to each applicable Borrower any notices, invoices and other information requested by or received from Administrative Agent or any Lender immediately upon receipt by Borrower Representative. Borrower Representative may not resign nor be removed from acting in its capacity as representative and agent and attorney-in-fact of each Borrower by any Borrower so long as the Facility Documents remain in effect.

(o) The Borrowers may, upon written notice to Administrative Agent, terminate the unused Committed Facility Amount, or from time to time permanently reduce the unused Committed Facility Amount, in each case without premium or penalty; provided that (A) any such notice shall be received by Administrative Agent three (3) Business Days prior to the date of termination or reduction and (B) any such partial reduction shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $100,000 in excess thereof. Each such termination or permanent reduction must be accompanied by a payment of any amounts payable under Section 10 or any other amounts due from the Borrowers hereunder in respect thereof.

Section 3. Payment of Facility Interest.

(a) Except as otherwise set forth in this Agreement, (i) the Advances Outstanding with respect to the Class A Advances shall on each day bear interest at the Class A Applicable Rate and (ii) the Advances Outstanding with respect to the Class B Advances shall on each day bear interest at the Class B Applicable Rate. Interest shall accrue on a 360-day per year basis for the actual number of days elapsed during the relevant period. Interest on the Advances Outstanding shall be payable in arrears on each Remittance Date in respect of the previous Pricing Period and on the Facility Termination Date.

(b) On each Remittance Date, Borrowers shall pay to Administrative Agent the Facility Interest accrued and outstanding during the related Pricing Period.

(c) Notwithstanding the foregoing, Borrowers shall pay to Administrative Agent interest at the applicable Default Rate on any principal of any Advance and on any other amounts payable by Borrowers hereunder, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Any such amount shall be secured by the Mortgages, if applicable, and other Mortgage Documents to the extent permitted by Requirements of Law.

Section 4. Income Payments.

(a) Collection and Retention of Income. Borrowers shall ensure that all Income is remitted directly into the Concentration Account without first being deposited into any account maintained by any Borrower-Related Party or any other Person. To the extent that any Borrower-Related Party (other than the related Borrower) is holding any Income consisting of Net Sale Proceeds, such Borrower shall cause such Borrower-Related Party to deposit such Income on receipt by such Borrower-Related Party into the Concentration Account. Funds deposited in the Concentration Account shall be held therein, in trust for Administrative Agent, and Administrative Agent shall instruct the Concentration Account Bank to withdraw, on a daily basis, funds then on deposit in the Concentration Account and deposit such funds in the Collection Account subject to the terms of the Concentration Account Control Agreement. Funds on deposit in the Collection Account, the Concentration Account and the Operating Account shall remain uninvested; provided, that, notwithstanding the foregoing, the Collection Account may be a “Plus Money Market Deposit Account” at the Paying Agent or such other type of account at the Paying Agent as is acceptable to Administrative Agent in its sole discretion.

(b) Periodic Remittance Report. On each Remittance Date, Calculation Agent will provide Paying Agent with written instructions directing the distribution of Income then on deposit in the Collection Account, all in sufficient detail to allow Paying Agent to comply with such instructions (such instructions, the “Periodic Remittance Report”). In furtherance of the foregoing, no later than 5:00 p.m. (New York time) three (3) Business Days prior to each Remittance Date, Borrower Representative shall deliver to Calculation Agent and Administrative Agent a monthly property management report of Borrowers in the form attached hereto as Exhibit D setting forth information (relating to the immediately preceding complete calendar month) regarding all of the Financed SF Properties. Upon receipt of such monthly property management report, Calculation Agent shall review the substance thereof, verify any applicable calculation contained therein as required under this Agreement and shall prepare and deliver a Periodic Remittance Report to Administrative Agent no later than 12:00 p.m. (New York time) two (2) Business Days prior to the Remittance Date. No later than 12:00 p.m. (New York time) one (1) Business Day prior to the Remittance Date, Administrative Agent shall either revise or request that such report be revised in order to correct any information that Administrative Agent believes to be incorrect, or shall authorize such report and deliver payment instructions to the Paying Agent.

(c) Payments from Collection Account. Subject to the terms of the Collection Account Control Agreement, Administrative Agent shall cause Paying Agent to apply all funds on deposit in the Collection Account on each Remittance Date in accordance with the related Periodic Remittance Report and as follows:

(i) first, to the Administrative Agent, Calculation Agent and Paying Agent on account of any accrued and unpaid fees and permitted expenses (including indemnity amounts) incurred under the Facility Documents;

(ii) second, to the Valuation Agent and Diligence Agent on account of any accrued and unpaid fees and permitted expenses (including indemnity amounts) incurred under the Facility Documents;

(iii) third, pro rata to each Class A Lender on account of unpaid fees (including any Class A Upfront Fee), expenses, One-Month LIBOR breakage costs, any outstanding Advance Reduction, Concentration Limit Advance Reduction, and indemnity amounts and any other amounts due to Class A Lenders under the Facility Documents;

(iv) fourth, pro rata to each Class A Lender an amount equal to the Class A Facility Interest which has accrued and is outstanding as of the Remittance Date;

(v) fifth, pro rata to each Class A Lender to reduce the outstanding Repayment Amount for each Financed SF Property, if any, that has been sold or transferred to zero ($0);

(vi) sixth, on any date on or after the commencement of the Early Amortization Event Repayment Period, pro rata to each Class A Lender to reduce the Class A Advances Outstanding to zero ($0);

(vii) seventh, to retain in the Collection Account an amount equal to the Class A Interest Reserve Amount (calculated as of the last day of the current Pricing Period);

(viii) eighth, pro rata to each Class B Lender on account of unpaid fees (including any Class B Upfront Fee), expenses, One-Month LIBOR breakage costs, any outstanding Advance Reduction, Concentration Limit Advance Reduction, and indemnity amounts and any other amounts due to Class B Lenders under the Facility Documents;

(ix) ninth, pro rata to each Class B Lender an amount equal to the Class B Facility Interest which has accrued and is outstanding as of the Remittance Date;

(x) tenth, pro rata to each Class B Lender to reduce the outstanding Repayment Amount for each Financed SF Property, if any, that has been sold or transferred to zero ($0);

(xi) eleventh, on any date on or after the commencement of the Early Amortization Event Repayment Period, pro rata to each Class B Lender to reduce the Class B Advances Outstanding to zero ($0);

(xii) twelfth, to retain in the Collection Account an amount equal to the Class B Interest Reserve Amount (calculated as of the last day of the current Pricing Period);

(xiii) thirteenth, to Asset Manager on account of any accrued and unpaid fees and permitted expenses incurred under the Facility Documents; and

(xiv) fourteenth, any remaining amounts shall be remitted in accordance with the written instructions of Borrower Representative provided to Lender and Paying Agent.

(d) Payment of Remittance Date Shortfalls. If funds in the Collection Account on any Remittance Date are not sufficient to pay in full the amounts required to be paid on such Remittance Date pursuant to Section 4(c)(i) through and including (vi), then Borrowers shall, on the Business Day immediately following such Remittance Date, pay to Lenders the amount of such shortfall.

(e) Receipt by Administrative Agent. To the extent that Administrative Agent receives any funds from the sale, transfer or other disposition of an SF Property, Administrative Agent shall cause Paying Agent to apply such funds in accordance with the same order of priority set forth in Section 4(c) hereof.

(f) Alternate Rate of Interest.

(i) If, as a result of any Regulatory Change, Administrative Agent determines that the cost (including, but not limited to, any reserve, special deposit, compulsory loan requirement, insurance charge, capital charge, liquidity requirement, Tax (imposed on loans, loan principal, letters, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto but excluding any (A) Non-Excluded Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition of Non-Excluded Taxes, and (C) Connection Income Taxes or other assessment)) to Lenders of making or maintaining the Advance hereunder is increased, or any amount received or receivable by any Lender hereunder is reduced, or any Lender is required to make any payment in connection with any transaction contemplated hereby, then Borrowers shall pay to such Lender on demand such additional amount or amounts as Agent determines will compensate such Lender for such increased cost, reduction or payment.

(ii) If prior to the commencement of any interest period for the Advance (during which it shall be accruing interest as a Eurodollar Loan), Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the LIBO Rate (including because the Screen Rate is not available or published on a current basis) for such interest period or (ii) the LIBO Rate for such interest period will not adequately and fairly reflect the cost to Lender of making or maintaining the Advance, then Administrative Agent shall give notice thereof to Borrowers by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrowers that the circumstances giving rise to such notice no longer exist, then (i) any request to continue the Advances as a Eurodollar Loan pursuant to Section 3 shall be ineffective and (ii) the then outstanding Advances shall accrue interest at the Base Rate.

(iii) Notwithstanding anything to the contrary herein or in any other Facility Document, if a LIBOR Cessation Event has occurred, then upon written notice by Administrative Agent to Borrowers at a time selected by Administrative Agent, but not later than the actual date of permanent cessation of the LIBO Rate, the LIBO Rate shall be replaced, for all purposes hereunder and under any other Facility Document, without any amendment to, or further action or consent of, any other party to this Agreement or any other Facility Document, by (i) the sum of Term SOFR and the related Benchmark Replacement Adjustment (such sum, the “Adjusted Term SOFR”) if the Term SOFR Transition Conditions are satisfied at such time, or (ii) the sum of Daily Simple SOFR and the related Benchmark Replacement Adjustment (such sum, the “Adjusted Daily Simple SOFR”) if the Term SOFR Transition Conditions are not satisfied; provided that if the Term SOFR Transition Conditions are satisfied after the LIBO Rate is replaced by the Adjusted Daily Simple SOFR, Administrative Agent may by at least ten (10) days’ prior written notice to Borrower Representative and Calculation Agent, replace such rate with the Adjusted Term SOFR. In the event that either the Adjusted Term SOFR or the Adjusted Daily Simple SOFR shall be less than zero, such rate will be deemed to be zero for the purposes of this Agreement. If a LIBOR Cessation Event shall have occurred and neither Term SOFR nor Daily Simple SOFR is available, then upon written notice from Administrative Agent to Borrowers and Calculation Agent and until such rates are available, as confirmed by written notice from Administrative Agent to Borrowers and Calculation Agent, the then outstanding Advances shall accrue interest at the Base Rate, unless Administrative Agent and Borrower agree on a different rate (and provide written notice to Calculation Agent of same). For avoidance of doubt, if for some interest periods the LIBO Rate becomes unavailable prior to a LIBOR Cessation Event, those interest periods will no longer be available for selection by Borrowers.

(iv) In connection with the implementation of a rate replacement described in clause (c) above, Administrative Agent may from time to time, upon written notice to Borrower Representative, make any technical, administrative or operational changes to this Agreement or any other Facility Documents (including changes to the definition of “Base Rate,” the definition of “Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of prepayment or conversion notices, the length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such rate replacement and to permit the administration thereof by the Lenders; provided, that any such changes shall not affect the Calculation Agent’s rights and obligations hereunder without its written consent.

Section 5.Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Lenders or Administrative Agent with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender or Administrative Agent to any Tax (other than (A) Non-Excluded Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition of Non-Excluded Taxes and (C) Connection Income Taxes) on payments to any Lender or Administrative Agent in respect thereof, or changes the basis of taxation of payments to Lender or Administrative Agent of any amounts payable under this Agreement (except for changes in the rate of tax on the overall net income of a Lender or Administrative Agent);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, assessment, fee, tax, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of any Lender or Administrative Agent which is not otherwise included in the determination of the One-Month LIBOR hereunder; or

(iii) shall impose on any Lender or Administrative Agent any other condition the result of which is to increase the cost (other than Taxes) to a Lender or Administrative Agent of performing its obligations under this Agreement, or to reduce the rate of return on a Lender’s capital or assets as a consequence of its obligations under this Agreement, or to reduce the amount of any sum received or receivable by a Lender under this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, or making, continuing or maintaining any Advance or to reduce any amount due or owing hereunder in respect thereof;

then, in any such case, within thirty (30) days after demand by Administrative Agent, Borrowers shall promptly pay Administrative Agent such additional amount or amounts as calculated by Administrative Agent as will compensate such Lender or Administrative Agent for such increased cost or reduced amount receivable.

(b) Borrower acknowledges that any Lender may institute measures in anticipation of a Requirement of Law (including, without limitation, the imposition of internal charges on Lender’s interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from Borrower under this Section 5 in connection with such measures, in advance of the effective date of such Requirement of Law, and Borrower agrees to pay such charges or compensation to Administrative Agent, for the benefit of such Lender, following demand therefor without regard to whether such effective date has occurred. Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Lender.

(c) If any Lender or Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 5, Administrative Agent shall provide a certificate of the Lender or Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or Administrative Agent. A certificate as to any additional amounts payable pursuant to this Section 5 submitted by Administrative Agent to Borrowers shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount as due on any such certificate on the next Repayment Date following receipt of such notice.

(d) Notwithstanding anything in this Agreement to the contrary, failure or delay on the part of any Lender to demand compensation pursuant to this Section 5 shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 6.Taxes.

(a) Any and all payments by a Borrower under or in respect of this Agreement or any other Facility Documents to which a Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings (including penalties, interest and additions to tax with respect thereto), whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If a Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to a Recipient, (i) such Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) such Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) in the case of Non-Excluded Taxes, the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 6) the Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement, the term “Non-Excluded Taxes” are Taxes other than any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes that are imposed on or measured by its net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or has its principal office or, in the case of a Lender, the jurisdiction (or any political subdivision thereof) in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) Excluded Taxes described in the final two sentences of Section 6(e), (c) Taxes with respect to which a Lender, pursuant to Section 6(f), is not entitled to indemnification or additional amounts under Section 6(a) or (c) and (d) any U.S. federal withholding Taxes imposed under FATCA (each Tax described in clauses (a)-(d), an “Excluded Tax”).

(b) In addition, each Borrower hereby agrees to pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at a Borrower’s written request) (collectively, “Other Taxes”).

(c) Each Borrower hereby agrees to jointly and severally indemnify Paying Agent, Lenders and Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes imposed on or paid by Paying Agent, any Lender and/or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto. The indemnity by a Borrower provided for in this Section 6(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted by the relevant Government Authority. Amounts payable by Borrowers under the indemnity set forth in this Section 6(c) shall be paid within ten (10) days from the date on which Paying Agent or Administrative Agent makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, Administrative Agent or Paying Agent, as applicable, shall be conclusive absent manifest error.

(d) Upon the request of Administrative Agent or Paying Agent, Borrowers (or any Person making such payment on behalf of a Borrower) shall furnish to Administrative Agent or Paying Agent, as applicable, for its own account a certified copy of the official receipt evidencing payment thereof, or other evidence of such payment reasonably satisfactory to Administrative Agent or Paying Agent, as applicable.

(e) For purposes of subsection (e) of this Section 6, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to Borrowers, Paying Agent and Administrative Agent, on or about the date on which such Lender becomes a Lender under this Agreement and at the time or times reasonably requested by Borrowers, Paying Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrowers, Paying Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers, Paying Agent or Administrative Agent, shall deliver such other documentation prescribed by any Requirement of Law or reasonably requested by Borrowers, Paying Agent or Administrative Agent as will enable Borrowers, Paying Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender (including for avoidance of doubt any assignee, successor or participant) that has not been informed by Borrowers in writing that such documentation pursuant to Section 6(e) is unnecessary (a “Non-Exempt Lender”), shall deliver or cause to be delivered to Borrowers the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Lender that is not a United States person for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN or W-8BEN-E with Part II completed in which such Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit C (a “Section 6 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN-E (or any successor forms thereto) and a Section 6 Certificate; or

(v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments), and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were a Lender; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Borrowers; provided, however, that such Lender shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Lender that is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were a Lender; or

(vii) in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were a Lender; and

(viii) if a payment made to a Lender under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers, Paying Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower, Paying Agent or Administrative Agent such documentation prescribed by any Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower, Paying Agent or Administrative Agent as may be necessary for Borrower, Paying Agent or Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Administrative Agent shall notify Paying Agent of any deductions and/or withholdings required to be made under FATCA. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Administrative Agent in writing of its legal inability to do so. If at the time a Lender first becomes a party to this Agreement, changes its lending office, or, with respect to a grant of a participation, at the effective date of such participation, is subject to a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes excluded from “Non-Excluded Taxes” (i.e., each an Excluded Tax) and shall not be Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the date of this Agreement) a Person becomes an assignee, successor or participant to this Agreement, such Lender transferor was entitled to indemnification or additional amounts under this Section 6, then such Lender assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that such Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and such Lender assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes, in accordance with terms and conditions provided in the Agreement.

(f) For any period with respect to which a Lender has failed to provide Borrowers with the appropriate form, certificate or other document described in subsection (e) of this Section 6 (other than if such failure is due to a change in any applicable Requirement of Law, or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Administrative Agent, such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 6 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the Relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

(h) If any Lender requests compensation under Section 6, or if a Borrower is required to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5 or this Section 6, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers, Lenders, Paying Agent and Administrative Agent contained in this Section 6 shall survive the termination of this Agreement. Nothing contained in this Section 6 shall require Administrative Agent or Lenders to make available any of its tax returns or any other information relating to its taxes that it deems to be confidential or proprietary.

(j) For federal income tax purposes each of the Collection Account and the Loan Account will be owned by OFFERPAD SPE BORROWER A, LLC (in such capacity, the “Account Owner”). The Account Owner shall provide Paying Agent with (i) an IRS Form W-9 or appropriate IRS Form W-8 by the Effective Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable written request of Paying Agent as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes to the Account Owner and (b) to permit Paying Agent to fulfill its tax reporting obligations under applicable law with respect to the Collection Account or any amounts paid to the Account Owner. If any IRS form or other documentation previously delivered by an Account Owner becomes obsolete or inaccurate in any respect (including without limitation in connection with the transfer of any beneficial ownership interest in Borrower), the Account Owner shall timely provide to Paying Agent accurately updated and complete versions of such IRS forms or other documentation. Wells Fargo, both in its individual capacity and in its capacity as Paying Agent, shall have no liability to the Account Owner or any other person in connection with any tax withholding amounts paid or withheld from the Collection Account pursuant to applicable law arising from the Account Owner’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph.

Section 7. Security Interest; Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Security Interest and Collateral Assignment.

Each Borrower, to the extent of its rights therein and apart from any Mortgage that may be recorded in the future following the occurrence of a Mortgage Event, hereby pledges on the date hereof to Administrative Agent as security for the repayment of the Secured Obligations and its performance under each Facility Document to which it is a party, and hereby grants, assigns and pledges to Administrative Agent a first priority security interest in all of such Borrower’s right, title and interest in, to and under, the Financed SF Properties and all of such Borrower’s accounts, deposit accounts, commercial tort claims, documents, goods, payment intangibles, general intangibles, chattel paper, instruments, securities, investment property, promissory notes, letters of credit, letter of credit rights, supporting obligations and all other property of any type or nature, wherever located, whether now or hereafter existing, owned or acquired and the proceeds and products thereof, which shall hereinafter be collectively referred to as “Collateral”, in each case, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to Administrative Agent and Lenders hereunder and under the other Facility Documents.

(i) In furtherance of the foregoing, each Borrower hereby collaterally assigns to Administrative Agent all of such Borrower’s right, title to and interest in, to and under (but not any obligations under) any Purchase Agreements, all other related agreements, contracts, takeout commitments, documents and instruments evidencing or guarantying any Collateral and all other agreements, documents and instruments related to or constituting any of the foregoing (the “Assigned Documents”). Each Borrower confirms and agrees that (x) prior to the occurrence of an Event of Default, such Borrower shall enforce its rights and remedies under each Assigned Document, and (y) upon the occurrence of an Event of Default, Administrative Agent (or its designee) shall have the right to enforce each Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of Administrative Agent or its designee to perform any of the obligations of each Borrower under any such Assigned Document.

(ii) Each Borrower hereby authorizes Administrative Agent to file such financing statement or statements relating to the Collateral as Administrative Agent, at its option, may deem reasonable and appropriate, including financing statements that describe the collateral covered thereby as “all assets of such Borrower and the proceeds and products thereof”. Borrowers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 7.

(b) Acquisition of SF Property. Each Borrower shall cause all SF Properties acquired by it to be taken by Deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, in each case, in the name of the related Borrower and in accordance with the terms of the related SPE Agreement.

(c) Administrative Agent’s Appointment as Attorney in Fact. Each Borrower hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Borrower, as applicable, and in the name of such Borrower, as applicable, or in its own name, from time to time in Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement, and for the avoidance of doubt, such power is only exercisable following the occurrence and continuance of an Event of Default. Without limiting the generality of the foregoing, each Borrower hereby gives Administrative Agent the power and right, on behalf of each Borrower Party, as applicable, without assent by, but with notice to, Borrowers, as applicable, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of the related Borrower, as applicable, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct, including any payment agent with respect to any Collateral; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against a Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Borrowers’ expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as a Borrower might do.

Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Borrower agrees to execute a Power of Attorney to be delivered on or prior to the initial Funding Date. Borrowers and Administrative Agent acknowledge that the Powers of Attorney shall terminate on the Facility Termination Date and satisfaction in full of the Secured Obligations. The powers conferred on Administrative Agent under this Section 7(c) and under the Power of Attorney are solely to protect Administrative Agent’s interests in the Financed SF Properties and shall not impose any duty upon it to exercise any such powers and such powers shall only be exercised by Administrative Agent upon the occurrence and continuance of an Event of Default.

Borrowers also authorize Administrative Agent, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrowers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 8. Payment, Transfer and Custody. Unless otherwise mutually agreed in writing, all transfers of funds to be made by any Borrower hereunder or under any Facility Document shall be made in Dollars, by wire transfer in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the following account maintained by Administrative Agent at JPMorgan Chase Bank, N.A.: City, State: New York, N.Y., ABA #: 021-000-021, Account Name: Loan Department Early, Account Number: 099999090, Reference: ABS Offerpad, Attention: Sophia Redzaj, not later than 4:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment received after such time shall be deemed to have been made on the Business Day next succeeding the date of receipt by Administrative Agent of such payment). Each Borrower acknowledges that it has no rights of withdrawal from the foregoing account. Any payment required to be made by any Party hereunder that is received after the date or time otherwise required to be received shall not be deemed received late if such delay is due solely to delays in the federal wire transfer system that are beyond the control of the Party initiating such wire transfer.

Section 9. Authorizations. Any of the persons whose signatures and titles appear on Schedule 1 are Authorized Representatives, acting singly, to act for Borrowers, Lenders or Administrative Agent, as applicable under this Agreement.

Section 10. Fees. Borrowers shall pay to Administrative Agent all amounts due and owing as set forth in this Agreement, including the Administrative Agent Fee, the Upfront Fees and the Unused Fees. The Upfront Fees, and, subject to the provisions of clause (a) below of this Section 10, the Unused Fees and all other fees payable under any Facility Document are non-refundable once earned, and such payment shall be made in Dollars, by wire transfer in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at such account designated by Administrative Agent; provided that in the case of the Upfront Fees, Administrative Agent and each Lender may at their option net the amount of such Upfront Fee against the amount of the initial Advance by such Lender under this Agreement.

(a) Class A Unused Fees. In addition to any fees or other amounts payable by the Borrowers to Administrative Agent and Lenders, on a monthly basis, the Borrowers agree to pay to Administrative Agent, for distribution to each Class A Lender in proportion to that Class A Lender’s Pro Rata Share, for each day during the period commencing on the Closing Date and continuing to and excluding the Facility Termination Date, a fee (“Class A Unused Fee”) equal to the product of (i) the Class A Unused Fee Rate on such day divided by 360 and (ii) the difference between the Class A Committed Facility Amount and the Class A Advances Outstanding on that day, payable in arrears on each Remittance Date with respect to the related Pricing Period. For the avoidance of doubt, no Unused Fee shall be due in connection with an Optional Repayment by Borrowers of all Class A Advances Outstanding and the termination of the Class A facility.

(b) Class B Unused Fees. In addition to any fees or other amounts payable by the Borrowers to Administrative Agent and Lenders, on a monthly basis, the Borrowers agree to pay to Administrative Agent, for distribution to each Class B Lender in proportion to that Class B Lender’s Pro Rata Share, for each day during the period commencing on the Closing Date and continuing to and excluding the Facility Termination Date, a fee (“Class B Unused Fee”) equal to the product of (i) the Class B Unused Fee Rate on such day divided by 360 and (ii) the difference between the Class B Committed Facility Amount and the Class B Advances Outstanding on that day, payable in arrears on each Remittance Date with respect to the related Pricing Period. For the avoidance of doubt, no Unused Fee shall be due in connection with an Optional Repayment by Borrowers of all Class B Advances Outstanding and the termination of the Class B facility.

Section 11. Representations. Each Borrower represents and warrants to Administrative Agent that, as to itself, as of each Funding Date and as of the date of this Agreement:

(a) Due Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Borrower is duly qualified to do business, is in good standing and has obtained all necessary licenses, franchises, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Facility Documents except where any failure to obtain such a license, franchise, permit, charter, registration or approval could not reasonably be expected to cause or be likely to cause a Material Adverse Effect. Borrower’s location (within the meaning of Article 9 of the UCC), and the office where Borrower keeps all records (within the meaning of Article 9 of the UCC) relating to the Eligible SF Properties is at the address of Borrower referred to in Schedule 1, as such Schedule 1 may be amended from time to time upon thirty (30) days’ prior written notice. Borrower has not changed its name or location within the past twelve (12) months. Borrower’s organizational identification number is as listed in Schedule 3 or Borrower’s Joinder Agreement, as applicable. The fiscal year of Borrower is the calendar year. Borrower has not engaged in any activities since its formation other than as contemplated in, or permitted under, the Facility Documents.

(b) Power and Authority. Borrower has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Facility Documents and to consummate the transactions therein contemplated.

(c) Due Authorization. The execution, delivery and performance of the Facility Documents by Borrower have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(d) Non-contravention. None of the execution and delivery of the Facility Documents by Borrower or the consummation of the transactions therein contemplated:

(i) conflicts with, breaches or violates any provision of the organizational documents or material agreements of Borrower or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Borrower or its properties;

(ii) constitutes a material default by Borrower under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Borrower is a party or by which it or any of its properties is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any of the assets of Borrower except the lien relating to the Facility Documents.

(e) Legal Proceeding. There is no action, proceeding, suit, arbitration or investigation by or before any court, governmental or administrative agency or arbitrator affecting any Financed SF Property, Borrower, Guarantor or any Affiliates of Borrower or Guarantor, pending or, to Borrower’s knowledge, threatened, which (i) could reasonably be expected to have a Material Adverse Effect on any Borrower Party, (ii) which questions the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated thereby or (iii) which seeks to prevent the Advance or the pledge of any Collateral.

(f) Valid and Binding Obligations. Each of the Facility Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Financial Statements. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been furnished to Administrative Agent, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP, consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments and the absence of footnotes). Except as disclosed in such Financial Statements, Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable possibility of causing a Material Adverse Effect with respect to Guarantor.

(h) Accuracy of Information. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Borrower to Administrative Agent in connection with the Facility Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

(i) No Consents. No material consent, license, franchises, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance or consummation by Borrower of this Agreement or any other Facility Documents, other than any that have heretofore been obtained, given or made.

(j) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by Borrower Parties in the conduct of its business or pursuant to the Facility Documents violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it, which, if enforced, would have a reasonable possibility of resulting in a Material Adverse Effect with respect to Borrower Parties. None of Borrower nor any Subsidiaries or Parents of Borrower, nor to the knowledge of Borrower, any Affiliates of Borrower (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Advance have not been and will not be used, directly or, to Borrower’s knowledge after due inquiry, indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws.

(k) Solvency; Fraudulent Conveyance. Each of Borrower and Guarantor is Solvent and will not be rendered not Solvent by any Advance and, after giving effect to any such Advance, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. The receipt of an Advance and pledge of the Financed SF Properties subject hereto is not undertaken with the intent to hinder, delay or defraud any of the creditors of Borrower or Guarantor. Neither Borrower nor Guarantor is or has ever been the subject of any proceedings of the type referred to in the definition of “Insolvency Event” hereunder.

(l) Investment Company Act Compliance. Neither Borrower nor Guarantor is required to be registered as an “investment company” as defined under the Investment Company Act nor as an entity under the control of an “investment company” as defined under the Investment Company Act.

(m) Taxes. Each Borrower-Related Party has filed (or obtained effective extensions for filing) all required income tax returns and all other material tax returns, domestic and foreign, required to be filed by it, including mortgage recording taxes, and has paid all taxes (including mortgage recording taxes and other Property Taxes), and any assessments payable by them, or with respect to any of their properties or assets which have become due unless, in each case, the same are not delinquent and are being contested in accordance with Section 12(p) and such non-payment would not reasonably be expected to have a Material Adverse Effect. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to its knowledge, threatened by any Governmental Authority against any it, which is not being contested in good faith as provided above.

The Lenders and the Borrowers hereby agree that the Lenders will use good faith efforts to apply customary and market apportionment principles to the aggregate amount secured by each individual Mortgage so that the amount secured by such Mortgage does not exceed 125% of current value of the associated SF Property.

(n) No Broker. Borrower has not dealt with any broker, investment banker, agent, or other Person, except for Administrative Agent, who may be entitled to any commission or compensation in connection with the receipt of the Advances and pledge of the Financed SF Properties pursuant to this Agreement; provided, that if Borrower has dealt with any broker, investment banker, agent, or other Person, except for Administrative Agent, who may be entitled to any commission or compensation in connection with the receipt of the Advances and pledge of the Financed SF Properties pursuant to this Agreement, such commission or compensation shall have been paid in full by Borrower.

(o) Regulation T, U and X. Borrower is not engaged principally, or as one of its major activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advance hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The use of all funds acquired by Borrower under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(p) ERISA. No Event of ERISA Termination has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

(q) Subsidiaries. Borrower has no Subsidiaries. Pledgor directly owns 100% of the equity interests in Borrower. Guarantor directly owns 100% of the equity interests in Pledgor. Such equity interests have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which Borrower or Pledgor is a party requiring, and none of such equity interests outstanding, which upon conversion or exchange, would require the issuance by it of its equity interests or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, its equity interests. The equity interests in the Borrower has been pledged by the Pledgor to Administrative Agent for the benefit of the Lenders pursuant to the terms hereof.

(r) Other Credit Facilities and Debts. As of the Effective Date, Borrower is not an obligor under any Indebtedness other than any Indebtedness contemplated by the Facility Documents.

(s) Title to Properties. Borrower has good, valid insurable (in the case of real property) and marketable title to all of its properties and assets.

(t) Regulatory Action. Borrower is not currently under investigation and no investigation by any federal, state or local government agency is threatened. Borrower has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could reasonably be expected to have a Material Adverse Effect.

(u) Anti-Money Laundering Laws. The operations of Borrower are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against Borrower or to the knowledge of Borrower any Affiliates of Borrower.

(v) OFAC. None of Borrower, any Subsidiaries or Parents of Borrower nor to the knowledge of Borrower, any Affiliates of Borrower (A) is a Sanctioned Target, (B) is controlled by or is acting on behalf of a Sanctioned Target, (C) to the best knowledge of Borrower after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions, (D) has any of its assets in Sanctioned Targets, (E) derives any of its operating income from investments in, or transactions with Sanctioned Targets, (F) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (G) is currently under investigation by any Governmental Authority for alleged felony involving a crime of moral turpitude. For purposes hereof, the term “Patriot Act Offense” shall mean any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. The proceeds of any Advance will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Target.

(w) Insurance. Borrowers have delivered to Administrative Agent evidence of all insurance policies necessary to satisfy the Insurance Requirements in accordance with Section 2(c)(xii). All such policies are in full force and effect. No claims have been made that are currently pending, outstanding or otherwise remain unsatisfied under any such insurance policies with respect to such claims the related insurer has indicated a defense to payment or any unwillingness to pay such claim, which defense or unwillingness to pay is reasonably expected to result in non-payment in full or in part of such claim and any such failure to pay such claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to any such insurance policy, there has been no act or omission that that would impair the coverage of such policy, the benefits of the endorsement or the validity and binding effect of either in any material respect.

(x) Eligible Borrower. Borrower is an Eligible Borrower.

(y) No Default. No Default, Event of Default or Early Amortization Event has occurred and is continuing.

(z) Jurisdiction of Organization. On the Funding Date for the initial Advance hereunder, Borrower’s jurisdiction of organization is the State of Delaware. Each Borrower shall provide Administrative Agent with thirty (30) days advance written notice of any change in such Borrower’s jurisdiction. No Borrower has a trade name.

(aa) Location of Books and Records. The location where Borrower keeps its physical (non-electronic) books and records, including all computer tapes and records relating to the Eligible SF Properties is 2150 E. Germann Road, Suite 1, Chandler, AZ 85286 or any other location from time to time notified by Borrowers to Administrative Agent.

(bb) No Contractual Obligations. Other than (x) the Facility Documents and any arm’s-length commercial agreements and documents executed by any Borrower-Related Party related thereto or in connection therewith with respect to purchase or sale transactions relating to the SF Properties (in each case that do not violate any other Section of this Agreement (including but not limited to Section 12(r))) and (y) its Governing Documents, as of the date of this Agreement, Borrower (i) is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound (other than certain service agreements entered into by Borrower and its Independent Manager on or prior to the Closing Date and certain registered agent service agreements entered into by Borrower and its registered agent for service of process), and (ii) has not incurred any Indebtedness, and prior to the date of this Agreement, Borrower has not entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness (other than certain service agreements entered into by Borrower and its Independent Manager on or prior to the Closing Date and certain registered agent service agreements entered into by Borrower and its registered agent for service of process) other than Indebtedness which has been repaid in full.

(cc) Adverse Selection. Borrower has not selected any SF Property, whether individually or together with any other SF Property, in a manner adverse to Administrative Agent or in a manner that results, as of the time of submission of the related Advance Request by Borrower, in Lenders financing any SF Property that is of lesser quality than assets pledged to other lenders pursuant to any other facility to which a Borrower Party is a party.

(dd) No Reliance. Borrower has made its own independent decisions to enter into the Facility Documents and request each Advance and as to whether such Advance is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Borrower is not relying upon any advice from Administrative Agent or any Lender as to any aspect of the Advances, including without limitation, the legal, accounting or tax treatment of such Advances.

(ee) True Sale. Each Financed SF Property was acquired by Borrower from a transferor on a legal true sale or true contribution basis pursuant to a market standard purchase and/or sale agreement between Borrower and such transferor. With respect to each SF Property acquired by Borrower from an Affiliate thereof, (a) such Transferor received reasonably equivalent value in consideration for the transfer of such SF Property (which for the avoidance of doubt, the parties hereto agree that equivalent value shall include, but not be limited to, any increase in value of the Capital Stock in Borrower held by the Pledgor as a result of transferring such SF Property pursuant to a capital contribution), (b) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Borrower and (c) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.

(ff) Mortgage Documents; No Pledge. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Requirements of Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Documents recorded following a Mortgage Event with respect to Financed SF Property, including the Mortgages, will be timely paid or are being paid simultaneously herewith. Other than the security interest granted to Administrative Agent pursuant to this Agreement or any Mortgages that are recorded following a Mortgage Event, as applicable, Borrower has not pledged, assigned, collaterally assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except to the extent expressly permitted by the terms hereof. Borrower has not authorized the filing of and is not aware of any effective UCC financing statements filed against Borrower as debtor that include the Collateral, other than any financing statement that has been terminated or filed pursuant to this Agreement.

(gg) Security Interest.

(i) Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of its Collateral to any other Person except as permitted by this Agreement.

(ii) Immediately prior to the pledge of a Financed SF Property to Administrative Agent, Borrower was the sole owner of such Financed SF Property and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the pledge to Administrative Agent hereunder and Permitted Liens.

(iii) The provisions of this Agreement are effective to create in favor of Administrative Agent a valid and effective security interest in all right, title and interest of Borrower in, to and under the Collateral (other than any Mortgage that are not recorded prior to the occurrence and continuance of a Mortgage Event).

(iv) With respect to the security interest granted by Borrower in Section 7, upon the filing of the UCC financing statements in the appropriate offices against Borrower, such security interest shall be a valid first priority perfected security interest in the related Collateral to the extent such security interest can be perfected by filing such a financing statement or under the UCC. The Mortgage Documents, when properly recorded and/or filed in the appropriate records, following the occurrence and continuance of a Mortgage Event, will create (x) a valid, first priority, perfected Lien on Borrower’s interest in the Financed SF Property, and (y) perfected security interests in and to, and perfected collateral assignments of, all personalty, all in accordance with the terms thereof, in each case, subject only to the Permitted Liens.

(hh) True and Complete Disclosure. All information, reports, financial statements, exhibits, schedules and certificates furnished in writing by or on behalf of Borrower or any of its Affiliates thereof or any of their officers to Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto and during Administrative Agent’s diligence of Borrower, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified, and Borrower acknowledges that Administrative Agent has not verified the accuracy of any of such information or data. Except as set forth on Schedule 6 hereto, there is no fact known to a Responsible Officer of Borrower, after due inquiry, that could be expected to have a Material Adverse Effect. Borrowers shall update such Schedule 6 promptly upon knowledge of any such fact.

(ii) Environmental Matters. (i) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any SF Property which has not been fully addressed and/or remediated in accordance with Environmental Laws or in accordance with any requirements imposed by any Governmental Authority, except for those that could not, either individually or in the aggregate, be expected to have a Material Adverse Effect and (ii) except as otherwise disclosed to Administrative Agent, it does not have any knowledge of, nor has it received, any written notice from any inspector, contractor, property manager, agent of any property manager or Governmental Authority relating to Hazardous Materials or remediation in connection with any SF Property, of liability of any Person pursuant to any Environmental Laws or any actual administrative or judicial proceedings in connection with any of the foregoing, except for those that could not, either individually or in the aggregate, be expected to have a Material Adverse Effect.

(jj) Special Purpose Entities. Each of the Borrower Parties is a Special Purpose Entity.

Section 12. Covenants of Borrower. On and as of the date of this Agreement and each Funding Date and on each day until this Agreement is no longer in force, each Borrower covenants, as to itself, as follows:

(a) Notice of Defaults and Proceedings. Borrower shall promptly (unless otherwise set forth herein) notify Administrative Agent of the occurrence of any of the following of which a Responsible Officer of Borrower has knowledge or receives notice of, together with a certificate of a Responsible Officer of Borrower setting forth details of such occurrence and any action Borrower has taken or proposed to take with respect thereto:

(i) the occurrence of any Default, Event of Default or any Early Amortization Trigger;

(ii) Borrower will promptly, and in any event within twenty (20) Business Days after service of process on any of the following, give to Administrative Agent, notice of all litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings, that is not insured against, affecting (x) Borrower, or affecting any of the assets of Borrower before any Governmental Authority that (A) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby or (B) makes a claim individually in an amount greater than $1,000,000, and (y) Borrower or affecting any of the assets of Borrower before any Governmental Authority that, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Borrower will promptly provide notice of any judgment that is not insured against, which with the passage of time, could cause an Event of Default hereunder;

(iii) the occurrence of any financial event which could be reasonably likely to have a Material Adverse Effect;

(iv) the filing by or on behalf of Borrower of any material insurance claims with respect to the Financed SF Properties; or

(v) Borrower shall promptly, and in any event within three (3) Business Days after obtaining knowledge that a Financed SF Property is an Ineligible SF Property, give notice to Administrative Agent that a Financed SF Property is an Ineligible SF Property.

(b) Reporting. Borrower shall maintain a system of accounting established and administered in accordance with GAAP, and Borrower shall furnish to Administrative Agent within the time period specified:

(i) within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Guarantor, Guarantor’s unaudited consolidated Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP, in each case, in comparative form, the figures for the prior period, if available;

(ii) within one hundred twenty (120) days after the last day of its fiscal year, commencing with the 2021 fiscal year, Guarantor’s consolidated, audited Financial Statements for such fiscal year, presented fairly in accordance with GAAP, in each case, in comparative form, the figures for the prior period, if available, and accompanied, in all cases, by an unqualified report from an independent public accountant of nationally recognized standing which shall state that said Financial Statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP;

(iii) on each Remittance Date, a compliance certificate, substantially in the form of Exhibit H hereto or such other form as approved by Administrative Agent in its sole discretion, executed by a Responsible Officer of Borrower and covering the immediately preceding calendar month or such other applicable period;

(iv) on the second (2nd) Business Day of each calendar week, a weekly property management report of Borrower in the form attached hereto as Exhibit D, setting forth information (with respect to the immediately preceding week) regarding all of the Financed SF Properties; and

(v) promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Borrower and Guarantor as Administrative Agent may reasonably request.

(c) Fundamental Changes. Other than in connection with activities contemplated by Section 2(g)(ii), or as otherwise consented to by Administrative Agent in writing, Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that any party may merge or enter into any of the aforementioned transactions with Borrower so long as Borrower is the surviving entity and no Change in Control results from such transaction.

(d) Maintenance of Property and Insurance. Borrower shall, other than property retired for obsolescence, (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance that complies with the Insurance Requirements, and (c) furnish to Administrative Agent upon request information and certificates with respect to such insurance.

(e) No Material Adverse Claims. Borrower warrants and will defend all Collateral against all material adverse claims and demands (excluding any Permitted Liens).

(f) Assignment. Except as permitted herein, Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate, contract, create, incur, assume, permit to exist or grant a security interest in or lien on or otherwise encumber (except pursuant to the Facility Documents), any of the Collateral or any interest therein or grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing; provided that this Section 12(f) shall not prevent any transfer of any Collateral (including any SF Property) in accordance with the Facility Documents.

(g) Security Interest. Borrower shall do all things necessary or required by the Facility Documents or Requirements of Law, or as requested by Administrative Agent to preserve (i) the Collateral so that it remains subject to a perfected first priority security interest hereunder (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)) and (ii) the Pledged Collateral so that it remains subject to a perfected first priority security interest under the Pledge Agreement, including executing or causing to be executed (A) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto and (B) all documents necessary to collaterally assign to Administrative Agent all rights (but none of the obligations) of Borrower under each Purchase Agreement as set forth in Section 7(a)(i) (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)).

(h) Records.

(i) Borrower shall collect and maintain or cause to be collected and maintained all Records relating to the Financed SF Properties in accordance with industry custom and practice for assets similar to the SF Properties.

(ii) Upon reasonable advance written notice from Administrative Agent, Borrower shall (x) make any and all such Records related to the Financed SF Properties available to Administrative Agent to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or its authorized agents to discuss the affairs, finances and accounts of Borrower with its chief operating officer and chief financial officer at a time mutually agreed in advance by all parties and to discuss the affairs, finances and accounts of Borrower with its independent certified public accountants.

(i) Books. Borrower shall keep or cause to be kept proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare its financial statements in conformity with GAAP.

(j) Approvals. Borrower shall preserve and maintain its legal existence and all material rights, material privileges, material licenses, material permits or other material approvals necessary for Borrower to conduct its business and to perform its obligations under the Facility Documents, and Borrower shall conduct its business in accordance with all Requirements of Law, in each case, where the failure to maintain such material licenses, permits or other approvals or comply with such Requirements of Law could result in an impairment of Administrative Agent’s rights hereunder, including Administrative Agent’s security interest in the Collateral.

(k) Change in Business. Borrower shall not make any material change in the nature of its business as conducted on the Closing Date.

(l) Distributions. If an Event of Default or an Early Amortization Event has occurred and is continuing or would result therefrom, Borrower shall not pay any dividends with respect to any Capital Stock or other equity interests in such entity (other than distributions on account of income taxes following an Early Amortization Event), whether now or hereafter outstanding, or make any other distribution in respect thereof (other than distributions on account of income taxes following an Early Amortization Event), either directly or indirectly, whether in cash or property or in obligations of Borrower.

(m) Requirements of Law. Borrower shall comply with all Requirements of Law except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No part of the proceeds of any transaction shall be used for any purpose that violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower shall conduct diligence to confirm that no Transferor, at the time of transfer, is a Sanctioned Target. The proceeds of any transaction shall not be used, directly or indirectly, for any purpose which would breach any Anti-Corruption Laws, any Anti-Money Laundering Laws or Sanctions. Borrower shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money

Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The repayment of any Advance or any other payment due to Administrative Agent under this Agreement or any other Facility Document shall not be funded, directly or, to Borrower’s knowledge after due inquiry, indirectly, with proceeds derived from a transaction prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions or in any manner that would cause Borrower, or to the knowledge of Borrower, any Affiliates of Borrower to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The proceeds of any Advance hereunder will not, directly or, to Borrower’s knowledge after due inquiry, indirectly, be used to lend, contribute, or otherwise made available: (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Administrative Agent to be in breach of any Sanctions. Borrower shall notify Administrative Agent in writing not more than three (3) Business Days after becoming aware of any breach of Section 11(u), Section 11(v) or this Section 12(m).

(n) Chief Executive Office; Jurisdiction of Organization. Borrower shall not change its name, organizational number or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 11, unless in each case Borrower has provided Administrative Agent thirty (30) days’ prior written notice of such move or change and has taken all actions required under the UCC to continue the first priority perfected security interest of Administrative Agent in the Collateral.

(o) Taxes. Borrower shall (i) timely file all federal, income and other material state and local tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies reflected as due on such returns and all other federal, income and other material state and local taxes, assessments and governmental charges and levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. In addition, Borrower shall pay, or shall cause to be paid, all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against any Property or any part thereof as the same become due and payable and (ii) upon request, shall make available to Administrative Agent receipts or other evidence for the payment of such Property Taxes and the Other Charges prior to the date the same shall become delinquent. Notwithstanding the foregoing, any Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes, Other Charges or other charge provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Requirements of Law; (iii) neither the Collateral nor any SF Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) it shall promptly upon final determination thereof pay the amount of any such Property Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Property Taxes or Other Charges, from the released SF Property; (vi) appropriate reserves have been established in accordance with GAAP; and (vii) it shall furnish such security as may be required in the proceeding to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon. Administrative Agent may apply such security or part thereof held by it at any time when, in its judgment, the validity or applicability of such Property Taxes or Other Charges are established or the SF Property or any other of its asset (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien granted hereunder being primed by any related Lien.

(p) Transactions with Affiliates. Borrower will not (A) enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited in this Agreement or as contemplated by the Facility Documents, (b) in the ordinary course of Borrower’s business and (c) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or (B) make a payment that is not otherwise permitted by this Section 12(p) to any Affiliate.

(q) No Pledge. Borrower shall not pledge, transfer or convey any security interest in the Collection Account, Concentration Account or Operating Account to any Person (other than the pledge contemplated in the Collection Account Control Agreement, the Concentration Account Control Agreement or the Operating Account Control Agreement, as applicable) without the express written consent of Administrative Agent.

(r) Special Purpose Entity. Unless otherwise consented to by Administrative Agent in writing, and except as expressly permitted by the Facility Documents, Borrower and Pledgor shall comply with the Facility Documents, shall be Special Purpose Entities that shall (i) own no assets, and will not engage in any lines of business or activities, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than permitted under the Facility Documents; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of Borrower’s Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents (except, with respect to the certificate of formation, as required by law); (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed, to be inconsistent with this Section 12(r) without Administrative Agent’s prior written consent (other than its certificate of formation, to the extent such amendment or modification is required by any Requirement of Law); (vii) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated with an Affiliate to the extent consolidation is required under GAAP or as a matter of any Requirement of Law; provided, that to the extent required by GAAP (1) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of Borrower Party from such Affiliate and to indicate that Borrower Party’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on Borrower Party’s own separate balance sheet, if prepared and (3) Borrower Party shall file its own tax returns if filed, except to the extent consolidation is required or permitted under any Requirement of Law); (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (ix) not enter into any transactions with any Affiliates, other than for the Asset Management Agreements and other transactions permitted or required by the Facility Documents, except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (x) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business purposes, transactions and liabilities; provided, however, that the foregoing shall not require the direct or indirect partners or members of the Pledgor and any Borrower to make additional capital contributions or loans to any such Person; (xi) to the fullest extent permitted by law, not engage in or suffer any Change in Control, other than the Supernova SPAC Transaction consummated by the Guarantor, dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not, other than as contemplated in the Facility Documents, commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against any Borrower Party, any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate Borrower Party in connection with any Insolvency Event with respect to any Borrower-Related Party or any other Person; (xiv) will not hold itself out to be responsible for the debts or obligations of any other Person; (xv) not form, acquire or hold any equity interest in any other entity; (xvi) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; (xvii) not pledge its assets to secure the obligations of any other Person other than pledges specifically contemplated by the Facility Documents; (xviii) not, without the prior unanimous written consent of all of its members and each Independent Manager, take any Insolvency Action; (xix)(a) have at all times at least one Independent Manager and (b) provide Administrative Agent with up-to-date contact information for each such Independent Manager and a copy of the agreement pursuant to which such Independent Manager consents to and serves as an “Independent Manager” for each Borrower Party; and (xx) the organizational documents for each Borrower shall provide (a) that Administrative Agent be given at least two (2) Business Days prior written notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (b) that any Independent Manager of a Borrower shall not have any fiduciary duty to anyone including the holders of the equity interest in a Borrower and any Affiliates of a Borrower Party except any Borrower Party and the creditors of a Borrower Party with respect to taking of, or otherwise voting on, the Insolvency Action; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Borrower Representative shall not perform its duties under this Agreement in a manner that would result in the Borrowers’ failure to comply with this Section 12(r).

(s) Use of Proceeds. Borrower shall use the proceeds of all Advances solely for the purposes described in Section 2(k).

(t) Further Assurances. Borrower shall at any time or from time to time upon the reasonable request of Administrative Agent, at Borrower’s sole cost and expense, (a) furnish to Administrative Agent all instruments, documents, certificates, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Facility Documents or reasonably requested by Administrative Agent in connection therewith, in each case to the extent in the possession of Borrower, Borrower Representative or any of their agents; and (b) execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and continuation statements), which may be reasonably requested by Administrative Agent or required under any Requirement of Law to effectuate the transactions contemplated by the Facility Documents or to grant, preserve, protect or perfect the Liens created by the Facility Documents or the validity or priority of any such Lien (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)). Upon the occurrence of an Event of Default, it shall provide to Administrative Agent, from time to time upon request, evidence reasonably satisfactory to Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Facility Documents. Borrower shall, promptly upon Administrative Agent’s request, deliver documentation in form and substance satisfactory to Administrative Agent which Administrative Agent deems necessary or desirable to evidence compliance with all applicable “Know Your Customer” due diligence checks.

(u) Cooperate in Legal Proceedings. Borrower shall cooperate fully with each Lender and Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Administrative Agent or any Lender hereunder or any rights obtained by Administrative Agent or any Lender under any of the other Facility Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings; provided, that this covenant shall not apply to any such proceedings brought by any Borrower-Related Party or one of their Affiliates and relates to the transactions contemplated hereby.

(v) OFAC. At all times that any Secured Obligations remain unpaid, it shall, and shall cause the Asset Manager to, be in compliance with all applicable orders, rules, and regulations of OFAC.

(w) Inspection Rights. Once during each calendar year (or if an Event of Default shall have occurred and be continuing, as often as Administrative Agent deems necessary or desirable), Administrative Agent (and its agents or professional advisors) shall have the right, from time to time, at their discretion and upon two (2) Business Days prior written notice to the relevant party, (i) to visit and inspect any of the SF Properties of any Borrower, (ii) to discuss the affairs, finances and condition of any Borrower with the officers thereof and independent accountants therefor and (iii) to examine, and audit, during business hours, any and all of the books, records, financial statements, legal and regulatory compliance, operating and reporting procedures and information systems, in the possession of their respective directors, officers and employees, or other information contained on information systems (including without limitation customer service and/or whistleblower hotlines) of Borrowers, or held by another for a Borrower or on its behalf, concerning or otherwise affecting the SF Properties, the Facility Documents or any Borrower. Administrative Agent (and its agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations subject to any applicable exceptions set forth in the confidentiality provisions of this Agreement. Upon notice and during regular business hours, each Borrower agrees to promptly provide Administrative Agent (and its agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) Administrative Agent (and its agents or professional advisors) may require in order to conduct periodic due diligence relating to Borrowers in connection with the SF Properties and the Facility Documents. In connection with any inspection pursuant to this Section 12(w), each Borrower will, with reasonable notice, make available to Administrative Agent (and its agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to such Borrower and the SF Properties and to assist in Administrative Agent’s inspection. In addition, once during each calendar year (or if an Event of Default shall have occurred and be continuing, as often as Administrative Agent deems necessary or desirable), Borrowers shall provide, or shall direct Borrower Representative and Pledgor to provide, Administrative Agent (and its agents or professional advisors), upon two (2) Business Days prior written notice to the relevant party, with access to such Person to visit and inspect the offices of such Person and to examine, and audit, during business hours, any and all of the books, records, financial statements, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of such Persons, concerning or otherwise affecting the SF Properties. All reasonable out-of-pocket costs and expenses incurred by Administrative Agent (and its agents or professional advisors) in connection with the inspection and other matters outlined in this Section 12(w) shall be paid by Borrowers. For purposes of clarity, Administrative Agent acknowledges and agrees that in no event shall Administrative Agent (or its agents or professional advisors) be provided or permitted access to any proprietary source code, algorithm, method or software technology with respect to any valuation model of any of the SF Properties or any other Single Family Properties created by a Borrower-Related Party or any of its Affiliates.

(x) HOA Dues. Borrower will pay, or cause to be paid, in full when due all home owners’ association dues and fees for each SF Property owned by it, except to the extent being contested in good faith by appropriate proceedings and for which appropriate cash reserves have been established by the related Borrower and are held in the Operating Account.

(y) Amendment, Modification of Documents or Accounts. Borrower shall not, without Administrative Agent’s prior written consent, amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of any Facility Document; provided, however, that any waiver, amendment or modification that materially affects the Paying Agent or Calculation Agent, as applicable (as reasonably determined by such party), shall require the consent of such party; written notice of any other amendment or waiver hereunder, together with a copy thereof, shall be delivered to the Calculation Agent and the Paying Agent via email at the addresses set forth next to its signature block , and neither the Calculation Agent nor Paying Agent shall have any liability for any amendment or waiver of which it did not receive such notice. For the avoidance of doubt, any amendments or modifications related to Schedule 3 to the Side Letter shall not require the consent of the Paying Agent or Calculation Agent, unless such amendment or modification creates a material additional reporting burden on such party (as reasonably determined by such party)..

(z) Bad Acts. Borrower shall not, subject to Section 8 hereof:

(i) to the extent funds are available to it, fail to pay any homeowners association dues, taxes, assessments, municipal or governmental rates, charges, impositions, liens and water and sewer rents or any part thereof, heretofore or hereafter imposed upon it or in respect of the SF Properties, as well as all lawful claims which if unpaid might become a lien or charge upon it, any Property or any other item constituting Collateral or any part thereof, unless, in each case, the same are not delinquent and are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP;

(ii) remove and fail to replace (with personal property of substantially the same or higher utility and value) any fixtures, equipment, and/or other articles of personal property owned by it and attached as fixtures to, or used as fixtures in connection with, any SF Property owned by it, except for removal of obsolete or unnecessary fixtures in the ordinary course of maintaining and renovating such SF Property;

(iii) misapply, misappropriate or convert or permit, to the extent of its power, any of its Affiliates to misappropriate, misapply or convert any Income;

(iv) commit any act(s) of actual waste (excluding acts taken in the course of renovations) on or with respect to any SF Property owned by it;

(v) fail to maintain insurance with respect to any SF Property owned by it or otherwise as required in this Agreement;

(vi) engage in any fraud, willful misconduct or intentional misrepresentation of a material fact in connection with this Agreement or any other Facility Document;

(vii) without the prior written consent of the owner of its Capital Stock and its Independent Manager, take any action that is, or in contemplation or furtherance of, any Insolvency Action;

(viii) voluntarily seek, cause or take any action to effect its dissolution or liquidation;

(ix) assert that this Agreement or any other Facility Document, or any Lien arising thereunder, is not the legal, valid and binding obligation of such Person or any other party thereto;

(x) sell, convey, voluntarily transfer or voluntarily encumber any SF Property or other Collateral other than in compliance with the provisions of this Agreement and the other Facility Documents; or

(xi) take any action, or fail to take any action, which prevents, delays or hinders the perfection of the Lien of Administrative Agent in any portion or all of the Collateral (which shall apply to any Mortgage Document only after such Mortgage Documents have been recorded in accordance with Section 2(l)).

(aa) Accounts. It shall not establish, maintain or suffer to exist any deposit account or securities account by or on behalf of itself, except: (i) deposit accounts and securities accounts established for holding tenant security deposits to the extent required by applicable law, and for holding funds distributed to it from the Collection Account or other excess funds not required hereunder to be paid into the Collection Account or the Concentration Account; (ii) a deposit account or securities account in which it maintains amounts necessary to comply with this Agreement and (iii) any other account contemplated by the Facility Documents.

(bb) Borrower Performance. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Facility Documents and any other agreement or instrument affecting or pertaining to the Collateral (if any) and any amendments, modifications or changes thereto.

(cc) Contractual Obligations. Other than (x) the Facility Documents or as contemplated therein, or as permitted thereunder, and any arm’s-length commercial agreements and documents executed by any Borrower-Related Party related thereto or in connection therewith with respect to purchase or sale transactions relating to the SF Properties (in each case that do not violate any other Section of this Agreement (including but not limited to Section 12(r))) and (y) its Governing Documents, neither Borrower nor any of its assets shall be subject to any material Contractual Obligations (other than certain service agreements entered into by Borrower and its Independent Manager on or prior to the Closing Date and certain registered agent service agreements entered into by Borrower and its registered agent for service of process).

(dd) Recordation of Mortgages. No Borrower-Related Party shall record or cause to be recorded any Mortgage in the name of Administrative Agent or any Lender unless Administrative Agent has approved the form of such Mortgage.

(ee) Environmental Covenants.

(i) Borrower covenants and agrees that so long as the Advances are outstanding (A) all uses and operations on or of each Financed SF Property owned by it shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (B) there shall be no Releases of Hazardous Materials in, on, under or from any Financed SF Property owned by it except in compliance with Environmental Laws and as would not be reasonably expected to result in a material liability; (C) Borrower shall prevent the release by Borrower or any of its employees, contractors, customers, vendors, invitees, or others under the control of or doing business with Borrower of any Hazardous Materials in, on or under any Financed SF Property owned by it, except those that are either (1) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (2) (x) in amounts not in excess of that necessary to operate or occupy the Financed SF Property owned by it or (y) fully disclosed to and approved by Administrative Agent in writing; and (D) it shall keep the Financed SF Properties owned by it free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of it or any other Person (the “Environmental Liens”).

(ff) Reimbursement of Expenses. On the date of execution of this Agreement, Borrower shall reimburse Administrative Agent for all reasonable expenses (including legal fees) incurred by Administrative Agent and Lenders on or prior to such date incurred in connection with the negotiation and documentation of this Agreement and the related Facility Documents, and diligence of the initial proposed SF Properties. From and after such date, Borrower shall promptly reimburse Administrative Agent for all such reasonable expenses as the same are incurred by Administrative Agent and Lenders.

(gg) Financial Covenants. The Guarantor and all of its subsidiaries on a consolidated basis shall, at all times, be in compliance with the Financial Covenants.

Section 13. Events of Default.

Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. Any Borrower shall default in the payment of (i) the Advances Outstanding on the Maturity Date or any payment of principal when due and payable pursuant to Section 2(h), (ii) any Facility Interest or Unused Fee is not paid when due and such non-payment is not cured within one (1) Business Day, or (iii) any other amount (including other fees, expenses, indemnities or other payment obligations) payable to Administrative Agent or Lenders hereunder or under any other Facility Document is not paid when due and such non-payment is not cured within three (3) Business Days after the date upon which written notice thereof is given to Borrower Representative by Administrative Agent.

(b) Failure to Observe Covenants. (i) Any Borrower shall fail to perform or comply with any term or condition contained in Sections 12(c), (f), (g), (m), (q), (s), (v) or (y), or in subclauses (i), (ii), (iii), (vi), (vii), (ix), (xi), (xiii), (xiv), (xv), (xvii), (xviii), (xix) or (xx) of Section 12(r), (ii) any Borrower shall fail to perform or comply with any term or condition contained in subclauses (iv) or (x) of Section 12(r) and such failure specified in this subclause (ii) shall continue for a period of ten (10) Business Days after the earlier to occur of (1) the date upon which a Responsible Officer of such Borrower has knowledge of such failure and (2) the date upon which written notice thereof is given to such Borrower by Administrative Agent, (iii) any Borrower shall fail to perform or comply with any term or condition contained in subclause (xii) of Section 12(r) and such failure specified in this subclause (iii) shall continue for a period of five (5) Business Days after the earlier to occur of (1) the date upon which a Responsible Officer of such Borrower has knowledge of such failure and (2) the date upon which written notice thereof is given to such Borrower by Administrative Agent or (iv) any Borrower Party shall fail to perform or comply with any other term or condition contained in this Agreement or any other Facility Document and such failure specified in this subclause (iv) shall continue for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Borrower Party has knowledge of such failure and (2) the date upon which written notice thereof is given to Borrower Representative by Administrative Agent.

(c) Misrepresentation. (i) Any representation or warranty by a Borrower contained in Sections 11(k), (s), (u), (v) or (w) of this Agreement shall be or shall have been or proved to be false in any material respect (without duplication of any materiality qualifier contained herein or therein) when made or deemed made, without regard to any knowledge or lack of knowledge thereof by Administrative Agent or any Lender, (ii) any other representation or warranty by a

Borrower Party contained in this Agreement or any other Facility Document shall be or shall have been or proved to be false in any material respect (without duplication of any materiality qualifier contained herein or therein) when made or deemed made, without regard to any knowledge or lack of knowledge thereof by Administrative Agent or any Lender, and such failure specified in this subclause (ii) shall continue for a period of thirty (30) days after the earlier to occur of (1) the date upon which a Responsible Officer of any Borrower Party has knowledge of such failure and (2) the date upon which written notice thereof is given to Borrower Representative by Administrative Agent; provided that it shall not be an Event of Default under this clause (c) in the event of a breach of a representation or warranty contained on Schedule 2 to the Side Letter hereto so long as Borrowers comply with the requirements of Section 2(h)(i) within the times required thereunder or (iii) any of the representations and warranties set forth in this Agreement or any other Facility Document shall prove to have been false or misleading in any material respect as of the time made and such Borrower Party shall intentionally have made any such representations and warranties with knowledge that they were materially false or misleading at the time made.

(d) Judgments. Any judgment or order or series of judgments or orders for the payment of money in an amount exceeding (i) $1,000,000 is rendered against any Borrower Party or (ii) $5,000,000 is rendered against Guarantor, in each case, by a court of competent jurisdiction, unless such judgment(s) or order(s) has, within thirty (30) days of the entry thereof, been paid, vacated, satisfied, dismissed or bonded pending appeal or which is covered by insurance (subject to applicable deductibles), the insurer in respect of which has accepted defense thereof subject only to customary reservations of rights.

(e) Voluntary Bankruptcy; Appointment of Receiver. Any Borrower Party or Guarantor (i) becomes unable, or fails, or admits in writing its inability, to generally pay its debts as such debts become due, (ii) makes an assignment for the benefit of creditors, (iii) files a petition in bankruptcy, (iv) petitions or applies to any tribunal for any receiver or any trustee of such Person or any substantial part of the property of such Person, (v) commences any proceeding relating to such Person under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed or (vi) the board of directors (or similar governing body) of such Person (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 13(e).

(f) Involuntary Bankruptcy. If, (i) within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against any Borrower Party or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, (ii) within thirty (30) days after the appointment, without the consent or acquiescence of such Person, of any trustee, receiver or liquidator of such Person or all or any substantial part of the properties of such Person, the appointment shall not have been vacated or (iii) any order for relief is granted in any bankruptcy proceeding against such Person.

(g) Defaults Under Other Indebtedness. Any Borrower Party or Guarantor shall be in default beyond any applicable grace period under (A) (i) any indebtedness of such Borrower Party that is in an amount equal to or greater than $1,000,000 or (ii) any indebtedness of the Guarantor that is in an amount equal to or greater than $5,000,000 or (B) any other financing, hedging, security or other agreement or contract between such Borrower Party or Guarantor on the one hand, and Administrative Agent or any of its Affiliates on the other.

(h) Event of ERISA Termination. The occurrence of an Event of ERISA Termination that would reasonably be expected to have a Material Adverse Effect.

(i) Asset Manager Event of Default. Any Asset Manager Event of Default occurs and the Asset Manager is not replaced with Radian Real Estate Management LLC or such other successor Asset Manager acceptable to Administrative Agent, in its sole discretion, within thirty (30) days; provided, however, such Asset Manager Event of Default may be waived in writing by Administrative Agent in its sole and absolute discretion on or prior to the thirtieth (30th) day.

(j) Asset Manager Termination. Any Asset Manager is terminated in accordance with the Asset Management Agreement and such Asset Manager is not replaced with Radian Real Estate Management LLC or such other successor Asset Manager acceptable to Administrative Agent within thirty (30) days after such termination.

(k) Change in Control. A Change in Control shall occur that was not otherwise consented to in writing by Administrative Agent in its sole and absolute discretion.

(l) Facility Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Facility Document ceases to be in full force and effect in all material respects or shall be declared null and void (other than by termination in accordance with the terms hereof or thereof), or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in all or any material portion of the Collateral (other than any Mortgage prior to a Mortgage Event) purported to be covered by the Facility Documents with the priority required by the Facility Documents, in each case, other than as a result of any action or inaction by Administrative Agent, any Lender or any of their respective Affiliates or (ii) any Borrower, the Asset Manager (so long as it is Guarantor or an Affiliate of Guarantor), the Guarantor or any of their respective Affiliates shall contest the validity or enforceability of any Facility Document in writing or deny in writing that it has any further liability under any Facility Document to which it is a party.

(m) Guarantor Default. Guarantor shall be in default beyond any applicable cure period under the Limited Guaranty and such default shall be continuing, and such default includes the failure to pay a material obligation with respect to the Limited Guaranty.

(n) Assignment. An assignment or attempted assignment by any Borrower Party of this Agreement or assignment or attempted assignment by Guarantor of the Limited Guaranty without first obtaining the specific prior written consent of Administrative Agent.

(o) Securities Law Violation. Any Borrower Party shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(p) Guarantor Financial Covenants. The failure by Guarantor to be in compliance with any Financial Covenant.

(q) Lien Not First Priority. Administrative Agent for the benefit of the Lenders shall fail for any reason to have a first priority perfected security interest in any portion of the Pledged Collateral or, other than Permitted Liens, any other Collateral (other than with respect to any Mortgage prior to a Mortgage Event).

(r) Material Adverse Effect. A Material Adverse Effect shall have occurred as determined by Administrative Agent in its discretion.

(s) Financial Statements. Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of any Borrower Party as a “going concern” or a reference of similar import.

(t) Dissolution. Any action is taken that is intended to result, or results, in the dissolution, liquidation or termination of the existence of any Borrower Party or Guarantor.

(u) Insolvency Opinions. Any of the assumptions contained in any non-consolidation opinion letter delivered by DLA Piper on the Closing Date or by any other firm in connection with any Joinder Agreement is, or shall become, untrue in any respect.

Section 14. Remedies.

(a) If an Event of Default occurs and is continuing, the following rights and remedies are available to Administrative Agent and the Lenders:

(i) Subject to the terms and conditions provided for in Section 14(b) below, at the option of Administrative Agent or the Lenders, as applicable, exercised by written notice to Borrower Representative (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of a Borrower Party or Guarantor), all Secured Obligations shall be deemed immediately due and payable (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repayment Date”).

(ii) If Administrative Agent or the Lenders exercise or are deemed to have exercised the option referred to in Section 14(a)(i),

(A) (1) each Borrower’s obligations to repay all Advances at the Aggregate Repayment Amount shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied to the aggregate unpaid Aggregate Repayment Amount and any other amounts owed by such Borrower hereunder, and (3) Borrowers shall immediately deliver to Administrative Agent any Financed SF Properties securing the Advances then in Borrower’s possession or control, including SF Property; and

(B) to the extent permitted by any Requirement of Law, the Repayment Amount with respect to each such Advance (determined as of the Accelerated Repayment Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis (as applicable) for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repayment Amount as so increased, (x) the Default Rate in effect following an Event of Default to (y) the Repayment Amount for such Advance as of the Accelerated Repayment Date.

(iii) Administrative Agent shall have the right to obtain physical possession of all files of each Borrower Party relating to the Financed SF Properties and the Collateral and all documents relating to the Financed SF Properties and the SF Property related thereto which are then or may thereafter come in to the possession of a Borrower Party or any third party acting for a Borrower Party and each Borrower Party shall deliver to Administrative Agent such assignments as Administrative Agent shall request. Administrative Agent shall be entitled to specific performance of all agreements of each Borrower Party contained in Facility Documents.

(iv) Administrative Agent, or Administrative Agent through its Affiliates or designees, may elect any or all of the following remedies (A) foreclose any Mortgage in part or in full, (B) sell, at a public or private sale at such price or prices as Administrative Agent may deem satisfactory any or all of the Financed SF Properties and Collateral and (C) retain such Financed SF Properties and Collateral and give the related Borrower credit for such Financed SF Properties in an amount equal to an Evaluation of the related SF Property, which Evaluation must be dated no earlier than thirty (30) days prior to the date of such retention, delivered to Administrative Agent by the Valuation Agent, at the applicable Borrower’s sole cost and expense. The net proceeds of any disposition of Financed SF Properties and Collateral effected pursuant to the foregoing shall be applied as determined by Administrative Agent to satisfy the Secured Obligations hereunder in full, and any remaining amounts shall be distributed to Borrowers.

(v) Borrowers shall be liable to Administrative Agent for (A) the amount of all actual expenses, including documented legal fees and expenses, actually incurred by Administrative Agent in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(b) Each Lender, by entering into this Agreement or an Assignment and Assumption Agreement, acknowledges and agrees that, subject to the proviso at the end of the next sentence, following the occurrence of an Event of Default, all rights and remedies of the Lenders hereunder shall be exercised by the Administrative Agent at the direction and under the control of the Required Lenders and may result in Lenders, including, without limitation, Class B Lenders, receiving less than the full amount of the Secured Obligations owing to such Lender. Subject to the proviso at the end of this sentence, the Required Lenders shall have the sole authority to, without limitation, declare or waive a Default of Event of Default, accelerate any of the Secured Obligations, direct the Administrative Agent to commence or refrain from commencing any enforcement proceedings whatsoever pursuant to any of the Facility Documents or take any other action permissible hereunder or under applicable law, provided that, so long as the Required Class A Lenders are the Required Lenders:

(i) Only the Class A Lenders shall be permitted to waive, in their sole discretion, the occurrence of an Event of Default pursuant to Section 13(a) with respect to amounts due and payable to the Class A Lenders;

(ii) Only the Class B Lenders shall be permitted to waive, in their sole discretion, the occurrence of an Event of Default pursuant to Section 13(a) with respect to amounts due and payable to the Class B Lenders;

(iii) The Class A Lenders shall have the right but not the obligation, upon written notice to the Class B Lenders, to waive any Event of Default (other than an Event of Default pursuant to Section 13(a) with respect to the Class B Lenders), provided that, once the Class B Lenders receive such notice from the Class A Lenders, the Class B Lenders will have five (5) Business Days to object in writing to such waiver with the basis for such objection being that the waiver of the Event of Default would have a material effect, or a reasonable likelihood of a material effect, on the Class B Lenders’ (A) rights as a Lender, (B) ability to be repaid or (C) collateral position, in which case, the Class A Lenders shall not waive such Event of Default without the Class B Lenders’ consent, provided further, that if the Class A Lenders determine in their sole discretion that not waiving such Event of Default would be materially prejudicial on the Class A Lenders’ (A) rights as a Lender, (B) ability to be repaid or (C) collateral position, then the Class A Lenders’ decision to waive such Event of Default shall govern;

(iv) The Class B Lenders, upon giving one hundred fifty (150) days’ prior written notice to the Class A Lenders, shall be permitted to declare an Event of Default (subject to the terms and conditions of this Section 14(b)) if the Class A Lenders have not declared such Event of Default by the one hundred fiftieth (150th) day after the Class A Lenders’ receipt of such notice from the Class B Lenders; provided that, the Class B Lenders shall not be permitted to declare an Event of Default if such Event of Default has been waived by the Class A Lenders or the Administrative Agent in accordance with the provisions of this Section; provided further that, the Class B Lenders shall be permitted to take such actions (whether before or after the expiration of such one hundred fifty (150) day period) as may be reasonably necessary to preserve or toll the Class B Lenders’ rights (including with respect to any applicable statute of limitations or filing a proof of claim in an insolvency proceeding);

(v) The Required Lenders shall provide prior written notice to the Class B Lenders (the “Exercise Notice”) of their intent to commence the exercise of remedies under this Agreement and the Class B Lenders shall have the right, but not the obligation, with written notice to the Class A Lenders (the “Purchase Option Notice”) not later than five (5) Business Days after their receipt of such Exercise Notice, to elect to purchase the Class A Advances Outstanding at such time for an amount equal to the full amount of the Secured Obligations owing to the Class A Lenders at such time (the “Purchase Option”); provided that such Purchase Option must be completed within ten (10) Business Days of the Class A Lenders’ receipt of the Purchase Option Notice (the “Purchase Deadline”); provided, further, that the Purchase Deadline shall be automatically extended to fifteen (15) Business Days after the Class A Lenders’ receipt of the Purchase Option Notice if the Class B Lenders shall have (A) provided written certification to the Class A Lenders that the Class

B Lenders have duly called the capital required to complete the Purchase Option and (B) delivered a non-refundable cash deposit to the Class A Lenders in an amount equal to ten percent (10%) of the Secured Obligations owing to the Class A Lenders at such time; provided, further, that the Class A Lenders shall not take any enforcement action during such five (5), ten (10) and fifteen (15) Business Day periods referenced above except to the extent such Class A Lenders or the Administrative Agent determine is necessary to protect and/or preserve the rights of such Class A Lenders hereunder; provided, further, that in the event the Class B Lenders shall fail to consummate the Purchase Option on or prior to the Purchase Deadline, the Class B Lenders shall not have any further Purchase Option right with respect to the Class A Advances Outstanding hereunder;

(vi) Upon the occurrence of an Event of Default pursuant to which the Class A Lenders exercise their remedies under Article 9 of the UCC, the Class B Lenders shall be permitted to credit bid the amount of the Secured Obligations owed by Borrower to Class B Lenders so long as the net proceeds from the exercise of such remedies satisfy the Class A Lenders in full in accordance with Requirements of Law; and

(vii) upon the occurrence of an Insolvency Event of a Borrower Party or Guarantor, nothing will impair the Class A Lenders’ or Class B Lenders’ rights in its capacity as an unsecured creditor of any Borrower Party or Guarantor.

(c) Each Borrower acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Financed SF Properties and Collateral, Administrative Agent may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. Each Borrower recognizes that it may not be possible to purchase or sell all of the Financed SF Properties and Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Financed SF Properties and Collateral may not be liquid at such time. In view of the nature of the Financed SF Properties and Collateral, each Borrower agrees that liquidation of the Financed SF Properties and Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any Financed SF Properties and Collateral, and nothing contained herein shall obligate Administrative Agent to liquidate any Financed SF Properties and Collateral on the occurrence and during the continuance of an Event of Default or to liquidate all of the Financed SF Properties and Collateral in the same manner or on the same Business Day. Administrative Agent may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Borrowers. All rights and remedies arising under this Agreement are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

(d) Administrative Agent may enforce its and each Lender’s rights and remedies hereunder without prior judicial process or hearing, and each Borrower hereby expressly waives any defenses such Borrower might otherwise have to require Administrative Agent to enforce its rights by judicial process. Each Borrower also waives any defense (other than a defense of payment or performance) such Borrower might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Each Borrower recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(e) Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for a Borrower’s failure to perform its obligations under this Agreement, each Borrower acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

(f) Administrative Agent shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Administrative Agent and a Borrower Party. Without limiting the generality of the foregoing, Administrative Agent shall be entitled to set off the proceeds of the liquidation of the Financed SF Properties and Collateral against all of the Secured Obligations owed to Administrative Agent, whether or not such obligations are then due, without prejudice to Administrative Agent’s right to recover any deficiency.

(g) In connection with the enforcement of any Mortgage Documents recorded after a Mortgage Event, the terms of the Mortgage Documents shall control over any contrary provisions set forth herein.

(h) No right or remedy herein conferred upon the Administrative Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

(i) No course of dealing between any Borrower Party, on the one hand, and the Administrative Agent or any Lender, on the other hand, or any failure or delay on any Lender or the Administrative Agent’s part in exercising any rights or remedies hereunder or under any Facility Document shall operate as a waiver of any rights or remedies of the Administrative Agent or any Lender and no single or partial exercise of any rights or remedies hereunder or thereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

(j) For the avoidance of doubt, any sales, use, excise, value-added, gross receipts (in the nature of a sales tax), services, consumption, and other similar transaction-based taxes, however designated, that are properly levied by any Governmental Authority upon or in respect of the exercise of rights and remedies by the Administrative Agent and the Lenders under this Agreement shall be deemed to be, for all purposes, an Advance.

Section 15. Indemnification and Expenses.

(a) Each Borrower agrees to hold Administrative Agent, each Lender, Calculation Agent and Paying Agent, and their respective Affiliates and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, fees, costs and expenses of any kind (including fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s bad faith, fraud, negligence (or, in the case of the Calculation Agent and Paying Agent, gross negligence) or willful misconduct. Without limiting the generality of the foregoing, each Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Collateral, including SF Properties, which, in each case, results from anything other than the Indemnified Party’s bad faith, fraud, negligence (or, in the case of the Calculation Agent and Paying Agent, gross negligence) or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, Borrowers will save, indemnify and hold such Indemnified Party harmless from and against all expenses, losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment, reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Borrower. Each Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses (including the reasonable fees and disbursements of its counsel) incurred in connection with the enforcement or the preservation of Administrative Agent and Lenders’ rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby. This Section 15(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, costs or expenses arising from any non-Tax claim.

(b) Borrowers agree to pay as and when billed by Administrative Agent all of the out-of-pocket costs and expenses incurred by Administrative Agent and Lenders in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith, including legal fees and expenses and an annual structured finance audit performed by a third party auditor. Borrowers agree to pay as and when billed by Administrative Agent all of the costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including filing fees and all the fees, disbursements and expenses of counsel to Administrative Agent and Lenders, which amounts with respect to the consummation of the transactions contemplated hereby incurred prior to the date hereof shall be paid pursuant to Section 2(e)(viii)(B) in connection with the initial Advance hereunder. Borrowers agree to pay Administrative Agent all the due diligence, inspection, testing and review costs and expenses incurred by Administrative Agent and Lenders with respect to SF Property pledged by a Borrower to secure Advances under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Administrative Agent and Lenders pursuant to Sections 15(b) and 18 hereof.

(c) Borrowers hereby acknowledge that the Secured Obligations of Borrower from time to time to pay the Repayment Amount, the Facility Interest, and all other amounts due under this Agreement shall be full recourse obligations of Borrowers.

Section 16. Property Management.

(a) Each Borrower shall at all times during the term of this Agreement and during which any Advance is outstanding, cause each SF Property to be managed by the Asset Manager under the applicable Asset Management Agreement or, only after an Asset Manager Event of Default, by such other Person as is acceptable to Administrative Agent in its sole discretion (having due regard for Borrower preference), such property management to be at all times conducted in strict accordance with those property management or sales practices of prudent institutions that (i) manage single family and 2-4 family residential homes for sale of the same type as such SF Property in the jurisdiction where the related SF Property is located, (ii) employ procedures intended to produce the highest possible net present value on the SF Properties for the related Borrower and Lenders, and (iii) exercise at least the same care, skill, attention, prudence, time and diligence that a prudent real estate manager acting in a like capacity would exercise managing similar properties giving due consideration to clauses (i) and (ii) of this Section 16(a) and Requirements of Law.

(b) OFFERPAD SPE BORROWER A, LLC shall establish and maintain the Operating Account with the Account Bank.

(c) Each Borrower shall deposit and remit all Income received by such Borrower on account of the Financed SF Properties in strict compliance with the provisions of Section 4(a) hereof.

(d) If a Borrower should discover that, for any reason whatsoever, Asset Manager or any Subcontractor is in default of the property management provisions of the SPE Agreements or any related Subcontractor Agreement, respectively, such Borrower shall promptly notify Administrative Agent. Following delivery such notice, upon the written request of Administrative Agent, such Borrower shall cooperate in replacing Asset Manager or such Subcontractor with a new property manager or subcontractor acceptable to Administrative Agent.

(e) Back-Up Manager.

(i) The Back-Up Manager shall maintain current records and systems concerning the SF Properties in order to enable it to timely and efficiently assume the responsibilities of the Asset Manager in accordance with the terms and conditions of this Agreement and the Asset Management Agreement.

(ii) Following an Asset Manager Event of Default, the Administrative Agent shall have the option, in its sole discretion, to arrange for the delivery to the Back-Up Manager of all of the Property Documents, which shall contain sufficient data to permit the Back-Up Manager to assume the duties of the Asset Manager hereunder without delay.

(iii) Following an Asset Manager Event of Default, and if directed by the Administrative Agent in its sole discretion, the Back-Up Manager shall use reasonable efforts to diligently complete the physical transfer of files from the terminated Asset Manager with the cooperation of such defaulting party. From and after the date physical transfer is completed (the “Back-Up Manager Transfer Date”), the Administrative Agent shall have the option, in its sole discretion, to direct the Back-Up Manager to manage the SF Properties in accordance with the provisions of this Agreement, the Diligence Agent Agreement and the Asset Management Agreements with all the rights and obligations of the Asset Manager and the Back-Up Manager, or following an Event of Default, such other agreement as may be entered into between the Administrative Agent and the Back-Up Manager and shall have no liability or responsibility with respect to any obligations of the defaulting party, arising or accruing prior to the Back-Up Manager Transfer Date. The Administrative Agent, if it determines in its reasonable discretion that enforcement rights and/or remedies are available to the Lenders against the terminated Asset Manager and it is prudent under the circumstances to enforce such rights, agree to enforce their rights under this Agreement against the terminated Asset Manager, including any rights they have to enforce each terminated Asset Manager’s obligation to fully cooperate in the orderly transfer and transition of management obligations and otherwise comply with the terms of this Agreement and the Asset Management Agreement. In the event that the Back-Up Manager discovers or becomes aware of any errors in any records or data of the terminated Asset Manager which impairs its ability to perform its duties hereunder, the Back-Up Manager shall notify the Administrative Agent in writing of such errors and shall, at the terminated Asset Manager’s expense and upon the Administrative Agent’s direction, undertake to correct or reconstruct such records or data.

(iv) From and after the date of this Agreement until the Back-Up Manager Transfer Date, the Asset Manager shall provide or cause to be provided to the Back-Up Manager on each Reporting Date, in electronic form, a complete data tape of the SF Properties and such other information as the Administrative Agent may reasonably deem necessary, including all information necessary to determine the Asset Purchase Price, and shall make available to the Back-Up Manager a copy of the Periodic Remittance Report. In addition, the Asset Manager shall provide all other documents and materials as are commercially reasonably requested by the Back-Up Manager at the request of the Administrative Agent, the Back-Up Manager may perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager. To the extent that the Back-Up Manager determines within ten (10) days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to the Administrative Agent, the Borrower Representative and the Asset Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager. The Asset Manager shall use its reasonable efforts to provide any such deficient information to the Back-Up Manager within ten (10) days of receipt of such notice from the Back-Up Manager.

(v) At the request of the Administrative Agent, within ten (10) Business Days of the date of receipt from the Asset Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Periodic Remittance Report, each in the form agreed to by the Asset Manager, the Administrative Agent and the Back-Up Manager. In such case, provided the data in the Periodic Remittance Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Asset Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Periodic Remittance Reports, as applicable, following the Back-Up Manager Transfer Date.

(vi) On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Periodic Remittance Report required to be delivered by the Asset Manager, and (y) verify that such records and data are in a readable format.

(vii) The Back-Up Manager shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the resigning party hereunder. Notwithstanding the foregoing, the Back-Up Manager may cause all of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign its rights, benefits or privileges hereunder to, with the prior written approval of the Administrative Agent, a successor, upon its delivery to the Administrative Agent of the assumption by the assignee of all of the obligations and duties of the Back-Up Manager.

Section 17. Paying Agent; Calculation Agent.

(a) Paying Agent.

(i) Administrative Agent hereby appoints Wells Fargo Bank, National Association as the initial Paying Agent. All payments of amounts due and payable in respect of the Secured Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 4(c) shall be made on behalf of Borrowers by Paying Agent, in accordance with the written instruction of Administrative Agent pursuant to Section 4(c). On the Facility Termination Date, all funds then held by any Paying Agent under this Agreement shall, upon demand of Borrowers, be paid to Administrative Agent to be held and applied according to Section 4(c), and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

(ii) On each Remittance Date, Borrowers shall pay to Paying Agent the Paying Agent Fee pursuant to Section 4(c)(i).

(iii) Paying Agent hereby agrees that, subject to the provisions of this Section 18(a), it shall:

(A) hold any sums held by it for the payment of amounts due with respect to the Secured Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(B) give Administrative Agent notice of any default by any Borrower of which it has actual knowledge in the making of any payment required to be made with respect to the Secured Obligations;

(C) at any time during the continuance of any Event of Default, upon the written instruction of Administrative Agent (a copy of which shall be provided by Administrative Agent to Borrower Representative), forthwith pay to Administrative Agent any sums due to Administrative Agent so held in trust by Paying Agent; and

(D) provide to Lenders such information as is required to be delivered under the Code or any State law applicable to the particular Paying Agent, relating to payments made by Paying Agent under this Agreement.

(iv) Any successor paying agent shall be appointed by Administrative Agent, subject to providing notice thereof to Lenders and Borrower Representative. Administrative Agent and Borrower Representative shall mutually agree in writing on the fees required to engage the services of any such successor paying agent to the extent that such fees exceed those paid to the prior Paying Agent and upon such mutual agreement, such approved fee shall constitute the Paying Agent Fee.

(v) Borrowers shall indemnify Paying Agent and its officers, directors, employees and agents (each, a “PA Party” and collectively, the “PA Parties”) for, and hold them harmless against, any loss, liability, damage, cost or expense (including reasonable attorneys’ fees) incurred in connection with or arising out of (A) the performance of its obligations under and in accordance with this Agreement, including without limitation the costs and expenses of (x) investigating any claim or allegation relating to the exercise or performance of any of its powers or duties under this Agreement, and (y) preparing for, and prosecuting or defending itself against any investigation, dispute or legal proceeding, whether pending or threatened, related to any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement; (B) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by Paying Agent for such purpose) of any indemnification or other obligation of Borrowers (the indemnification afforded under this subclause (B) to include, without limitation, any legal fees, costs and expenses incurred by Paying Agent in connection therewith), and (C) the gross negligence, willful misconduct or actual fraud of any Borrower in the performance of its duties hereunder, except in each case to the extent any such loss, liability or expense results from the gross negligence, willful misconduct or actual fraud of Paying Agent or any PA Party (in each case, as determined by a court of competent jurisdiction or as otherwise agreed to by the parties). All such amounts shall be payable in accordance with Section 4(c). In the event any such indemnity amounts are distributed to Paying Agent from the Collection Account pursuant to Section 4(c) prior to deposit by Borrowers of such indemnity amounts therein, the obligation of reimbursement by Borrowers with respect to such indemnity amounts will instead be payable to the Collection Account. The foregoing indemnification shall survive the termination of this Agreement.

(vi) Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against Paying Agent, and no permissive right or privilege of Paying Agent shall be construed as a duty. In the absence of gross negligence, fraud or willful misconduct on the part of Paying Agent, Paying Agent may conclusively rely and shall be protected in relying upon the truth of any statements and written direction or instruction and the correctness of the opinions expressed in any certificates or opinions furnished to Paying Agent pursuant to and conforming to the requirements of this Agreement. In no event shall Paying Agent be liable for any special, indirect, consequential or punitive damages, even if Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(vii) Paying Agent shall not be liable for (A) an error of judgment made in good faith by one of its officers; or (B) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of Administrative Agent relating to the exercise of any power conferred upon Paying Agent under this Agreement, in each case, unless it shall be proved that Paying Agent shall have been grossly negligent in ascertaining the pertinent facts or have acted with actual fraud or willful misconduct.

(viii) Paying Agent shall not be charged with knowledge of any Default, Event of Default or Early Amortization Trigger unless a Responsible Officer of Paying Agent obtains actual knowledge of such event or Paying Agent receives written notice of such event from Borrowers or Administrative Agent, as the case may be.

(ix) Without limiting the generality of this Section 17(a), Paying Agent shall have no duty (A) to record, file or deposit this Agreement or any agreement referred to herein or prepare or file any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, re-file or redeposit any of the same, (B) to pay or discharge any Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (C) to confirm, recalculate or verify the contents, accuracy or completeness of any reports or certificates of Administrative Agent or Calculation Agent delivered to Paying Agent pursuant to this Agreement believed by Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (D) to ascertain or inquire as to the performance or observance of any of Borrowers’ representations, warranties or covenants under this Agreement or any other Facility Document.

(x) Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of Borrowers under this Agreement.

(xi) Paying Agent may conclusively rely in good faith and shall be protected in acting or refraining in good faith from acting upon any resolution, any certificate of a Responsible Officer of Administrative Agent, any Periodic Remittance Report, any certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(xii) Paying Agent may consult with nationally recognized counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by Paying Agent in good faith and in accordance therewith. In connection with any request that Paying Agent take any action or refrain from taking any action outside the scope of this Agreement, Paying Agent shall be entitled to request and conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer’s certificate or opinion of counsel. Any opinion of counsel requested by Paying Agent shall be an expense of Borrower.

(xiii) Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Facility Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of Administrative Agent pursuant to the provisions of this Agreement, unless Administrative Agent, on behalf of the Indemnified Parties, shall have offered to Paying Agent security or indemnity reasonably satisfactory to Paying Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(xiv) Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Administrative Agent; provided, that if the payment within a reasonable time to Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of Paying Agent, not reasonably assured by Borrowers, Paying Agent may require indemnity reasonably satisfactory to Paying Agent from Lenders against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by Borrowers.

(xv) Paying Agent shall not be responsible for the acts or omissions of Administrative Agent, Calculation Agent (unless the same entity is then acting as Calculation Agent and Paying Agent), Borrowers, any Lenders or any other Person.

(xvi) Any Person into which Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of Paying Agent, shall be the successor of Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(xvii) Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the SF Properties or the Collateral.

(xviii) Paying Agent is authorized, in its good faith discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered into by any court affecting such property or any part thereof, then and in any of such events Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(xix) Paying Agent may: (A) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to Borrower Representative, Lenders and Administrative Agent; provided, however, that, without the consent of Administrative Agent, such resignation shall not be effective until a successor paying agent acceptable to Administrative Agent shall have accepted appointment as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (B) be removed upon at least thirty (30) days’ prior written notice (or such shorter period as shall be acceptable to Paying Agent) by Administrative Agent, delivered to Paying Agent, Lenders and Borrower Representative; provided, however, that without the consent of Administrative Agent, such removal shall not be effective until a successor paying agent acceptable to Administrative Agent shall have accepted appointment as Paying Agent pursuant hereto and shall have agreed to be bound by the terms of this Agreement. In the event of such termination or removal, Administrative Agent shall make reasonable efforts to appoint a successor paying agent. If, however, a successor paying agent is not appointed by Administrative Agent within ninety (90) days after the giving of such notice of resignation, Paying Agent may petition a court of competent jurisdiction for the appointment of a successor paying agent, and the costs of such petition shall be paid by Borrowers.

(xx) Any successor paying agent appointed pursuant hereto shall execute, acknowledge, and deliver to Administrative Agent, Borrower Representative and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor paying agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall, upon payment of its outstanding fees and expenses, deliver to the successor paying agent all documents and statements and monies held by it under this Agreement; and Administrative Agent and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor paying agent all such rights, powers, duties, and obligations.

(xxi) In the event Paying Agent’s appointment hereunder is terminated without cause, Administrative Agent shall (A) reimburse Paying Agent for the reasonable out-of-pocket expenses of Paying Agent incurred in transferring any funds in its possession to the successor paying agent and (B) if such termination occurs on or prior to the first anniversary of the appointment of such Paying Agent, pay to the terminated Paying Agent a termination fee equal to the unearned prorated portion of Paying Agent Fee for that first year.

(xxii) Borrower Parties hereby agree, in connection with an appointment of a successor paying agent, to negotiate in good faith any modifications to this Agreement related to the rights and obligations of Paying Agent which are commercially reasonably requested by such successor paying agent; provided that, the effect of any such modifications shall not increase the obligations of any Borrower Party.

(xxiii) Knowledge or information acquired by (A) Wells Fargo Bank, National Association in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to Wells Fargo Bank, National Association in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by Responsible Officers in the same division of Wells Fargo Bank, National Association, and (B) any Affiliate of Wells Fargo Bank, National Association shall not be imputed to Wells Fargo Bank, National Association in any of its respective capacities hereunder and vice versa.

(xxiv) Other than with respect to any information that Paying Agent has an express duty hereunder to review, Paying Agent shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of Paying Agent (A) has actual knowledge thereof or (B) receives written notice with respect thereto.

(xxv) Paying Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(xxvi) The recitals contained herein shall not be taken as the statements of Paying Agent and Paying Agent assumes no responsibility for their correctness.

(xxvii) The parties hereto acknowledge that in accordance with the Anti-Money Laundering Laws, including without limitation the Patriot Act, and regulations promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, Paying Agent is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Paying Agent. Each party hereby agrees that it shall provide Paying Agent with such information in its possession as Paying Agent may reasonably request from time to time in order to comply with any applicable requirements of the Anti-Money Laundering Laws and related regulations.

(xxviii) For purposes of satisfying any information collection and tax reporting obligations under the Code and Treasury Regulations (including, without limitation and to the extent applicable, any cost basis reporting obligations thereunder), each Borrower and each Lender agrees to provide to Paying Agent all information in its possession required by the Code and Treasury Regulations to be provided by such person (or as reasonably requested by Paying Agent), to permit Paying Agent to satisfy its obligations thereunder.

(xxix) Paying Agent may delegate or perform any of its duties under this Agreement by or through sub-agents appointed by Paying Agent.

(b) Calculation Agent.

(i) Wells Fargo Bank, National Association is hereby appointed as the initial Calculation Agent and is authorized to take such actions and to exercise such powers and perform such duties as are expressly delegated to Calculation Agent by the terms hereof, together with such other powers as are reasonably incidental thereto.

(A) The duties of Calculation Agent hereunder shall be limited to (x) verifying and preparing calculations (collectively, the “Calculations”) with respect to each Advance Request, each Optional Repayment, each Period Remittance Report and each compliance certificate based solely on information provided to Calculation Agent by Borrowers, in each case, as set forth on a calculations schedule agreed to in writing by Borrowers, Calculation Agent and Administrative Agent and appended hereto as Schedule 5 (which such Schedule may be amended from time to time pursuant to the written agreement of Calculation Agent and Administrative Agent), (y) determining the One-month LIBOR hereunder and (z) maintaining the records set forth in Section 2(e).

(B) Calculation Agent shall verify and prepare the Calculations as set forth herein. Calculation Agent shall use good faith efforts in verifying and preparing any Calculations.

(C) In the event of a discrepancy between the calculations received by Calculation Agent and the results of the verification conducted by Calculation Agent, Calculation Agent shall give prompt written notice (which may be in electronic form) of such discrepancy to Borrower Representative and Administrative Agent, and Calculation Agent shall work with such parties in good faith to resolve such discrepancy. In each case, the final result agreed to by the parties with respect to such Calculations shall be approved in writing (which may be in electronic form) by Borrower Representative and Administrative Agent.

(D) Each of Borrowers, Lenders and Administrative Agent agree that so long as Calculation Agent complies with the terms of clauses (B) and (C) above, Calculation Agent shall have no liability with respect to any Calculations that are verified and prepared by Calculation Agent (including pursuant to consultations described in clause (C) above) that are subsequently determined to be incorrect, except to the extent of Calculation Agent’s fraud, gross negligence or willful misconduct. For avoidance of doubt, such exculpation from liability shall include, without limitation, any loss, liability or expense of Lenders incurred as a result of lending to Borrowers based on any such erroneous calculations.

(ii) On each Remittance Date, Borrowers shall pay to Calculation Agent any Calculation Agent Fee due to Calculation Agent pursuant to Section 4(c)(i).

(iii) Any successor calculation agent shall be appointed by Administrative Agent subject to providing notice thereof to Lenders and Borrower Representative. Administrative Agent and Borrower Representative shall mutually agree on the customary and reasonable fees required to engage the services of any such successor calculation agent to the extent that such fees exceed those paid to the prior Calculation Agent and upon such mutual agreement, such approved fee shall constitute the Calculation Agent Fee.

(iv) Borrowers shall indemnify Calculation Agent and its officers, directors, employees and agents (each, a “CA Party” and collectively, the “CA Parties”) for, and hold them harmless against, any loss, liability, damage, cost or expense (including reasonable attorneys’ fees) incurred in connection with or arising out of (A) the performance of its obligations under and in accordance with this Agreement, including without limitation the costs and expenses of (x) investigating any claim or allegation relating to the exercise or performance of any of its powers or duties under this Agreement, and (y) preparing for, and prosecuting or defending itself against any investigation, legal proceeding, whether pending or threatened, related to any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement; (B) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by Calculation Agent for such purpose) of any indemnification or other obligation of Borrowers (the indemnification afforded under this subclause (B) to include, without limitation, any reasonable legal fees, costs and expenses incurred by Calculation Agent in connection therewith) and (C) the gross negligence, willful misconduct or actual fraud of any Borrower in the performance of its duties hereunder, except in each case to the extent any such loss, liability or expense results from the gross negligence, willful misconduct or actual fraud of Calculation Agent or any CA Party (in each case, as determined by a court of competent jurisdiction pursuant or as otherwise agreed to by the parties). All such indemnification amounts shall be payable in accordance with Section 4(c). In the event any such indemnity amounts are distributed to Calculation Agent from the Collection Account pursuant to Section 4(c) prior to deposit by Borrowers of such indemnity amounts therein, the obligation of reimbursement by Borrowers with respect to such indemnity amounts will instead be payable to the Collection Account. The foregoing indemnification shall survive the termination of this Agreement.

(v) Calculation Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Calculation Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against Calculation Agent, and no permissive right or privilege of Calculation Agent shall be construed as a duty. In the absence of gross negligence, fraud or willful misconduct on the part of Calculation Agent, Calculation Agent may conclusively rely and shall be protected in relying upon the truth of any statements and written direction or instruction and the correctness of the opinions expressed in any certificates or opinions furnished to Calculation Agent pursuant to and conforming to the requirements of this Agreement. Calculation Agent shall not be responsible for verifying any calculations pursuant to this Agreement to the extent information necessary to make such verifications is not provided to it by Administrative Agent or Borrowers. In no event shall Calculation Agent be liable for any special, indirect, consequential or punitive damages, even if Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(vi) Calculation Agent shall not be liable for (A) an error of judgment made in good faith by one of its officers; or (B) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of Administrative Agent relating to the exercise of any power conferred upon Calculation Agent under this Agreement, in each case, unless it shall be proved that Calculation Agent shall have been grossly negligent in ascertaining the pertinent facts or have acted with actual fraud or willful misconduct.

(vii) Calculation Agent shall not be charged with knowledge of any Default, Event of Default or Early Amortization Trigger unless a Responsible Officer of Calculation Agent obtains actual knowledge of such event or Calculation Agent receives written notice of such event from Borrowers or Administrative Agent, as the case may be.

(viii) Without limiting the generality of this Section 17(b), Calculation Agent shall have no duty (A) to record, file or deposit this Agreement or any agreement referred to herein or prepare or file any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, re-file or redeposit any of the same, (B) to pay or discharge any Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (C) to confirm, recalculate or verify the contents, accuracy or completeness of any reports or certificates of Borrowers or Administrative Agent delivered to Calculation Agent pursuant to this Agreement believed by Calculation Agent to be genuine and to have been signed or presented by the proper party or parties or (D) to ascertain or inquire as to the performance or observance of any of Borrowers’ representations, warranties or covenants under this Agreement or any other Facility Document.

(ix) Calculation Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Calculation Agent to perform, or be responsible for the manner of performance of, any of the obligations of Borrowers under this Agreement.

(x) Calculation Agent may conclusively rely in good faith and shall be protected in acting or refraining in good faith from acting upon any resolution, any certificate of a Responsible Officer, any report, any certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(xi) Calculation Agent may consult with nationally recognized counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by Calculation Agent in good faith and in accordance therewith. In connection with any request that Calculation Agent take any action or refrain from taking any action outside the scope of this Agreement, Calculation Agent shall be entitled to request and conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer’s certificate or opinion of counsel. Any opinion of counsel requested by Calculation Agent shall be an expense of Borrower.

(xii) Calculation Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Facility Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of Administrative Agent pursuant to the provisions of this Agreement, unless Administrative Agent, on behalf of the Indemnified Parties, shall have offered to Calculation Agent security or indemnity reasonably satisfactory to Calculation Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(xiii) Calculation Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Administrative Agent; provided, that if the payment within a reasonable time to Calculation Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of Calculation Agent, not reasonably assured by Borrowers, Calculation Agent may require indemnity reasonably satisfactory to Calculation Agent from Lenders against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by Borrowers.

(xiv) Calculation Agent shall not be responsible for the acts or omissions of Administrative Agent, Paying Agent (unless the same entity is then acting as Calculation Agent and Paying Agent), Borrowers, any Lenders or any other Person.

(xv) Any Person into which Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Calculation Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of Calculation Agent, shall be the successor of Calculation Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(xvi) Calculation Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the SF Properties or the Collateral.

(xvii) Calculation Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events Calculation Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(xviii) Calculation Agent may: (A) terminate its obligations as Calculation Agent under this Agreement (subject to the terms set forth herein) upon at least thirty (30) days’ prior written notice to Borrower Representative, Lenders and Administrative Agent; provided, however, that, without the consent of Administrative Agent, such resignation shall not be effective until a successor calculation agent acceptable to Administrative Agent shall have accepted appointment as Calculation Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (B) be removed upon at least thirty (30) days’ prior written notice (or such shorter period as shall be acceptable to Calculation Agent) by Administrative Agent, delivered to Calculation Agent, Lenders and Borrower Representative; provided, however, that without the consent of Administrative Agent such removal shall not be effective until a successor calculation agent acceptable to Administrative Agent shall have accepted appointment as Calculation Agent pursuant hereto and shall have agreed to be bound by the terms of this Agreement. In the event of such termination or removal, Administrative Agent shall make reasonable efforts to appoint a successor calculation agent. If, however, a successor calculation agent is not appointed by Administrative Agent within ninety (90) days after the giving of such notice of resignation, Calculation Agent may petition a court of competent jurisdiction for the appointment of a successor calculation agent, and the costs of such petition shall be paid by Borrowers.

(xix) Any successor calculation agent appointed pursuant hereto shall execute, acknowledge, and deliver to Administrative Agent, Borrower Representative and to the predecessor Calculation Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Calculation Agent shall become effective and such successor calculation agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Calculation Agent under this Agreement, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall, upon payment of its outstanding fees and expenses, deliver to the successor calculation agent all documents and statements and monies held by it under this Agreement; and Administrative Agent and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor calculation agent all such rights, powers, duties, and obligations.

(xx) In the event Calculation Agent’s appointment hereunder is terminated without cause, Administrative Agent shall (A) reimburse Calculation Agent for the reasonable out-of-pocket expenses of Calculation Agent incurred in transferring any funds in its possession to the successor calculation agent and (B) if such termination occurs on or prior to the first anniversary of the appointment of such Calculation Agent, pay to the terminated Calculation Agent a termination fee equal to the unearned prorated portion of Calculation Agent Fee for that first year.

(xxi) Borrower Parties hereby agree, in connection with an appointment of a successor calculation agent, to negotiate in good faith any modifications to this Agreement related to the rights and obligations of Calculation Agent which are commercially reasonably requested by such successor calculation agent; provided that, the effect of any such modifications shall not increase the obligations of any Borrower Party.

(xxii) Other than with respect to any information that Calculation Agent has an express duty hereunder to review, Calculation Agent shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of Calculation Agent (A) has actual knowledge thereof or (B) receives written notice with respect thereto.

(xxiii) Calculation Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(xxiv) The recitals contained herein shall not be taken as the statements of Calculation Agent and Calculation Agent assumes no responsibility for their correctness.

(xxv) The parties hereto acknowledge that in accordance with requirements established under the Anti-Money Laundering Laws, including without limitation the Patriot Act, and regulations promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control, Calculation Agent is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Calculation Agent. Each party hereby agrees that it shall provide Calculation Agent with such information in its possession as Calculation Agent may reasonably request from time to time in order to comply with any applicable requirements of the Anti-Money Laundering Laws and related regulations.

(xxvi) If Calculation Agent shall at any time receive conflicting instructions from Administrative Agent and Borrowers or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, Calculation Agent shall be entitled to rely on the instructions of Administrative Agent.

(xxvii) Calculation Agent may delegate or perform any of its duties under this Agreement by or through sub-agents appointed by Calculation Agent.

Section 18. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Advance shall not be assigned by any Borrower without the prior written consent of Administrative Agent. Subject to the foregoing, this Agreement and any Advance shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors and permitted assigns hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Each Lender, upon at least five (5) Business Days’ written notice to Borrower Representative and Calculation Agent, may from time to time assign all or a portion of its rights and obligations under this Agreement and the other Facility Documents to any Affiliate of Lender without consent of the Borrowers or any other Person with prior written consent of Borrowers (such consent not to be unreasonably withheld or delayed; provided, that no such consent shall be required if an Event of Default has occurred and is continuing) pursuant to an executed assignment and acceptance by such Lender and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Administrative Agent and each Lender acknowledges and agrees that it shall be considered reasonable for a Borrower to withhold its consent in connection with an assignment to a competitor of such Borrower or any of its Affiliates. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of such Lender hereunder, and (b) such Lender shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Each such Assignment and Acceptance shall be delivered to Administrative Agent. Unless otherwise stated in the Assignment and Acceptance, Borrower Parties and Calculation Agent shall continue to take directions solely from Lender unless otherwise notified by Administrative Agent in writing. Administrative Agent may distribute to any prospective assignee any document or other information delivered to the applicable Lender by Borrower Parties.

(b) Each Lender, upon at least five (5) Business Days’ notice to Borrower Representative, may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 6; provided, that no such restrictions shall apply with respect to any sale to any Affiliate of such Lender or if an Event of Default has occurred and is continuing; and provided further that such Lender shall act as agent for all purchasers, assignees and point of contact for Borrowers pursuant to agency provisions to be agreed upon by such Lender, its intended purchasers and/or assignees and Borrowers. Each Lender that sells a participation shall, acting solely for this purpose as agent of Borrowers, maintain a register on which it enters the name and address of each participant and amount of each participant’s interest under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.

(c) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to a Borrower Party or any of its Subsidiaries or to any aspect of the Advances that has been furnished to such Lender by or on behalf of a Borrower Party or any of its Subsidiaries; provided, that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

Section 19. Transfer Register. Administrative Agent, acting solely for this purpose as agent of Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each assignee or participant of a Lender, and the percentage or portion of such rights and obligations assigned or participated (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders, shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

Section 20. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal and relevant state and local income and franchise taxes, to treat each Advance as indebtedness of Borrower that is secured by the Collateral and that the Collateral is owned by Borrower in the absence of an Event of Default by a Borrower. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by a change in law occurring after the date hereof, a closing agreement with an applicable taxing authority, or a final non-appealable judgment of a court of competent jurisdiction.

Section 21. Set-Off.

(a) In addition to any rights and remedies of Administrative Agent hereunder and by law, following the occurrence and continuance of an Event of Default, Administrative Agent shall have the right, without prior notice to Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by all Requirements of Law to set-off and appropriate and apply against any obligation from a Borrower to Administrative Agent or any Lender or any of its respective Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Administrative Agent or such Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Administrative Agent agrees to notify Borrowers after any such set-off and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Administrative Agent shall at any time have the right, in each case until such time as Administrative Agent determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Administrative Agent or any Lender would otherwise be obligated to pay, remit or deliver to Borrowers hereunder if an Event of Default has occurred and is continuing.

Section 22. Survival. Each representation and warranty made or deemed to be made by a Borrower receiving an Advance, herein or pursuant hereto shall survive the making of such representation and warranty, and other than as contemplated hereunder, Administrative Agent shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Advance was made. The obligations of Borrowers under Section 15 hereof shall survive the termination of this Agreement.

Section 23. Notices and Other Communications. Unless otherwise specified in this Agreement, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given and received (i) when sent by telecopy, upon receipt of an electronically generated confirmation of receipt by the addressee, or delivered personally or (ii) upon transmission of email provided no electronic notice of non-delivery is received by the sender or (iii) on the first (1st) Business Day after being sent by nationally recognized overnight delivery service or (iv) on the third (3rd) Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the telecopy number, email address or street address set forth in the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party hereto. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 24. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding among Administrative Agent, Lenders and Borrowers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for loan transactions involving Financed SF Properties. By acceptance of this Agreement, Administrative Agent, each Lender and each Borrower acknowledges that it has not made, and is not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Each Lender and each Borrower acknowledges that, and has entered hereinto and Lender will make each Advance hereunder in consideration of and in reliance upon the fact that, all Advances made by Lenders hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Advances made by Lenders hereunder. Accordingly, each Lender and each Borrower agrees (i) to perform all of its obligations in respect of each Advance, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Advances hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Advance against obligations owing to them in respect of any other Advance hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Advance shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Advances hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 25. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 26. SUBMISSION TO JURISDICTION; WAIVERS. ADMINISTRATIVE AGENT, EACH LENDER, BORROWER REPRESENTATIVE, EACH BORROWER, CALCULATION AGENT AND PAYING AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER WHETHER OR NOT INVOLVING ANY INDEMNIFIED PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY FACILITY DOCUMENT.

(c) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(d) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED;

(e) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(f) ADMINISTRATIVE AGENT, EACH LENDER, BORROWER REPRESENTATIVE, BORROWERS, CALCULATION AGENT AND PAYING AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY ALL REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 27. No Waivers, etc. No failure on the part of Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 28. Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a) Each Borrower hereby acknowledges that Lenders have made the Advances to such Borrower upon, among other things, the security of its collective interest in the Financed SF Properties and in reliance upon the aggregate of the Financed SF Properties taken together being of greater value as collateral security than the sum of each Financed SF Property taken separately. Each Borrower agrees that the Mortgages, if any, are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages, if any, shall constitute an Event of Default under each of the other Mortgages, if any; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage, if any; (iii) each Mortgage, if any, shall constitute security as if a single blanket lien were placed on all of the Financed SF Properties as security; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b) To the fullest extent permitted by law, each Borrower for itself and its successors and assigns, waives all rights upon the occurrence and continuance of an Event of Default to a marshalling of the assets of such Borrower, such Borrower’s partners or members and of the Financed SF Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, if any, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the Facility Documents to a sale of the Financed SF Properties for the collection of the Secured Obligations without any prior or different resort for collection or of the right of Administrative Agent to the payment of the Secured Obligations out of the net proceeds of the Financed SF Properties in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, if any, any equitable right otherwise available to such

Borrower which would require the separate sale of the Financed SF Properties or require Administrative Agent to exhaust its remedies against any Financed SF Property or any combination of the Financed SF Properties before proceeding against any other Financed SF Property or combination of Financed SF Properties; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorizes, at the option of Administrative Agent the foreclosure and sale either separately or together of any combination of the Financed SF Properties.

Section 29. Confidentiality.

(a) Each Lender, Administrative Agent, Calculation Agent and Paying Agent hereby acknowledges and agrees that all Borrower Confidential Information, and each Borrower, each Lender and Administrative Agent hereby acknowledges and agrees that all Confidential Terms, shall be kept confidential by the party receiving such information (the “Recipient”) and shall not be divulged to any Person without the prior written consent of the party providing such information (the “Disclosing Party”) except to the extent that (i) it is necessary to disclose to Recipient’s Affiliates and its and their directors, officers, employees, agents, advisors, legal counsel, accountants, auditors, or taxing authorities, or, in the case of a Borrower, its lenders or its Affiliates’ lenders (collectively, “Representatives”), (ii) a Borrower may disclose any Confidential Term to an investor or potential investor of any Borrower-Related Party or its lenders; provided, that, such investor, potential investor or lender executes a confidentiality or non-disclosure agreement with such Borrower-Related Party with respect to the Confidential Terms; (iii) Recipient is requested or required by governmental agencies, regulatory bodies, self-regulatory organizations with jurisdiction, bank examiners, or pursuant to legal proceedings (including, without limitation, orders, subpoenas or discovery requests), or other governmental or regulatory process, (iv) the Confidential Terms were known by Recipient or its Representatives prior to being furnished under this Agreement, (v) the Confidential Terms were provided to Recipient or its Representatives by a third party not known to Recipient at the time of disclosure to be subject to a duty of confidentiality to the Disclosing Party, (vi) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (vii) an Event of Default has occurred and is continuing and Administrative Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Collateral or otherwise enforce or exercise Administrative Agent’s rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, a Borrower or Lender (or any of its Representatives) may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Advances, any fact relevant to understanding the federal, state and local tax treatment of the Advances, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment. The provisions set forth in this Section 30 shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, Borrowers, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Collateral and/or any applicable terms of this Agreement (the “Confidential Information”). Borrowers, each Lender, Administrative Agent, Calculation Agent and Paying Agent understand that the information provided by one party to any other party regarding the Collateral and the transactions contemplated hereunder may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act

(the “GLB Act”), and Borrowers, each Lender, Administrative Agent, Calculation Agent and Paying Agent agree to maintain such nonpublic personal information that such party receives hereunder in accordance with the GLB Act and other applicable federal, state and local privacy and data protection laws. Borrowers, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall implement such administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Administrative Agent, Calculation Agent, Paying Agent, each Lender, each Borrower, as applicable, or any Affiliates of any of the foregoing which such Borrower, such Lender, Administrative Agent, Calculation Agent or Paying Agent holds, (b) protect against any anticipated threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Borrower, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall, at a minimum, establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon reasonable request from a party hereto, each Borrower, Borrower Representative, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall, subject to the terms of its respective information security policies, cooperate with the requesting party in its efforts to confirm that each Borrower, Borrower Representative, each Lender, Administrative Agent, Calculation Agent and Paying Agent, as applicable, has satisfied its obligations as required under this Section 30. This may include Administrative Agent’s, Calculation Agent’s, Paying Agent’s and any Lender’s review of audits, summaries of test results, and other equivalent evaluations of each party hereto, subject to the terms of such party’s information security policies. Each Borrower, Borrower Representative, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall notify, to the extent permissible by applicable law, the applicable party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Calculation Agent, Paying Agent, any Borrower, Borrower Representative, any Lender or any of its respective Affiliates, as applicable, provided directly to such party. Each Borrower, Borrower Representative, each Lender, Administrative Agent, Calculation Agent and Paying Agent shall provide such notice to the applicable party by personal delivery, by facsimile or email with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 30. Conflicts. In the event of any conflict between the terms of this Agreement and any other Facility Document, the documents shall control in the following order of priority: first, the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 31. Miscellaneous.

(a) Counterparts. This Agreement and any Facility Document shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party to this Agreement or any Facility Document shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement and any Facility Document may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

(b) Captions. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Each Borrower and Borrower Representative hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) none of Administrative Agent, Calculation Agent, Paying Agent or any Lender has a fiduciary relationship to any Borrower-Related Party; and

(iii) no joint venture exists between Administrative Agent, Calculation Agent, Paying Agent or any Lender and any Borrower-Related Party.

(d) Documents Mutually Drafted. Borrowers, Borrower Representative, Administrative Agent, Calculation Agent, Paying Agent and each Lender agree that this Agreement and each other Facility Document prepared in connection with the Advances set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

(e) Actions and Events Outside of Lenders’ and Agents’ Control. None of the Servicing Agents shall be liable in any way to any Borrower Party or third party for any such Servicing Agent’s failure to perform or delay in performing under the Facility Documents (and Servicing Agent may suspend or terminate all or any portion of such Servicing Agent’s obligations under the Facility Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, any force majeure event, including, without limitation, any act of God, strike, act of any governmental authority, labor dispute, lockout, boycott, blockade, riot, act of war, terrorism, rebellion, insurrection, epidemic or pandemic, quarantine, fire, communication system failure, computer hardware or software failure, computer virus or malware, power failure, unavailability of the Federal Reserve Bank wire or telex system, natural disaster, earthquake or any other similar cause or event beyond such Servicing Agent’s control.

(f) Exculpated Parties. Administrative Agent and each Lender hereby acknowledges and agrees that no claim hereunder may be made by Administrative Agent or any Lender against any Exculpated Party and no Exculpated Party shall have any obligations or liability hereunder except to the extent expressly provided with respect to the Pledgor and the Guarantor pursuant to the Facility Documents.

Section 32. Amendments and Waivers.

Except as provided in this Section or as otherwise provided in this Agreement, no amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrowers, Administrative Agent and the Required Lenders; provided that:

(a) no such amendment, waiver or other modification shall be effective without the written consent of each Class A Lender and/or each Class B Lender adversely affected thereby and

(b) without limiting the foregoing, the following amendments, waivers or other modifications shall, for the avoidance of doubt, require the written consent of each Class A Lender and/or Class B Lender to be effective:

(i) alter or change the Commitment of any Lender;

(ii) extend the Facility Termination Date;

(iii) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest owing under or change the order of the application of available funds specified herein (other than, for purposes of clarity, as provided in Section 2(h));

(iv) reduce (absent payment thereof) the amount of Advances Outstanding, the rate of interest thereon, any amount payable to any Lender or the currency applied to amounts due and payable in respect of the Advances Outstanding (other than, for purposes of clarity, as described in Section 4(f) herein);

(v) change any provision of this Section 32, the definition of “Pro Rata Share” or “Required Lenders” or any other provision specifying the number of Lenders or portion of the Advances Outstanding to take action under the Facility Documents;

(vi) release any claims accruing to the Lenders as secured parties hereunder or under applicable laws (other than, for purposes of clarity, as provided in Section 2(i)), without the written consent of each Lender;

(vii) accept any additional property as Collateral on any basis other than for the pro rata benefit of the Lenders;

(viii) approve any Lien (other than Permitted Liens) on any Collateral senior to the interest of Administrative Agent’s interest;

(ix) release any Borrower, the Guarantor, the Asset Manager, or any Collateral from the provisions of any Facility Document (other than, for purposes of clarity, as provided in Section 2(i)); and

(c) no such amendment, waiver or other modification shall:

(i) amend, waive or modify any provision of this Agreement applicable to the Asset Manager without the written consent of the Asset Manager; or

(ii) amend, waive or modify any provision of this Agreement applicable to Borrower Representative without the written consent of Borrower Representative;

provided, however, that any waiver, amendment or modification that materially affects the Paying Agent or Calculation Agent, as applicable, shall require the prior consent of such party; written notice of any other amendment or waiver hereunder, together with a copy thereof, shall be delivered to the Calculation Agent or the Paying Agent via email at the addresses set forth next to its signature block promptly following the effective date of such amendment or waiver, and neither the Calculation Agent nor Paying Agent shall have any liability for any amendment or waiver of which it did not receive such notice. For the avoidance of doubt, any amendments or modifications related to Schedule 3 to the Side Letter shall not require the consent of the Paying Agent or Calculation Agent, unless such amendment or modification creates a material additional reporting burden on such party (as reasonably determined by such party).

Section 33. Administrative Agent Provisions.

(a) Appointment and Authority. Each Lender hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as Administrative Agent hereunder and under the other Facility Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise all such powers as are expressly delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 33 are solely for the benefit of Administrative Agent and Lenders, and no Borrower shall any have rights as a third party beneficiary of any of such provisions.

(b) Rights as a Lender. Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Borrower or another Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

(c) Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Facility Documents. Without limiting the generality of the foregoing, Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Facility Documents that Administrative Agent is required to exercise as directed in writing by Lenders, provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Facility Document or any Requirement of Law; and

(iii) shall not, except as expressly set forth herein and in the other Facility Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Borrower or any of its Affiliates that is communicated to or obtained by Administrative Agent.

Administrative Agent shall not be liable for any action taken or not taken by it (i) in accordance with the rights and powers that are expressly delegated to Administrative Agent by the terms of this Agreement or any other Facility Document, (ii) with the consent or at the request of Lenders, or (iii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Event of Default or Default unless and until notice describing such Event of Default or Default is given to Administrative Agent by a Borrower or an Affiliate thereof or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Facility Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Facility Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Section 2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

(d) Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Facility Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Section 34 shall apply to any such sub-agent and to the Affiliates of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

(f) Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to Lenders, Borrower Representative, Calculation Agent and Borrowers. Upon receipt of any such notice of resignation, Lenders shall have the right, in consultation with Borrowers, to appoint a successor. If no such successor shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrowers, Borrower Representative, Calculation Agent and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Lenders under any of the Facility Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Lenders appoint a successor Administrative Agent as provided for in this Section 33(f). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Facility Documents (if not already discharged therefrom as provided above in this Section 33(f)). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Facility Documents, the provisions of this Section 34 and Section 15 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(g) Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Facility Document or any related agreement or any document furnished hereunder or thereunder.

(h) Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party or Guarantor, Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on such Borrower Party or Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for reimbursement under Section 15) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under the Facility Documents.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(i) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 15 to be paid by it to Administrative Agent (or any sub-agent thereof), or any Affiliate of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s proportionate share (determined with respect to the outstanding principal balance of the Advances made by such Lender as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or against any Affiliate of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity.

(j) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Facility Document, the authority to enforce rights and remedies hereunder and under the other Facility Documents against Borrower Parties, Guarantor or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with the Facility Documents for the benefit of all Lenders; provided that the foregoing shall not prohibit (i) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Facility Documents, (ii) any Lender from exercising setoff rights in accordance with Section 21 or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower Party or Guarantor under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Facility Documents, then (A) Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 14 and (B) any Lender may, with the consent of the other Lenders, enforce any rights and remedies available to it and as authorized by each other Lender.

(k) Indemnification. Lenders hereby agree to indemnify Administrative Agent, its officers, directors, employees, attorneys, agents, advisors and the parent company or holding company that controls such Person (the “Indemnified Agent Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements or any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Indemnified Agent Party in any way relating to or arising out of this Agreement or any other Facility Documents; provided that Lenders shall not be required to indemnify any Indemnified Agent Party to the extent of any amounts resulting from the fraud, gross negligence or willful misconduct of such Indemnified Agent Party. Without limiting the generality of the foregoing provisions of this Section 33(k), Lenders to reimburse Administrative Agent promptly upon demand for any reasonable out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the consummation, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advance in respect of rights or responsibilities under this Agreement or any other Facility Document.

Section 34. Joint and Several Liability. Each Borrower shall be jointly and severally liable to Lenders and Administrative Agent for the full, complete and punctual performance and satisfaction of all obligations of any Borrower under this Agreement. Accordingly, each Borrower waives any and all notice of creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lenders and Administrative Agent upon such Borrower’s joint and several liability. Each Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Borrower with respect to the Secured Obligations. When pursuing its rights and remedies hereunder against any Borrower, Lenders and Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies hereunder against any Borrower or any other Person or against any collateral security for the Secured Obligations or any right of offset with respect thereto, and any failure by Lenders or Administrative Agent to pursue such other rights or remedies or to collect any payments from such Borrower or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Borrower or any such other Person or any such collateral security, or right of offset, shall not relieve such Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lenders and Administrative Agent against such Borrower.

Section 35. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to clauses, paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” shall mean good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

Addresses for Notices:

JPMorgan Chase Bank, N.A. 383 Madison Ave, 8th Floor
New York, NY 10179
Email: ABS_Offerpad_Facility@jpmorgan.com

[Signature Page to Loan and Security Agreement]

LENDER:

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

Addresses for Notices:

JPMorgan Chase Bank, N.A. 383 Madison Ave, 8th Floor
New York, NY 10179
Email: ABS_Offerpad_Facility@jpmorgan.com

[Signature Page to Loan and Security Agreement]

LENDER:

AG Mortgage Value Partners Onshore Master Fund, L.P.

By: Angelo, Gordon & Co., L.P., as manager or advisor

By:

Name:
Title:

AG Asset Based Credit Master Fund (B), L.P.

By:Angelo, Gordon & Co., L.P., as manager or advisor

By:

Name:
Title:

AG TCDRS, L.P.

By:Angelo, Gordon & Co., L.P., as manager or advisor

By:

Name:
Title:

AG Centre Street Partnership, L.P.

By:Angelo, Gordon & Co., L.P., as manager or advisor

By:

Name:
Title:

[Signature Page to Loan and Security Agreement]

Addresses for Notices:

AG Mortgage Value Partners Onshore Master Fund, L.P. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th floor
New York, NY 10167
Attention: RMBS
Email: rmbsnotices@angelogordon.com

AG TCDRS, L.P. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th floor
New York, NY 10167
Attention: RMBS
Email: rmbsnotices@angelogordon.com

AG Centre Street Partnership, L.P. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th floor
New York, NY 10167
Attention: RMBS
Email: rmbsnotices@angelogordon.com

AG Asset Based Credit Master Fund (B), L.P. c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th floor
New York, NY 10167
Attention: RMBS
Email: rmbsnotices@angelogordon.com

[Signature Page to Loan and Security Agreement]

BORROWER:

OFFERPAD SPE BORROWER A, LLC, as a Borrower

By:

Name: Michael S. Burnett
Title: Chief Financial Officer

By:

Name: Benjamin Aronovitch
Title: Chief Legal Officer

Address for Notices:

Offerpad SPE Borrower A, LLC 2150 E. Germann Rd., Suite 1
Chandler, Arizona 85286
Attention: Benjamin Aronovitch
Email: benjamin.aronovitch@offerpad.com

[Signature Page to Loan and Security Agreement]

BORROWER REPRESENTATIVE:

OFFERPAD SPE BORROWER A, LLC

By:

Name: Michael S. Burnett
Title: Chief Financial Officer

By:

Name: Benjamin Aronovitch
Title: Chief Legal Officer

Address for Notices:

Offerpad SPE Borrower A, LLC 2150 E. Germann Rd., Suite 1
Chandler, Arizona 85286
Attention: Benjamin Aronovitch
Email: benjamin.aronovitch@offerpad.com

[Signature Page to Loan and Security Agreement]

CALCULATION AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact

By:

Name:
Title:
Address for Notices:

Wells Fargo Bank, National Association 9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager: JPMOPENDOORIO211
Email: CTSSFR@wellsfargo.com

[Signature Page to Loan and Security Agreement]

PAYING AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact

By:

Name:
Title:

Address for Notices:

Wells Fargo Bank, N.A. 9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager: JPMOP2021
Email: CTSSFR@wellsfargo.com

[Signature Page to Loan and Security Agreement]

Exhibit 10.2

Execution Version

SIXTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

OFFERPAD (SPVBORROWER1), LLC,

as Borrower,

LL PRIVATE LENDING FUND, L.P.,

as Senior Lender,

LL PRIVATE LENDING FUND II, L.P.

as Mezz Lender,

and

LL FUNDS, LLC,

as Collateral Agent for Lenders

Dated as of December 16, 2021

TABLE OF CONTENTS

1. Definitions	2

1.1. Accounting Terms and Other Definitions	2

2. The Loan	14

2.1. REVOLVING ADVANCES	14
2.1.1. Revolving Senior Advances	14
2.1.2. Revolving Mezz Advances	15
2.1.3. Protective Advances	15
2.1.4. Limitation on Revolving Advances Based on Inventory to Sales Ratio	15
2.2. CONDITIONS TO REVOLVING ADVANCES	15
2.2.1. Conditions Precedent to Initial Revolving Advance	15
2.2.2. Conditions Precedent to all Revolving Advances	16
2.2.3. Covenant to Deliver	17
2.3. Procedure for Requesting Revolving Advances	18
2.4. Payment of Principal and Interest	21
2.5. Maturity and Extension	25
2.6. Making of Revolving Advances	25
2.7. Monthly Statement	25

3. Security Interest Created; Obligations Secured	27

3.1. Appointment of Collateral Agent	27
3.2. Grant of Security Interest	27
3.3. Financing Statements	27
3.4. Insurance	27
3.5. Further Assurances	27
3.6. Cross Collateralization	28
3.7. Subordination of Mezz Loans; Turnover	28
3.8. No Other Indebtedness	28

4. REPRESENTATIONS AND WARRANTIES	29

4.1. Organization and Qualification	29
4.2. Valid Obligations; Compliance with Laws	29
4.3. Subsidiaries	29
4.4. Corporate Records	29
4.5. Title to Properties; Absence of Liens	29
4.6. Places of Business	30

1

4.7.	Litigation	30
4.8.	Taxes	30
4.9.	Restriction on Use of Proceeds	30
4.10.	Flood Insurance	30
4.11.	Financial Statements; Financial Condition	30
4.12.	Solvency	30
4.13.	No Debt or Payment Obligations; Separateness	30
4.14.	Full Disclosure	30

5. AFFIRMATIVE COVENANTS		31

5.1.	Use of Proceeds	31
5.2.	Government Compliance	31
5.3.	Payments and Performance	31
5.4.	Books and Records; Inspection	31
5.5.	Financial Statements	32
5.6.	Conduct of Business	32
5.7.	Separateness	32
5.8.	Taxes	33
5.9.	Notification of Default	33
5.10.	Notification of Material Litigation	33
5.11.	Notification of Financial Condition	34
5.12.	USA Patriot Act Notification	34
5.13.	Maintenance of Portfolio Properties	34
5.14.	Make Payments When Due	34
5.15.	Further Assurances	34
5.16.	Reporting on Inventory to Sales Ratio	34
5.17.	Independent Manager	34
5.18.	Title Insurance	34
5.19.	Auction Advances	34

6. NEGATIVE COVENANTS		35

6.1.	Limitations on Indebtedness	35
6.2.	Encumbrance	35
6.3.	Changes in Business, Control	35
6.4.	Merger	35
6.5.	Payment to Affiliates	35

2

7. DEFAULT		36

7.1.	Event of Default	36
7.2.	Acceleration; Remedies	37
7.3.	[Reserved]	38
7.4.	Nonexclusive Remedies	39

8. MISCELLANEOUS		39

8.1.	Waivers	39
8.2.	Interest on Revolving Advances and Expenses	39
8.3.	Waiver of Homestead	39
8.4.	Severability	39
8.5.	Indemnification	39
8.6.	Costs and Expenses	40
8.7.	Counterparts	40
8.8.	Complete Agreement	40
8.9.	Binding Effect of Agreement; Assignment of Agreement by Lenders	40
8.10.	Further Assurances	41
8.11.	Amendments in Writing; Waiver; Integration	41
8.12.	Term of Agreement	41
8.13.	Notices	42
8.14.	Governing Law, Venue	44
8.15.	Financial Statement Certifications	44
8.16.	Time of Essence	44
8.17.	Survival	44
8.18.	Captions and Section References	45
8.19.	Construction of Agreement	45
8.20.	Relationship	45
8.21.	Third Parties	45

3

SIXTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of December 16, 2021, by and among (a) OFFERPAD (SPVBORROWER1), LLC (“Borrower”), as Borrower, (b) LL PRIVATE LENDING FUND, L.P. (“Senior Lender”), as lender under the Revolving Senior Loan, (c) LL PRIVATE LENDING FUND II, L.P. (“Mezz Lender”), as lender under the Revolving Mezz Loan, and (d) LL FUNDS, LLC, as collateral agent for Lenders (the “Collateral Agent”).

RECITALS

WHEREAS, Borrower wishes to acquire, improve, offer for rent and sell certain single-family real estate properties and has requested that Lenders agree to provide certain loan funds in the ordinary course of business of Borrower and the Guarantors (as defined below) for the acquisition and improvement of the same;

WHEREAS, Lenders are willing to make loans to Borrower, with provision for multiple advances, pursuant to the terms hereof;

WHEREAS, Lenders, Collateral Agent, Borrower and the other parties party thereto entered into a Loan and Security Agreement, dated as of October 26, 2016, and, thereafter, have entered into a number of amendments and restatements with respect thereto (such agreement, as so amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Loan and Security Agreement”); and

WHEREAS, Lenders, Collateral Agent and Borrower wish to further amend and restate the Original Loan and Security Agreement as provided herein. Lenders, Collateral Agent and Borrower agree that it is their respective intent that the security interests granted in connection with the Original Loan and Security Agreement shall remain in full force and effect under this Agreement, and such security interests shall secure the Obligations (as defined below) incurred hereunder. Lenders, Collateral Agent and Borrower further agree that it is their respective intent that nothing herein shall constitute a novation or a termination of the obligations under the Original Loan and Security Agreement.

NOW, THEREFORE, based on the foregoing recitals, and in consideration of the granting by Lenders of financial accommodations to or for the benefit of Borrower, including, without limitation, respecting the Obligations, Borrower represents and agrees with Lenders, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1. DEFINITIONS

1.1. Accounting Terms and Other Definitions. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 1. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. The term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived. As used in this Agreement, the following capitalized terms have the following meanings:

(a)

“60 Day Sales” means as of any date, the dollar value of Property sales by Borrower (net of any sales commissions or other costs related to such sale) that have closed in the 60-day period prior to such date.

(b)

“120 Day Inventory” means as of any date, the dollar value (calculated for each Property as the acquisition price (net of platform fees or other similar fees associated with any Property under Section 2.2.2(g)), plus sales commissions and other closing costs related to the purchase, plus the cost of repair for such Property) of all Property currently held for more than 120 days from date of the first Advance with respect to such Property by Borrower.

(c)

“Acquisition Price” means, with respect to a Portfolio Property, the sale price set forth in the contract governing the sale of such Portfolio Property by an unaffiliated third-party seller of such Portfolio Property to Borrower.

(d)

“Adjusted Acquisition Price” means, with respect to any Portfolio Property, an amount equal to the difference obtained by subtracting (1) an amount equal to six percent (6%) of the Acquisition Price of such Portfolio Property from (2) the Acquisition Price of such Portfolio Property.

(e)

“Adjusted Property Valuation” means, with respect to any Portfolio Property, an amount equal to the difference obtained by subtracting (1) an amount equal to six percent (6%) of the Acquisition Price of such Portfolio Property from (2) the Property Valuation of such Portfolio Property.

(f)	“Advance” means, as appropriate, a Revolving Senior Advance and/or a Revolving Mezz Advance.

(g)

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, including, without limitation, any parallel fund, related fund, or management company of a Person (or such other Person responsible for its management), and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

(h)	“Affiliate Advance” has the definition set forth in Section 6.5.

2

(i)	“Agreement” has the definition set forth in the preamble to this Agreement.

(j)

“Approved Auction Purchase” means an Auction Purchase for which evidence of title has been provided (in a form satisfactory to a national or regional title insurer acceptable to Lenders in their reasonable discretion to determine that an insurable interest exists in such Property in favor of Borrower) and such national or regional title underwriter has issued a title insurance policy (or a commitment therefor).

(k)	“As-Repaired Value” has the definition set forth in Section 2.2.2(g).

(l)	“Auction” means a judicial or non-judicial foreclosure auction, trustee’s sale or sheriff’s sale.

(m)	“Auction Advance” means, as appropriate, a Revolving Senior Auction Advance and/or a Revolving Mezz Auction Advance made with respect to an Auction Purchase.

(n)

“Auction Cost” means the cost of acquisition of Auction Purchase (net of platform fees or other similar fees) plus anticipated closing costs (inclusive of curative amounts payable with respect to liens, code violations, HOA fees and similar items).

(o)	“Auction Property Repair Cost” means Borrower’s estimated cost of repairs for an Approved Auction Purchase.

(p)

“Auction Purchase” means any Property purchased by Borrower at an Auction located in Alabama, Arizona, California, Colorado, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee, Texas or Utah, or such other states that Lenders shall agree in their sole discretion, that is not an Approved Auction Purchase.

(q)	“Auction Repair Advance” means, as appropriate, a Revolving Senior Auction Repair Advance and/or a Revolving Mezz Auction Repair Advance.

(r)	“Authorized Person” means any one of the individuals identified on Schedule A-1, as such schedule is updated from time to time by written notice from Borrower to each Lender.

(s)

“Availability Period” means the period of time commencing on the date hereof through the last day of the month prior to the month in which Maturity Date occurs (as such date may be extended in accordance with the terms of this Agreement). By way of example, if the Maturity Date is June 30, 2021, the Availability Period shall be the period through May 31, 2021.

(t)

“Balance Ratio” means, as to any Revolving Advance, a ratio, the numerator of which is the principal amount owed by Borrower to the applicable Lender in respect of such Revolving Advance immediately before payment in full of the principal amount of such Revolving Advance and the denominator of which is the original principal amount of such Revolving Advance prior to any repayments.

3

(u)	“Borrower” has the definition set forth in the preamble to this Agreement.

(v)	“Business Day” means any day other than a Saturday, a Sunday or any other date that banks in Pennsylvania or Arizona are closed for business.

(w)	“Buyer Boost Advance” means, as appropriate, a Revolving Senior Buyer Boost Advance and/or a Revolving Mezz Buyer Boost Advance.

(x)

“Buyer Boost Property” means any Property that is (i) located in Alabama, Arizona, California, Colorado, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee, Texas or Utah, or such other states that Lenders, in their sole and absolute discretion, agree in writing may be a location of a Buyer Boost Property and (ii) purchased by Borrower and leased to a Person who has a contract to purchase such Property and is awaiting finalization of financing to close on such purchase.

(y)	“Buyer Boost Purchase” means the purchase of any Buyer Boost Property that is funded by a Buyer Boost Advance.

(z)

“Capital Expenditures” means, for any Portfolio Property, those expenditures, estimated by Borrower in good faith immediately prior to the relevant Supplemental Advance, that are to be funded by Borrower with respect to such Portfolio Property; provided that the Capital Expenditures for any Portfolio Property shall not exceed ten percent (10%) of the Acquisition Price for such Portfolio Property unless otherwise approved by each Lender in each Lender’s sole discretion. For the avoidance of doubt, Capital Expenditures do not include any fees, costs or expenses associated with any ongoing recurring repairs or maintenance to any Portfolio Property.

(aa)

“Certificate of Sale” means a receipt, certificate of sale, or equivalent evidence of purchase that was duly issued to Borrower with respect to an Auction Purchase evidencing that Borrower has won the Auction to purchase such Property.

(bb)	“Code” means the Delaware Uniform Commercial Code as amended from time to time.

(cc)	“Collateral” means the property described on Exhibit A.

(dd)	“Collateral Agent” has the definition set forth in the preamble to this Agreement.

(ee)	“Commitment” has the definition set forth in the Pricing Side Letter.

(ff)	“Commitment Fee” has the definition set forth in the Pricing Side Letter.

4

(gg)	“Commitment Fee Percentage” has the definition set forth in the Pricing Side Letter.

(hh)	“Committed Amount” has the definition set forth in the Pricing Side Letter.

(ii)	“Cost” has the definition set forth in Section 2.2.2(g).

(jj)	“Default Rate” has the definition set forth in the Pricing Side Letter.

(kk)	“Effective Date” means October 26, 2016.

(ll)

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, or any of its predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, or any of its predecessors in interest.

(mm)

“Environmental Law” means any applicable federal, state or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or any of its subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

(nn)

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and, if necessary, customary and reasonable under the circumstances, costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

(oo)	“Event of Default” has the definition set forth in Section 7.1.

(pp)	“Excess Advance” has the definition set forth in Section 2.3(i).

(qq)	“Extension Effective Date” has the definition set forth in Section 2.5(b).

(rr)	“Extension Notice” has the definition set forth in Section 2.5(a).

(ss)	“Fifth Amended and Restated Effective Date” means March 31, 2021.

(tt)	“Fourth Amended and Restated Effective Date” means August 27, 2020.

5

(uu)	“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

(vv)

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

(ww)

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(xx)	“Guarantors” means the Parent and OfferPad, LLC, an Arizona limited liability company.

(yy)

“Guaranty” means that certain Fourth Amended and Restated Unconditional Guaranty, dated as of the Sixth Amended and Restated Effective Date, made by each Guarantor for the benefit of each Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

(zz)

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

(aaa)

“Indebtedness” means (x) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under GAAP, recorded as capital leases, in respect of which a Person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a Person otherwise assures a creditor against loss, (y) all obligations for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including without limitation accounts receivable, contract rights or the proceeds thereof or any of the preceding owned by a Person, whether or not such Person has assumed or become liable for the payment thereof), and (z) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

6

(bbb)	“Indemnified Person” has the definition set forth in Section 8.5.

(ccc)	“Independent Manager” has the definition set forth in Borrower’s Operating Agreement.

(ddd)	“Interest Rate” has the definition set forth in the Revolving Senior Note.

(eee)	“Inventory to Sales Ratio” means 120 Day Inventory divided by 60 Day Sales.

(fff)	“Lenders” means Senior Lender and Mezz Lender.

(ggg)

“Lien” means a claim, mortgage, deed of trust, levy, attachment, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any Portfolio Property; provided that the leasehold interests of tenants in respect of rental properties and possessory interests of occupants pursuant to an extended stay program shall not constitute Liens for purposes of this Agreement.

(hhh)	“Listed Property” means a Portfolio Property (i) as to which all renovations and improvements have been completed and (ii) which has been listed for sale by or on behalf of Borrower.

(iii)

“Loan Documents” means this Agreement, the Revolving Senior Notes, the Revolving Mezz Notes, the Pledge Agreement, the Guaranty, the Pricing Side Letter and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing.

(jjj)	“Loan Request” has the definition set forth in Section 2.2.2(g).

(kkk)

“Material Adverse Change” means a material adverse change on (a) the property, taken as a whole, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of any Lender under any of the Loan Documents, (e) the timely repayment of the principal and interest of all Advances or payment of other amounts payable in connection therewith or (f) the Collateral.

(lll)	“Maturity Date” means December 30, 2022, as such date may be extended in accordance with Section 2.5.

(mmm)	“Mezz Availability Period” has the definition set forth in Section 2.1.2.

(nnn)	“Mezz Interest Rate” has the definition set forth in the Mezz Revolving Note.

(ooo)	“Mezz Lender” has the definition set forth in the preamble to this Agreement.

7

(ppp)

“Minimum Number of Days” means, as applicable, 45 days for a Revolving Advance that is neither an Auction Advance nor a Same-Day Borrowing, 90 days for a Revolving Advance that is a Same-Day Borrowing and 180 days for a Revolving Advance that is an Auction Advance; provided, however, that for any Auction Advance for an Auction Purchase that fails to become an Approved Auction Purchase, the Minimum Number of Days shall be zero.

(qqq)

“Obligations” means, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by Borrower to any Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or the Loan Documents, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to any Lender; or are due indirectly by Borrower to any Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to any Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to any Lender from time to time pursuant to this Agreement and the other Loan Documents and all costs and expenses referred to in this Agreement or the other Loan Documents.

(rrr)

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State (or equivalent) of such Person’s jurisdiction of formation on a date that is no earlier than ten (10) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

(sss)

“Original Base” means the lesser of the following amounts at the time the original Revolving Advance was made for such Listed Property: (i) the Cost of such Listed Property that was the subject of such advance or (ii) the As-Repaired Value of such Listed Property.

(ttt)	“Original Loan and Security Agreement” has the definition set forth in the recitals to this Agreement.

(uuu)	“Original Price Percentage Amount” means the Price Percentage for a Listed Property multiplied by the Original Base.

(vvv)	“Parent” means OfferPad, Inc., a Delaware corporation.

(www)

“Payment Day Ratio” means a ratio, the numerator of which is the greater of (a) the number of days that have transpired from the date of the Revolving Advance through the date on which a payment is made to each Lender by Borrower in partial or full satisfaction of the principal amount of such Revolving Advance and (b) the Minimum Number of Days, and the denominator of which is 180.

8

(xxx)

“Permitted Liens” means (i) Liens created in favor of the Lenders hereunder or under the other Loan Documents, (ii) Liens imposed by homeowners associations, (iii) Liens imposed by any Governmental Authority, operation of law or any homeowners association for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Borrower in accordance with, and to the extent required by, GAAP, (iv) applicable zoning, building and land use laws, ordinances, rules and regulations, (v) materialmen’s, mechanic’s, carriers’, workmen’s, repairmen’s and similar Liens, in each case, arising in the ordinary course of business securing obligations that are not yet delinquent, (vi) all non-monetary liens, encumbrances, easements and other matters of record, (vii) any matters set forth in any of the owner’s title insurance policy for the applicable Property, (viii) rights of tenants under an extended stay arrangement, (ix) Liens arising under any solar leases or power purchase agreements with respect to solar panels secured solely by such solar panels or equipment, and (x) easements, restrictive covenants and other encumbrances which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the business conducted on such Property.

(yyy)

“Person” or “party” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

(zzz)

“Pledge Agreement” means that certain Fourth Amended and Restated Pledge and Security Agreement, dated as of the Sixth Amended and Restated Effective Date, made by Parent for the benefit of Collateral Agent as collateral agent for Lenders, as may be amended, restated, supplemented or otherwise modified from time to time.

(aaaa)	“Portfolio Property” means any Property owned by Borrower; provided, however, that an Auction Purchase shall only become a Portfolio Property when it becomes an Approved Auction Purchase.

(bbbb)	“Price Percentage” has the definition set forth in the Pricing Side Letter.

(cccc)

“Pricing Side Letter” means that certain Pricing Side Letter, dated as of the Fifth Amended and Restated Effective Date, by and among the Borrower and the Lenders, as may be amended, restated, supplemented or otherwise modified from time to time.

(dddd)

“Property” means, with respect to Borrower, a single-family residence, condominium, townhome or PUD located in the State of Alabama, Arizona, California, Colorado, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee, Texas or Utah, or such other locations as Lenders may agree to from time to time.

9

(eeee)

“Property Valuation” means the fair market value of a Property determined by a broker’s price opinion, an appraisal ordered by any Lender or the Collateral Agent or a contract for the sale of such Property, all as provided in Section 2.4(j).

(ffff)	“Property Valuation Notice” has the definition set forth in Section 2.4(j).

(gggg)	“Protective Advance” has the definition set forth in Section 2.1.3.

(hhhh)

“Refinancing Advance Limit” means the lesser of (i) the latest list price for such Portfolio Property subject to the Senior Mezz Refinancing Advance and (ii) the fair market value of such Portfolio Property as determined by Mezz Lender in its sole discretion. When so determining fair market value, Mezz Lender may seek one or more appraisals and/ or broker’s price opinions at Borrower’s cost.

(iiii)

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

(jjjj)	“Required Insurance” means the insurance set forth on Exhibit B hereto.

(kkkk)

“Requirement of Law” means, as to any Person, any material law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(llll)	“Revolving Advance” means, as appropriate, a Revolving Senior Advance and/or a Revolving Mezz Advance.

(mmmm)	“Revolving Advance Form” means that certain form attached hereto as Exhibit C.

(nnnn)

“Revolving Advance Borrowing Base” means the sum, for all outstanding Revolving Advances, of the product obtained by multiplying (i) the original amount of each such Revolving Advance by (ii) the Price Percentage or SFR Price Percentage applicable to such Revolving Advance based on the number of days that have elapsed since the date of such Revolving Advance.

10

(oooo)	“Revolving Advance Schedule” has the definition set forth in the Pricing Side Letter.

(pppp)	“Revolving Auction Advance” means a Revolving Senior Auction Advance and/or a Revolving Mezz Auction Advance, as applicable.

(qqqq)	“Revolving Auction Advance Schedule” has the definition set forth in the Pricing Side Letter.

(rrrr)	“Revolving Buyer Boost Senior Loan Amount” means an amount equal to Two Million Two Hundred Twenty-Two Thousand Dollars and Twenty-Two Cents ($2,222,222.22).

(ssss)	“Revolving Buyer Boost Mezz Loan Amount” means an amount equal to Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven Dollars and Seventy-Eight Cents ($277,777.78).

(tttt)	“Revolving Loan” means the Revolving Senior Loan and the Revolving Mezz Loan.

(uuuu)	“Revolving Mezz Advances” has the definition set forth in Section 2.1.2.

(vvvv)	“Revolving Mezz Auction Advance” means a Revolving Mezz Advance used for an Auction Purchase.

(wwww)	“Revolving Mezz Auction Repair Advance” means a Revolving Mezz Advance used for an Auction Property Repair Cost.

(xxxx)	“Revolving Mezz Buyer Boost Advance” means a Revolving Mezz Advance used for a Buyer Boost Purchase.

(yyyy)	“Revolving Mezz Loan” has the definition set forth in Section 2.1.2.

(zzzz)	“Revolving Mezz Loan Amount” means the maximum principal amount as set forth in the Revolving Mezz Notes, as the same may be amended from time to time.

(aaaaa)

“Revolving Mezz Note” means that certain Fifth Amended and Restated Revolving Mezzanine Note, dated as of the Sixth Amended and Restated Effective Date, in the original principal amount of FOURTEEN MILLION and 00/100 Dollars ($14,000,000), made by Borrower in favor of Mezz Lender, which shall be subject and subordinate to the Revolving Senior Note, as may be amended, restated, supplemented or otherwise modified from time to time.

(bbbbb)	“Revolving Mezz SFR Advance” means a Revolving Mezz Advance used for an SFR Purchase.

(ccccc)	“Revolving Notes” means the Revolving Senior Note and the Revolving Mezz Note.

11

(ddddd)	“Revolving Senior Advances” has the definition set forth in Section 2.1.1.

(eeeee)	“Revolving Senior Auction Advance” means a Revolving Senior Advance used for an Auction Purchase.

(fffff)	“Revolving Senior Auction Repair Advance” means a Revolving Senior Advance used for an Auction Property Repair Cost.

(ggggg)	“Revolving Senior Buyer Boost Advance” means a Revolving Senior Advance used for a Buyer Boost Purchase.

(hhhhh)	“Revolving Senior Loan” has the definition set forth in Section 2.1.1.

(iiiii)	“Revolving Senior Loan Amount” means the maximum principal amount as set forth in the Revolving Senior Note, the same may be amended from time to time, including pursuant to the Pricing Side Letter.

(jjjjj)

“Revolving Senior Note” means that certain Tenth Amended and Restated Revolving Senior Note, dated as of the Sixth Amended and Restated Effective Date, in the original principal amount of EIGHTY-FIVE MILLION and 00/100 Dollars ($85,000,000), made by Borrower in favor of Senior Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

(kkkkk)	“Revolving Senior SFR Advance” means a Revolving Senior Advance used for an SFR Purchase.

(lllll)	“Revolving SFR Mezz Loan Amount” means an amount equal to no more than five percent (5%) of the Revolving Mezz Loan Amount.

(mmmmm)	“Revolving SFR Senior Loan Amount” means an amount equal to no more than five percent (5%) of the Revolving Senior Loan Amount.

(nnnnn)	“Runoff Date” means the date which is six months after the Maturity Date.

(ooooo)	“Same-Day Borrowing” means a Loan Request where Borrower seeks a Revolving Advance from Lenders with respect to a Same-Day Funding Property.

(ppppp)

“Same-Day Funding Property” means any Portfolio Property that is to be funded by Lenders by the making of a Revolving Advance on the same day that it is purchased by Borrower, excluding any Auction Purchase.

(qqqqq)	“Senior Availability Period” has the definition set forth in Section 2.1.1.

(rrrrr)	“Senior Lender” has the definition set forth in the preamble to this Agreement.

(sssss)	“Senior Mezz Refinancing Advance” has the definition set forth in Section 2.3(h).

12

(ttttt)	“Sequential Date” means the first date after the end of the Availability Period when Borrower owns twenty or fewer Portfolio Properties.

(uuuuu)

“Servicing Agreement” means that certain Amended and Restated Property Servicing Agreement dated as of the Third Amended and Restated Effective Date between Borrower and OfferPad, LLC, as may be amended, restated, supplemented or otherwise modified from time to time.

(vvvvv)	“SFR 1-Year Anniversary” has the definition set forth in Section 2.4(g)(iii).

(wwwww)	“SFR Advance” means a Revolving Senior SFR Advance and/or a Revolving Mezz SFR Advance, as applicable.

(xxxxx)	“SFR Conversion” has the definition set forth in Section 2.4(k).

(yyyyy)	“SFR Conversion Shortfall” has the definition set forth in Section 2.4(k).

(zzzzz)	“SFR Conversion Valuation” has the definition set forth in Section 2.4(k).

(aaaaaa)	“SFR Eligibility Conditions” has the definition set forth in Section 2.4(k).

(bbbbbb)	“SFR Advance Schedule” has the definition set forth in the Pricing Side Letter.

(cccccc)	“SFR Price Percentage” has the definition set forth in the Pricing Side Letter.

(dddddd)

“SFR Portfolio Property” means any Property that is (i) located in Alabama, Arizona, California, Colorado, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee, Texas, Utah or such other states that the Lenders, in their sole and absolute discretion, agree in writing may be a location of an SFR Portfolio Property and (ii) purchased by Borrower, renovated and rented to a tenant.

(eeeeee)	“SFR Purchase” means the purchase of any SFR Portfolio Property that is funded by an SFR Advance.

(ffffff)	“SFR Valuation” has the definition set forth in Section 2.4(g)(iii).

(gggggg)	“SFR Valuation Percentage” has the definition set forth in the Pricing Side Letter.

(hhhhhh)	“Side Letter” means that certain letter agreement, dated as of March 17, 2020, by and among the Lenders, the Collateral Agent, the Borrower and the other parties names therein.

(iiiiii)	“Sixth Amended and Restated Effective Date” means December [16], 2021.

13

(jjjjjj)

“SPAC Transaction” means the merger, acquisition, contribution, equity purchase or similar reorganization transaction or series of transactions, in which (i) a subsidiary of a special purpose acquisition company merges into the Parent, and (ii) the name of the Parent becomes “Offerpad Holdings LLC”, substantially in accordance with the terms made available and presented to the public on or about the date hereof.

(kkkkkk)	“Supplemental Advance” has the definition set forth in Section 2.3(g).

(llllll)

“Supplemental Base” means the lesser of (i) the latest list price for such Listed Property, or (ii) the sum of (x) the Acquisition Price for such Listed Property and (y) the product of two (2) times any Capital Expenditures with respect to such Listed Property.

(mmmmmm)	“Supplemental Price Percentage Amount” means the Price Percentage for a Listed Property multiplied by the Supplemental Base.

(nnnnnn)	“Third Amended and Restated Effective Date” means March 17, 2020.

(oooooo)	“Title Insurance Policy/Commitment” has the definition set forth in Section 5.18.

(pppppp)	“Unused Facility Fee” has the definition set forth in the Pricing Side Letter.

(qqqqqq)	“Unused Facility Fee Percentage” has the definition set forth in the Pricing Side Letter.

(rrrrrr)	“Valuation Shortfall” has the definition set forth in Section 2.4(j).

(ssssss)	“Voluntary Prepayment Amount” has the definition set forth in Section 2.7

(tttttt)	“Voluntary Prepayment Fee” has the definition set forth in the Pricing Side Letter.

2. THE LOAN

2.1. REVOLVING ADVANCES

2.1.1. Revolving Senior Advances. Subject to the terms and conditions of this Agreement and provided that there is no continuing uncured Event of Default, (a) Senior Lender hereby agrees to make a loan (the “Revolving Senior Loan”) comprised of revolving advances (the “Revolving Senior Advances”) to or for the account of Borrower, upon Borrower’s request therefor, in an aggregate amount of up to the Revolving Senior Loan Amount. The Revolving Senior Loan shall be evidenced by the Revolving Senior Note. Senior Lender’s agreement to make any advances pursuant to this Agreement and evidenced by the Revolving Senior Note shall expire on the last day of the Availability Period (the period during which Borrower can request advances herein with respect to the Revolving Senior Loan is referred to as the “Senior Availability Period” for such Revolving Senior Loan). Amounts borrowed hereunder may be repaid and, prior to the expiration of the Senior Availability Period, reborrowed, subject to the applicable terms and conditions precedent herein.

14

2.1.2. Revolving Mezz Advances. Subject to the terms and conditions of this Agreement and provided that there is no continuing uncured Event of Default, (a) Mezz Lender hereby agrees to make a loan (the “Revolving Mezz Loan”) comprised of revolving advances (the “Revolving Mezz Advances”) to or for the account of Borrower, upon Borrower’s request therefor, in an aggregate amount of up to the Revolving Mezz Loan Amount. The Revolving Mezz Loan shall be evidenced by the Revolving Mezz Note. Mezz Lender’s agreement to make any advances pursuant to this Agreement and evidenced by Revolving Mezz Note shall expire the last day of the Availability Period (the period during which Borrower can request advances herein with respect to the Revolving Mezz Loan is referred to as the “Mezz Availability Period”). Amounts borrowed hereunder may be repaid and, prior to the expiration of the Mezz Availability Period, reborrowed, subject to the applicable terms and conditions precedent herein.

2.1.3. Protective Advances. Any Lender may make one or more Revolving Advances for any reason in such Lender’s good faith judgment, without Borrower’s compliance with any of the conditions of this Agreement and the other Loan Documents, and (i) disburse the proceeds directly to third Persons in order to protect Collateral Agent’s interest in the Collateral or to perform any obligation under this Agreement and the other Loan Documents or otherwise to enhance the likelihood of repayment of the Obligations, or (ii) apply the proceeds to outstanding Obligations then due and payable (such Revolving Advance, a “Protective Advance”).

2.1.4. Limitation on Revolving Advances Based on Inventory to Sales Ratio. Notwithstanding anything otherwise set forth herein or in any other Loan Document, neither Senior Lender nor Mezz Lender shall have any obligation to make any Revolving Advances at any time after the Inventory to Sales Ratio with respect to Borrower equals or exceeds 1.5 and until the Inventory to Sales Ratio falls below 1.25.

2.2. CONDITIONS TO REVOLVING ADVANCES

2.2.1. Conditions Precedent to Initial Revolving Advance. The obligation of each Lender to make an initial Revolving Advance is subject to the condition precedent that such Lender shall have received, in form and substance reasonably satisfactory to such Lender:

(a)

duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of signatures to each of the Loan Documents; provided, however, that original signatures to the Loan Documents shall be delivered to Lenders as soon as reasonably practicable;

(b)

Operating Documents of Borrower and Guarantors, reasonably acceptable to Lenders, and good standing certificates of Borrower and Guarantors certified by, as applicable, the Secretary of State of the State of Delaware, the Secretary of State of Arizona and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower and/or Guarantors is qualified to conduct business, in each case as of a date no earlier than fifteen (15) days prior to the Effective Date;

15

(c)

duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of a certificate with respect to Borrower and each Guarantor evidencing that the execution and delivery of the Loan Documents to which it is a party, and all transactions related thereto has been duly authorized; and

(d)	an opinion of outside counsel to Borrower typical of a transaction of this nature which shall opine as to, among other things, perfection, authority/enforceability and non-contravention.

2.2.2. Conditions Precedent to all Revolving Advances. The obligation of each Lender to make a Revolving Advance and each other extension of credit to or on account of Borrower (including the initial Revolving Advance and the first extension of credit) shall be subject to the conditions precedent that, on the date of each Revolving Advance or each extension of credit and after the making of such Revolving Advance or extension of credit:

(a)	The representations and warranties contained in Section 4 and in any other document, instrument or certificate delivered to such Lender hereunder are true, accurate, and complete;

(b)	No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default;

(c)	With respect to Senior Lender, the total amount of all Revolving Senior Advances, including the requested Revolving Senior Advance, shall not exceed the Revolving Senior Loan Amount;

(d)	With respect to Mezz Lender, the total amount of all Revolving Mezz Advances, including the requested Revolving Mezz Advance, shall not exceed the Revolving Mezz Loan Amount;

(e)

With respect to Senior Lender, the total amount of (i) all Revolving Senior Buyer Boost Advances, including the requested Revolving Senior Buyer Boost Advance, shall not exceed the Revolving Buyer Boost Senior Loan Amount and (ii) all Revolving Senior SFR Advances, including the requested Revolving Senior SFR Advance, shall not exceed the Revolving SFR Senior Loan Amount;

(f)

With respect to Mezz Lender, the total amount of (i) all Revolving Mezz Buyer Boost Advances, including the requested Revolving Mezz Buyer Boost Advance, shall not exceed the Revolving Buyer Boost Mezz Loan Amount and (ii) all Revolving Mezz SFR Advances, including the requested Revolving Mezz SFR Advance, shall not exceed the Revolving SFR Mezz Loan Amount;

(g)

Borrower shall have delivered a Revolving Advance Form to Lenders by electronic mail identifying the proposed Portfolio Properties (a “Loan Request”), together with a schedule showing for each Property: (i) whether such Property is intended to be financed as a Buyer Boost Purchase, an SFR Purchase or an Auction Purchase, or is a Same-Day Borrowing; (ii) the cost of acquisition of such Property (net of platform fees or other similar fees), anticipated closing costs and Borrower’s

16

estimated cost of repairs (such amounts, collectively, “Cost”); (iii) other than for SFR Purchases, the estimated as-repaired value of such Property as determined by Borrower (the “As-Repaired Value”); and (iv) in the case of a Buyer Boost Purchase, the Adjusted Acquisition Price and Adjusted Property Valuation with respect to such Property. A Revolving Advance Form sent to any Lender by an Authorized Person using such Authorized Person’s offerpad.com email address with the electronic signature of such Authorized Person affixed thereon shall for all purposes be considered an authorized submission by Borrower to Lenders of the Revolving Advance Form and all statements and representations set forth therein shall have been duly made and given;

(h)

Except with respect to (i) an Auction Purchase for which an Auction Advance is sought or (ii) a Same-Day Borrowing, Borrower shall have delivered by 9:00 a.m. prevailing East Coast time on the Business Day of the proposed Revolving Advance a Title Insurance Policy/Commitment for each proposed Portfolio Property, and the final settlement statement with respect to such Portfolio Property;

(i)	Borrower shall have extended the Required Insurance to cover any proposed Portfolio Property that is the subject of the requested Advance;

(j)	Borrower shall have paid all of each Lender’s fees, costs and expenses, including reasonable attorneys’ fees, costs and expenses, if any;

(k)	There has not been any Material Adverse Change since October 26, 2016; and

(l)	With respect to any Revolving Advance on or after the Fifth Amended and Restated Effective Date, each of the following shall have occurred to each Lender’s satisfaction:

(i)

receipt by Lenders of duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of signatures to each of the Loan Documents dated as of the Fifth Amended and Restated Effective Date; provided, however, that original signatures to such Loan Documents shall be delivered to Lenders as soon as reasonably practicable; and

(ii)

duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of a certificate with respect to Borrower and each Guarantor evidencing that the execution and delivery of the Loan Documents dated as of the Fifth Amended and Restated Effective Date to which it is a party, and all transactions related thereto have been duly authorized.

2.2.3. Covenant to Deliver. Borrower and Guarantors shall each deliver to Lenders, each item required to be delivered to Lenders under this Agreement and the other Loan Documents as a condition precedent to any Revolving Advances. A Revolving Advance made prior to the receipt by either or both Lenders of any such item shall not constitute a waiver by Lenders of Borrower’s and/or any Guarantor’s obligation to deliver such item, and the making of any Revolving Advance in the absence of a required item shall be in each Lender’s reasonable discretion.

17

2.3. Procedure for Requesting Revolving Advances.

(a)

For any Revolving Advance that is not a Buyer Boost Advance, a SFR Advance, an Auction Advance, or an Auction Repair Advance, provided that Borrower has satisfied the requirements for Revolving Advances and each Lender has approved the Cost and/or As-Repaired Value in its reasonable discretion, (1) with respect to a Same-Day Borrowing, on the same Business Day as the Loan Request if such Loan Request is actually received by Lenders by no later than 12:00 p.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, or (2) with respect to a Revolving Advance that is not a Same-Day Borrowing, on the same Business Day as the Loan Request if such Loan Request is actually received by Lenders by no later than 9:00 a.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, (a) Senior Lender shall make a Revolving Senior Advance to Borrower equal to eighty percent (80%) of the lesser of (i) the Cost of each Portfolio Property that is the subject of such advance and (ii) the As-Repaired Value of each such Portfolio Property and (b) Mezz Lender shall make a Revolving Mezz Advance to Borrower in an amount equal to thirteen percent (13%) of the lesser of the amounts described in (a)(i) and (a)(ii) of this paragraph; For the avoidance of doubt, the sum of a Revolving Senior Advance and Revolving Mezz Advance shall not exceed ninety three percent (93%) of the lesser of (x) the Cost of each Portfolio Property that is the subject of such advance or (y) the As-Repaired Value of each such Portfolio Property.

(b)

For any Revolving Advance that is a SFR Advance, provided that Borrower has satisfied the requirements for Revolving Advances, (1) with respect to a Same-Day Borrowing, on the same Business Day as such Loan Request if such Loan Request is actually received by Lenders by no later than 12:00 p.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, or (2) with respect to a Revolving Advance that is not a Same-Day Borrowing, on the same Business Day as such Loan Request if such Loan Request is actually received by Lenders by no later than 9:00 a.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, (a) Senior Lender shall make a Revolving Senior Advance to Borrower equal to eighty percent (80%) of the Cost with respect to each SFR Portfolio Property that is the subject of such advance and (b) Mezz Lender shall make a Revolving Mezz Advance to Borrower in an amount equal to thirteen percent (13%) of the Cost with respect to each SFR Portfolio Property that is the subject of such advance. For the avoidance of doubt, the sum of a Revolving Senior Advance and Revolving Mezz Advance shall not exceed ninety three percent (93%) of the Cost of each SFR Portfolio Property that is the subject of such advance.

(c)

For any Revolving Advance that is a Buyer Boost Advance, provided that Borrower has satisfied the requirements for Revolving Advances, on the same Business Day as the Loan Request if such Loan Request is actually received by Lenders by no later than 9:00 a.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, (1) Senior Lender shall make a

18

Revolving Senior Buyer Boost Advance to Borrower equal to eighty percent (80%) of the lesser of (a) the Adjusted Acquisition Price of each Portfolio Property that is the subject of such advance and (b) the Adjusted Property Valuation of each such Portfolio Property and (2) Mezz Lender shall make a Revolving Mezz Buyer Boost Advance to Borrower in an amount equal to thirteen percent (13%) of the lesser of the amounts described in (1)(a) and (1)(b) of this paragraph. For the avoidance of doubt, the sum of a Revolving Senior Buyer Boost Advance and Revolving Mezz Buyer Boost Advance shall not exceed ninety three percent (93%) of the lesser of (x) the Adjusted Acquisition Price of each Portfolio Property that is the subject of such advance and (y) the Adjusted Property Valuation of each such Portfolio Property.

(d)

For any Revolving Advance that is an Auction Advance, provided that (i) Borrower has satisfied the requirements for Revolving Advances, and (ii) Lenders have received from Borrower a Certificate of Sale acceptable to each Lender in its reasonable discretion with respect to the proposed Auction Purchase, on the same Business Day as the Loan Request if such Loan Request is actually received by Lenders by no later than 9:00 a.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, (a) Senior Lender shall make a Revolving Senior Auction Advance to Borrower equal to eighty percent (80%) of the Auction Cost of such Auction Purchase that is the subject of such advance and (b) Mezz Lender shall make a Revolving Mezz Auction Advance to Borrower in an amount equal to thirteen percent (13%) of such Auction Cost of such Auction Purchase.

(e)

With respect to any Auction Purchase for which an Auction Advance was previously made, provided that (i) Borrower has satisfied the requirements for Revolving Advances, (ii) each Lender has approved the Auction Property Repair Cost and/or As-Repaired Value in its reasonable discretion and (iii) Borrower has provided each Lender satisfactory evidence that such Property is now an Approved Auction Purchase, on the date that is two Business Days from the date that such requirements have been satisfied, (a) Senior Lender shall make a Revolving Senior Repair Advance to Borrower equal to eighty percent (80%) of the lesser of (1) the Auction Property Repair Cost of the Portfolio Property that is the subject of such advance or (2) the As-Repaired Value of such Portfolio Property minus the Auction Cost and (b) Mezz Lender shall make a Revolving Mezz Repair Advance to Borrower in an amount equal to thirteen percent (13%) of the lesser of the amounts described in (a)(1) and (a)(2) of this paragraph; provided, however that the sum of the aggregate Auction Repair Advance and the Auction Advance with respect to such Portfolio Property cannot exceed ninety three percent (93%) of the lesser of (x) the Cost of such Portfolio Property or (y) the As-Repaired Value of such Portfolio Property. On the date any such Property becomes an Approved Auction Purchase, Borrower shall be deemed to have represented that each of the conditions precedent set forth in Section 2.2.2 would have been satisfied in the event the Auction Advance with respect to such Property had been requested on such date.

19

(f)

For any Revolving Advance that is a Same-Day Borrowing, Borrower shall have three (3) Business Days from the date of such Revolving Advance to (i) deliver to each Lender evidence to each Lender’s reasonable satisfaction of Title Insurance Policy/Commitment for each Portfolio Property subject to such Same-Day Borrowing, the final settlement statement with respect to such Portfolio Property, a flood certification and to the extent applicable to such Portfolio Property, flood insurance or (ii) repay to Lenders all Obligations related to such Portfolio Property plus an amount equal to 0.15% of such Revolving Advance.

(g)

With regard to any Portfolio Property that is subject to an outstanding Revolving Senior Advance and an outstanding Revolving Mezz Advance, in each case, other than a Buyer Boost Advance or an SFR Advance, Borrower may request a supplemental Revolving Advance (a “Supplemental Advance”) from the Lenders, provided that Borrower has satisfied the requirements for Revolving Advances. If a Loan Request is actually received by Lenders by no later than 9:00 a.m. prevailing East Coast time on a Business Day (or if received after such time, on the next Business Day), (a) Mezz Lender shall make a supplemental Revolving Mezz Advance in amount equal to (x) thirteen percent (13%) of the Supplemental Base minus (y) thirteen percent (13%) of the Original Base and (b) Senior Lender shall make a supplemental Revolving Senior Advance in amount equal to the amount of the Supplemental Price Percentage Amount minus the amount of the Original Price Percentage Amount, minus the amount of the outstanding Revolving Mezz Amount as calculated in subpart (a) of this section.

(h)

Borrower may request a Revolving Mezz Advance from Mezz Lender to refinance any Portfolio Property that is or was subject to a Revolving Advance from Lender, other than a Buyer Boost Advance or an SFR Advance (a “Senior Mezz Refinancing Advance”). If a Loan Request is actually received by Mezz Lender by no later than 9:00 a.m. prevailing East Coast time on a Business Day or if received after such time, on the next Business Day, Mezz Lender shall make a Revolving Mezz Advance to Borrower equal to no more than eighty percent (80%) of the Refinancing Advance Limit and to the extent there are any outstanding Revolving Advances applicable to the Portfolio Property being refinanced, Borrower shall use the proceeds of such Senior Mezz Refinancing Advance to repay such Revolving Advances as required by Section 2.4(g).

(i)

Notwithstanding the foregoing or any other provision herein to the contrary, at the request of Borrower, each Lender may, in its sole discretion, make Advance(s) in excess of the Revolving Senior Loan Amount and/or the Revolving Mezz Loan Amount, as applicable (any such advance, an “Excess Advance”), provided that any Excess Advance (x) shall bear an interest premium of two percent above the Interest Rate or Mezz Interest Rate, as applicable, (y) may be made with such other terms and conditions, if any, as the Lender making such Excess Advance shall deem appropriate in its sole discretion and (z) shall be evidenced by a new promissory note in substantially the same form as the Revolving Senior Note and/or Revolving Mezz Note, as applicable (subject to the interest premium and other terms and conditions contemplated by this Section 2.3(i)).

20

2.4. Payment of Principal and Interest.

(a)

Promise to Pay. Borrower unconditionally promises to pay (a) Senior Lender the outstanding principal amount of all Revolving Senior Advances and accrued and unpaid interest thereon as and when due in accordance with this Agreement and the other Loan Documents and (b) Mezz Lender the outstanding principal amount of all Revolving Mezz Advances made by Mezz Lender and accrued and unpaid interest thereon as and when due in accordance with this Agreement and the other Loan Documents.

(b)

Scheduled Principal Payments. Each Revolving Senior Advance, each Revolving Mezz Advance and all other Obligations shall be due and payable on the Maturity Date or on any earlier acceleration thereof. Notwithstanding the preceding sentence, so long as there is no continuing and uncured Event of Default existing on and as of the Maturity Date, Borrower may repay its outstanding Revolving Advances through but no later than the Runoff Date but otherwise in accordance with the other provisions of this Section 2.4.

(c)

Mandatory Prepayment. Within two Business Days of the date of receipt by Borrower of proceeds from the sale or other disposition of a Portfolio Property, Borrower shall prepay in full and with all accrued interest, the applicable outstanding Revolving Senior Loan Advances and Revolving Mezz Loan Advances that were advanced to purchase and improve such Portfolio Property.

(d)

Overadvance. Subject to the Pricing Side Letter, at any time that the sum of aggregate outstanding (a) Revolving Senior Advances (other than any Excess Advance(s)) exceeds the Revolving Senior Loan Amount, (b) Revolving Mezz Advances (other than any Excess Advance(s)) exceeds the Revolving Mezz Loan Amount and/or (c) Revolving Advances (other than any Excess Advance(s)) exceeds the Revolving Advance Borrowing Base, Borrower shall, in each case, immediately pay to each Lender in cash the amount of such excess (subject to Section 2.4(i)).

(e)	Termination. The obligation to make Revolving Senior Advances and Revolving Mezz Advances terminates on the last day of the applicable Availability Period.

(f)

Interest. Interest shall accrue on each Revolving Senior Advance at the Interest Rate and each Revolving Mezz Advance at the Mezz Interest Rate and shall be due to each Lender on the first Business Day of each calendar month; provided, however, on the date of each Revolving Senior Advance and each Revolving Mezz Advance, Borrower shall pay stub interest on such Revolving Senior Advance and Revolving Mezz Advance from the date made to Borrower through the last day of the calendar month in which such Revolving Advance is made. In computing interest, the date of the making of any Revolving Advance shall be included and the date of payment shall be excluded; provided, however, that if any Revolving Advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Revolving Advance. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

21

(g)

Obligation to Repay Revolving Advances. At no time shall the aggregate amount of all outstanding Revolving Advances (including the amount of any Revolving Advance being requested) exceed the Revolving Advance Borrowing Base. In furtherance of the foregoing:

(i)

Borrower shall repay to the Lenders, in accordance with the payment allocations set forth in Section 2.4(i), each Revolving Advance (other than a Revolving Auction Advance or an SFR Advance) based on the Revolving Advance Schedule (as defined in the Pricing Side Letter) and determined by reference to the number of days that have elapsed since the date of such Revolving Advance (provided that, notwithstanding such schedule, all such Revolving Advances shall be paid in full upon any earlier acceleration thereof.

(ii)

Borrower shall repay to the Lenders, in accordance with the payment allocations set forth in Section 2.4(i), each Revolving Advance that is a Revolving Auction Advance based on the Revolving Auction Advance Schedule (as defined in the Pricing Side Letter) and determined by reference to the number of days that have elapsed since the date of such Revolving Advance (provided that, notwithstanding such schedule, all such Revolving Advances shall be paid in full upon any earlier acceleration thereof).

Without limiting the foregoing, (A) if an Auction Purchase does not become an Approved Auction Purchase within 45 days of the date of the Auction Advance with respect to such Auction Purchase or (B) upon a court having jurisdiction over an Auction finally determining that it will not approve such Auction Purchase, Borrower shall, within five days of the deadline set forth in subsection (A) of this sentence or, if earlier, within five days of the date of the court determination set forth in subsection (B) of this sentence, repay each such Revolving Advance made with respect to such Auction Purchase (and any accrued interest thereon).

(iii)

Borrower shall repay to the Lenders, in accordance with the payment allocations set forth in Section 2.4(i), each Revolving Advance that is an SFR Advance based on the SFR Advance Schedule (as defined in the Pricing Side Letter) and determined by reference to the number of days that have elapsed since the date of such Revolving Advance (provided that, notwithstanding such schedule, all such Revolving Advances shall be paid in full upon any earlier acceleration thereof).

On the 360-day anniversary of each SFR Advance (the “SFR 1-Year Anniversary”), Borrower shall, at its expense, obtain a valuation of the underlying SFR Portfolio Property (the result of such valuation, the “SFR Valuation”). Borrower shall repay each such SFR Advance, in accordance with the payment allocations set forth in Section 2.4(i), in an amount equal to the SFR Valuation Percentage (as defined in the Pricing Side Letter) of the SFR Valuation every 30 days following the SFR 1-Year Anniversary until such SFR Advance is fully repaid.

22

(iv)

Notwithstanding anything herein to the contrary, if a Property that is the subject of a Same-Day Borrowing fails to become a Portfolio Property within two Business Days following the funding of the Same-Day Borrowing, Borrower shall repay to the Lenders, in accordance with the payment allocations set forth in Section 2.4(i), the amounts described in, and in accordance with, Section 2.3(f).

(h)

Voluntary Prepayment. Borrower may, on any Business Day, prepay to Senior Lender any Revolving Senior Advance, without premium or penalty, in whole or in part, together with all accrued and unpaid interest owing with respect to the amount to be prepaid to the date of such prepayment. Subject to the Pricing Side Letter, if, and only if, no amount is outstanding with respect to the corresponding Revolving Senior Advance as to a particular Portfolio Property, Borrower may, on any Business Day, prepay to Mezz Lender any Revolving Mezz Advance, without premium or penalty, in whole or in part, together with all accrued and unpaid interest owing with respect to the amount to be prepaid to the date of such prepayment. For the avoidance of doubt, Borrower may not prepay any Revolving Mezz Advance at any time when there is any amount outstanding under the corresponding Revolving Senior Advance except as otherwise expressly provided in the Pricing Side Letter.

(i)

Allocation of Payments. All payments and proceeds (of whatever nature) received with respect to Revolving Advances made by Senior Lender and Mezz Lender will be retained by such Lenders and be allocated as between them (and solely between them) in accordance with this Section. Subject to the Pricing Side Letter, any such payments and proceeds will be allocated in the following order of priority: first, in an amount equal to the accrued and outstanding reasonable and documented out-of-pocket fees and expenses of Lenders (including, without limitation, Lenders’ reasonable and documented out-of-pocket attorney’s fees (including, without limitation, those of Cogent Legal Services LLC), second, in an amount equal to the accrued and unpaid interest on the Revolving Senior Note with respect to the related Revolving Senior Advance; third, in an amount equal to the unpaid principal portion on the Revolving Senior Note with respect to the related Revolving Senior Advance until the related Revolving Senior Advance is paid in full; fourth, in an amount equal to the accrued and unpaid interest on the Revolving Mezz Note with respect to the related Revolving Mezz Advance; fifth, in an amount equal to the unpaid principal portion on the Revolving Mezz Note with respect to the related Revolving Mezz Advance until the related Revolving Mezz Advance is paid in full; and sixth, any amount remaining, to Borrower. Notwithstanding the foregoing, (a) at any time as there is a continuing Event of Default and/or (b) from and after the Sequential Date, Mezz Lender may not receive any payment until and unless Senior Lender has been paid in full for all Obligations owed to it.

23

(j)

Property Valuations. Borrower shall, at its expense, obtain a valuation of each SFR Portfolio Property underlying an outstanding SFR Advance upon (i) the SFR 1-Year Anniversary with respect to such SFR Advance or (ii) the conversion of any Revolving Advance into an SFR Advance pursuant to Section 2.4(k). Additionally, any Lender may in its discretion from time to time seek to confirm the valuation of the Portfolio Properties by obtaining a Property Valuation. Up to two such Property Valuations (which, for the avoidance of doubt, will cover all the Portfolio Properties) per year will be at the expense of Borrower. Upon written notice by such Lender(s) to Borrower (a “Property Valuation Notice”), Borrower will cause all such Portfolio Properties to be valued and such valuation must be completed within 30 days following the Property Valuation Notice. For any such Portfolio Property that is under contract to be sold as of the date of the Property Valuation Notice, the value of such Portfolio Property will be the sales price set forth in the sale contract. For all other such Portfolio Properties, the value of such Portfolio Properties will be as set forth in one or more broker’s price opinions using real estate brokers reasonably satisfactory to the applicable Lender(s). If (x) the sum of the so-ascertained values of such Portfolio Properties for Borrower is less than the aggregate Cost of such Portfolio Properties or (y) solely with respect to a Supplemental Advance, the so-ascertained values of the Portfolio Properties subject to the Supplemental Advance is less than Supplemental Senior Advance Limit and/or the Supplemental Mezz Advance Limit using the values set forth in such valuation in subclause (i) of the definition of Price Percentage Amount (each such difference, a “Valuation Shortfall”), Borrower, within 10 Business Days of receipt of written notice of such Valuation Shortfall by Borrower, shall pay down the applicable Revolving Senior Loan and/or Revolving Mezz Loan, as the case may be, by an amount equal to the Valuation Shortfall for each such Portfolio Property for which the Valuation Shortfall is largest, until the Valuation Shortfall is reduced to zero.

(k)

SFR Conversion/Eligibility. Borrower may, at any time, convert any Revolving Advance that is not an SFR Advance to an SFR Advance (each, an “SFR Conversion”) by notifying the Lenders in writing of its intent to effect such SFR Conversion, provided that, at the time of such SFR Conversion, (i) the Portfolio Property underlying such Revolving Advance qualifies as an SFR Portfolio Property and (ii) Borrower has a lease agreement on such underlying Portfolio Property to provide monthly rent in an amount that is no less than 0.7% of the Cost with respect to such Portfolio Property ((i) and (ii), collectively, the “SFR Eligibility Conditions”). At the time of any such SFR Conversion, Borrower shall, at its expense, obtain a valuation of the underlying Portfolio Property (the result of such valuation, the “SFR Conversion Valuation”) and, if the SFR Conversion Valuation is less than the Cost with respect to such underlying Portfolio Property at the time the original Revolving Advance was made (an “SFR Conversion Shortfall”), (A) Borrower shall immediately pay the amount of such SFR Conversion Shortfall to the Lenders in accordance with the payment allocation set forth in Section 2.4(i) and (B) the amount of the original Revolving Advance shall be deemed to be reduced by the amount of such SFR Conversion Shortfall. If, at any time following the 180-day anniversary of the date on which any SFR Advance

24

was originally made (including any Revolving Advance that was subsequently converted into an SFR Advance pursuant to this Section 2.4(k)), the SFR Eligibility Conditions fail to be met with respect to the SFR Portfolio Property underlying such SFR Advance for 90 consecutive days, such SFR Advance shall automatically convert into, and be governed by the terms applicable to, a Revolving Advance that is not an SFR Advance.

2.5. Commitment Fee. For each calendar quarter during the Availability Period beginning on January 1, 2022, Borrower shall pay to the Lenders (ratably, based on relative Committed Amounts) a non-refundable Commitment Fee. The Commitment Fee shall be calculated as of the beginning of each calendar quarter, and fully earned as of the beginning of each such calendar quarter, for and with respect to Advances made available hereunder during such calendar quarter. Each fully earned Commitment Fee shall be due and payable on a quarterly basis on the first (1st) Business Day of each calendar quarter, and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Maturity Date.

2.6. Unused Facility Fee. For each calendar quarter during the Availability Period beginning on January 1, 2022, Borrower shall pay to the Lenders (ratably, based on relative unused Committed Amounts) an Unused Facility Fee. Each Unused Facility Fee shall be payable in arrears within fifteen (15) Business Days following the end of the applicable calendar quarter, and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Maturity Date.

2.7. Voluntary Prepayment Fee. If, at any time after January 1, 2022 and prior to the Maturity Date, Borrower makes a voluntary prepayment on any Advance pursuant to Section 2.4(h) (the amount of any such prepayment(s), the “Voluntary Prepayment Amount”), the Borrower shall pay to the Lenders (ratably, based on relative Voluntary Prepayment Amounts) a Voluntary Prepayment Fee with respect to such Voluntary Prepayment Amount. Each Voluntary Prepayment Fee shall be payable within fifteen (15) Business Days following the applicable prepayment(s), and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Maturity Date.

2.8. Maturity and Extension.

(a)

Notification of Extension. Borrower may request to extend the Maturity Date for up to two (2) additional one (1) year periods from the then-applicable Maturity Date by written notice to Lenders (each such notice, an “Extension Notice”) not later than 90 days prior to the then-applicable Maturity Date. If such notice is timely given, Senior Lender and Mezz Lender shall notice Borrower by no later than 15 days after they each receive such notice whether they each consent to an extension of the applicable Maturity Date, such decision to be made at the sole discretion of Senior Lender and Mezz Lender. If both Senior Lender and Mezz Lender consent to such an extension, the applicable Maturity Date shall then be so extended.

25

(b)

Conditions Precedent to Effectiveness of Maturity Date Extensions. As conditions precedent to the effectiveness of any such extension, each of the following requirements shall be satisfied or waived on or prior to the then-applicable Maturity Date, as determined in good faith by Lenders (the first date on which such conditions precedent are satisfied or waived with respect to the then-applicable Maturity Date, an “Extension Effective Date”):

(i)	Lenders and the Collateral Agent shall have received an Extension Notice within the period required under clause (a) above and each Lender has consented to such extension under clause (a) above;

(ii)	On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Maturity Date, there is no continuing and uncured Event of Default; and

(iii)

Lenders shall have received a certificate of Borrower dated as of the Extension Effective Date, signed by an authorized officer of Borrower (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Section 4 are true and correct in all material respects on and as of the Extension Effective Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Change” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (B) there is no continuing and uncured Event of Default.

(c)	Effectiveness of Extensions. Any extension of the Maturity Date shall become effective on the Extension Effective Date and Lenders shall promptly confirm to Borrower such effectiveness.

2.9. Making of Revolving Advances. Each Revolving Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower when paid in accordance with Borrower’s written instructions.

2.10. Monthly Statement. At the option of Senior Lender and/or Mezz Lender, in each case in their sole discretion, after the end of each calendar month, Senior Lender and/or Mezz Lender may render to Borrower a written statement of the Revolving Senior Loan account and Revolving Mezz Loan account, as the case may be, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower in respect of all charges, debits and credits of whatsoever nature contained therein respecting the applicable Revolving Advances, and the closing balance shown therein, unless Borrower notifies the applicable Lender in writing of any discrepancy within twenty (20) days of the issuance of such statement by such Lender to Borrower.

26

3. SECURITY INTEREST CREATED; OBLIGATIONS SECURED.

3.1. Appointment of Collateral Agent. Each of Senior Lender and Mezz Lender hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default, the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Loan Documents, the exercise of any remedies given to Lenders or the Collateral Agent pursuant to the Loan Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Loan Documents. Upon realizing on any of the Collateral in accordance with the Loan Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with the term hereof (including, without limitation, Section 2.4(i)) to Lenders and, if applicable, Borrower. Lenders must notify Collateral Agent in writing of the existence of future Obligations owed by Borrower to Lenders. The Collateral Agent will not be required to act hereunder in connection with future Obligations the existence of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Obligations without the written consent of Collateral Agent. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or any other Loan Document except for an inaction or inaction arising from Collateral Agent’s own gross negligence or willful misconduct.

3.2. Grant of Security Interest. Borrower hereby grants to the Collateral Agent, for the benefit of Senior Lender and Mezz Lender, to secure the payment and performance in full of all of the Obligations owed to either or both of them, a continuing security interest in, and assigns by way of collateral to the Collateral Agent, for the benefit of Senior Lender and Mezz Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

3.3. Financing Statements. Borrower hereby authorizes the Collateral Agent, for the benefit of Senior Lender and Mezz Lender, to prepare and file financing statements with respect to the security interests granted hereby, continuation statements with respect thereto, and any amendments to such financing statements that may be necessitated to continue to perfect each such Lender’s interest in the Collateral. Borrower agrees that, notwithstanding any provision in the Code to the contrary, Borrower shall not file a termination statement with respect to any financing statement filed by the Collateral Agent in connection with any security interest granted under this Agreement if the Collateral Agent reasonably objects to the filing of such termination statement.

3.4. Insurance. All liability insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate each Lender and its successors and assigns as additional insureds as their interests may appear.

3.5. Further Assurances. The Collateral Agent, for the benefit of Senior Lender and Mezz Lender, shall at all times have a perfected security interest in the Collateral that shall be prior to any other interests therein other than Liens permitted under Section 6.2. Borrower shall do all acts and things, shall execute and file all instruments (including security agreements, UCC financing statements, continuation statements, etc.) requested by Collateral Agent to establish, maintain and continue the perfected security interest in the Collateral and shall promptly on

27

demand pay all reasonable and documented out-of-pocket costs and expenses of (i) filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of such security interest, and (ii) all other claims and charges that in the reasonable opinion of Collateral Agent might prejudice, imperil or otherwise affect the Collateral or security interest thereon. Borrower agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement. The Collateral Agent is hereby irrevocably appointed as attorney-in-fact for Borrower to take any of the foregoing actions requested of Borrower by Collateral Agent if Borrower should fail to take such actions, which appointment shall be deemed coupled with an interest.

3.6. Cross Collateralization. Borrower acknowledges that the Revolving Senior Advances and Revolving Mezz Advances and all other Obligations owed to Senior Lender and Mezz Lender are, and shall at all times be, cross collateralized. Borrower acknowledges that the Obligations owed to Senior Lender and Mezz Lender are cross guaranteed by the Guarantors and cross defaulted.

3.7. Subordination of Mezz Loans; Turnover. Notwithstanding anything herein or otherwise to the contrary, each of Senior Lender and Mezz Lender, respectively, agree that Revolving Mezz Advances made by Mezz Lender will be subordinate and junior with respect to the Collateral and right of payment to the Revolving Senior Advances made by Senior Lender. At any time as there is a continuing and uncured Event of Default and/or from and after the Sequential Date, (a) no payments in respect of a Revolving Mezz Loans may be made to Mezz Lender until all Obligations owed to the related Senior Lender have been paid in full and (b) all dispositions from any Collateral or any other amounts available shall be paid by the Collateral Agent to Senior Lender in respect of the Revolving Senior Advances. Mezz Lender agrees to forebear and not take any action to enforce its rights under (or in connection with) this Agreement, the other Loan Documents, the Servicing Agreement or otherwise (including, without limitation, any rights arising at law or in equity) until and unless Senior Lender has been paid in full for all Obligations owed to it; provided, however, Mezz Lender may take any action solely for the purpose of preserving its rights in the Collateral and against Borrower such as the giving of notice of an Event of Default. If and to the extent that Mezz Lender received or receives any payment from Borrower, Guarantors, Collateral Agent or otherwise to which it is not entitled under this Agreement and the other Loan Documents (including, without limitation, because Senior Lender has not been repaid in full with respect to any Advances on account of a particular Portfolio Property), Mezz Lender shall be deemed to hold such amount in trust for Senior Lender and shall promptly turnover such amount to Senior Lender without any need for Senior Lender to make a demand therefor.

3.8. No Other Indebtedness. Borrower shall not incur any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Borrower will not hold itself out as being liable for the debts of any other Person) except as expressly permitted hereunder. Except as permitted pursuant to Section 6.2, no Indebtedness other than the Revolving Senior Loan and the Revolving Mezz Loan or any other obligations to any Lender making such Loans may be secured (subordinate or pari passu) by the Collateral or any portion thereof.

28

4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows to Lenders that, as of the Fifth Amendment Effective Date:

4.1. Organization and Qualification. Borrower and each Guarantor is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

4.2. Valid Obligations; Compliance with Laws. The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is a party (a) have been duly authorized by all necessary action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws regarding the enforcement of creditors’ rights or equitable principles and (b) do not (i) conflict with Borrower’s or any Guarantor’s Organizational Documents, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any Guarantor or any of its respective property or assets may be bound or affected, (iv) subject to any perfection requirement, require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority, or (v) constitute an event of default under any material agreement by which Borrower or any Guarantor is bound to an extent or in a manner which has or is reasonably likely to cause a Material Adverse Change. Borrower and each Guarantor has obtained all necessary consents to enter into this Agreement and the other Loan Documents, as applicable. Neither Borrower nor any Guarantor is in default under any agreement to which it is a party or by which it may be bound in which the default could reasonably be expected to cause a Material Adverse Change. Borrower and each Guarantor, having consulted with outside counsel, is in material compliance with all laws applicable to it in the states in which it does business and there is no material conflict with the business conducted by Borrower and each Guarantor and relevant state laws. The Revolving Senior Advances and Revolving Mezz Advances will be made to Borrower in the ordinary course of Borrower’s business and used exclusively for the acquisition and improvement of single-family real estate properties.

4.3. Subsidiaries. Borrower has no subsidiaries other than those listed on Schedule 4.3, if any, and Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or Person other than those listed on Schedule 4.3, if any.

4.4. Corporate Records. The articles of organization and all amendments thereto for Borrower and each Guarantor have been duly filed and are in proper order.

4.5. Title to Properties; Absence of Liens. Borrower and each Guarantor has good and clear record and marketable title to all of its respective properties and assets, and all Portfolio Properties, as well as any other property held by Borrower, are free and clear of all Liens, other than the security interest granted to the Collateral Agent or Lenders under the Loan Documents or under any other agreement between Borrower and any Lender or as otherwise permitted under Section 6.2.

29

4.6. Places of Business. Borrower’s chief executive office is correctly stated in the signature lines to this Agreement. Borrower shall, during the term of this Agreement, keep each of Lenders currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving each Lender at least thirty (30) days prior written notice thereof.

4.7. Litigation. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower or any Guarantor which might materially adversely affect the ability of Borrower or any Guarantor to conduct its respective business or to pay or perform the Obligations.

4.8. Taxes. Borrower and each Guarantor has filed all federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from Borrower have been fully paid. Borrower and each Guarantor have established on its books reserves adequate for the payment of all federal, state and other tax liabilities (if any), that are being contested in good faith by appropriate proceedings.

4.9. Restriction on Use of Proceeds. No portion of any Revolving Advance is to be used for personal, family or household purposes. The Collateral is not used or acquired in any respect for personal, family or household purposes of the Borrower and the Guarantors.

4.10. Flood Insurance. To Borrower’s knowledge, after due diligence and inquiry, no Portfolio Property it acquired (or purported to acquire) is located within any designated flood plain or special flood hazard area; or there is flood insurance covering direct physical damage to such Portfolio Property in an amount equal to the least of: (a) the maximum amount of flood insurance available to Borrower through the federal government’s National Flood Insurance Program; (b) the replacement cost of the improvements on the Property; and (c) an amount equal to the Revolving Senior Advance and Revolving Mezz Advance applicable thereto.

4.11. Financial Statements; Financial Condition. All financial statements for Borrower and each Guarantor delivered to Lenders fairly present in all material respects the financial condition of Borrower or such Guarantor, as the case may be. There has not been any material deterioration in the financial condition of Borrower or any Guarantor since the date of the most recent financial statements submitted to Lenders.

4.12. Solvency. The fair salable value (taken on a going concern basis) of Borrower’s and each Guarantor’s respective assets exceeds the fair value of its liabilities; Borrower and each Guarantor is not left with unreasonably small capital after effecting the transactions in this Agreement or any of the other Loan Documents; and Borrower and each Guarantor is able to pay its debts (including trade debts) as they mature.

4.13. No Debt or Payment Obligations; Separateness. Borrower has not incurred any debt or other payment obligations since its formation. At all times since its formation, Borrower has operated in a manner so as to maintain Borrower’s identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any of its Affiliates and any other Person, and is not a division of any Affiliate or any other Person. Without limiting the generality of the immediately preceding sentence, Borrower has operated since its formation in a manner consistent with the requirements of Section 5.7(a) through (g).

4.14. Full Disclosure. No representation, warranty or other statement of Borrower or any Guarantor in any of the Loan Documents related certificate or written statement given to Lenders, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in any material respect.

30

5. AFFIRMATIVE COVENANTS

5.1. Use of Proceeds. Borrower shall use the proceeds of the Revolving Senior Advances and Revolving Mezz Advances solely (a) as working capital and (b) to fund Borrower’s general business requirements to acquire and improve certain single-family residential real estate property (including, without limitation, through Buyer Boost Purchases and/or SFR Purchases), and not for personal, family, household or agricultural purposes of the Borrower and the Guarantors.

5.2. Government Compliance. Borrower shall (a) maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a Material Adverse Change and (b) comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change.

5.3. Payments and Performance. Borrower will duly and punctually pay all Obligations owed by it becoming due to Senior Lender and Mezz Lender hereunder and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

5.4. Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with GAAP, consistently applied and which are acceptable to Lenders, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection and examination by either Lender and such Lender’s representatives and will permit inspection of any Portfolio Property (including, without limitation, appraisals thereof) at Borrower’s sole expense, and all of its properties by such Lender and such Lender’s representatives. Borrower will from time to time furnish Lenders with such information and statements as any Lender may request in its sole discretion with respect to the Obligations or Collateral Agent’s security interest in the Collateral. Borrower shall, during the term of this Agreement, keep Lenders currently and accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another state without giving each Lender at least thirty (30) days prior written notice thereof. Any information provided by Borrower to one Lender shall be furnished substantially contemporaneously to the other Lender.

31

5.5. Financial Statements. Borrower will furnish to each Lender:

(a)

as soon as available to Borrower, but in any event within 45 days after the close of each quarterly period of its fiscal year, a full and complete signed copy of financial statements for Parent, prepared by Parent which shall include a balance sheet of Parent, as at the end of such quarter, and statement of profit and loss of Parent reflecting the results of its operations during such quarter, and prepared on a compiled basis in accordance with GAAP consistently applied, subject to year-end adjustments;

(b)

as soon as available to Borrower, but in any event within 120 days the close of each fiscal year thereafter, a full and complete signed copy of financial statements, prepared and audited by certified public accountants acceptable to each Lender, which shall include a balance sheet of Parent, as at the end of such year, statement of cash flows and statement of profit and loss of Parent reflecting the results of its operations during such year, bearing the unqualified opinion of such certified public accountants and prepared on an audited basis in accordance with GAAP, consistently applied;

(c)	[reserved];

(d)

Borrower’s and each Guarantor’s filed Federal and state tax returns, including all schedules thereto, for the prior year promptly upon such Lender’s written request, which shall be no early than fifteen (15) days after the date that Borrower’s and each Guarantor’s tax returns are actually filed each such year; and

(e)

from time to time, such financial data and information about Borrower and/or any Guarantor as any Lender may reasonably request (including, without limitation, within 15 Business Days following each calendar month, a “loan tape” with respect to Advances pursuant to this Agreement that shall include each of the fields set forth on Schedule 5.5(e) hereto; provided, however, that such loan tape shall not be required to the extent that the information that would be contained in such loan tape has been provided to the applicable Lender in connection with Borrower’s requests for Advances hereunder).

5.6. Conduct of Business. Borrower will maintain its existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any Governmental Authority which may be applicable to it or to its business, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

5.7. Separateness. Notwithstanding anything herein to the contrary, Borrower acknowledges that each Lender is entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity separate from each of its Affiliates. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue

32

Borrower’s identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any of its Affiliates and any other Person, and is not a division of any Affiliate or any other Person. Without limiting the generality of the foregoing, each Loan Party shall take such actions as shall be required in order that:

(a)	Borrower’s books and records shall be maintained separately from those of any of its Affiliates;

(b)

Borrower shall maintain and utilize separate stationery, invoices and checks, shall otherwise conduct its business in its own name, and correct any known misunderstanding regarding its separate identity;

(c)	Borrower shall allocate fairly and reasonably any expenses which Borrower shares with any other Person, including shared office space and services;

(d)

All financial statements of any Affiliates of Borrower that are consolidated or combined to include Borrower shall contain detailed notes clearly stating that (i) all of Borrower’s assets are owned by Borrower, and (ii) Borrower is a separate entity with creditors who have not received security interests in Borrower’s assets;

(e)	Borrower’s assets shall be maintained in a manner that facilitates their identification and segregation from those of any of its Affiliates;

(f)

Borrower shall strictly observe corporate formalities in its dealings with any of its Affiliates, and funds or other assets of Borrower shall not be commingled or pooled with those of any of its Affiliates. Borrower shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access; and

(g)	Borrower shall maintain arm’s-length relationships with each of its Affiliates.

5.8. Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and any franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

5.9. Notification of Default. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give each Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

5.10. Notification of Material Litigation. Borrower will promptly notify each Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might cause a Material Adverse Change to the financial condition of Borrower or any Guarantor.

33

5.11. Notification of Financial Condition. Borrower will promptly notify each Lender of any adverse material changes in such Borrower’s financial condition.

5.12. USA Patriot Act Notification. Borrower agrees to provide evidence of the identity of Borrower that either Lender may request from time to time to permit such Lender to verify the identity of Borrower or to otherwise comply with applicable governmental laws and regulations, including without limitation Section 326 of the USA Patriot Act of 2001, 31 U.S.C. 5318.

5.13. Maintenance of Portfolio Properties. At all times prior to the payment in full of the Revolving Loans, Borrower shall: (a) cause its Portfolio Properties to be maintained in compliance with all provisions of all applicable zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes; and (b) comply with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting its Portfolio Properties and all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes.

5.14. Make Payments When Due. Borrower shall remain current on its payment obligations to third Persons and make all payments to third Persons when due in the ordinary course of business.

5.15. Further Assurances. Borrower shall execute any further instruments and take further action as either Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement or the other Loan Documents.

5.16. Reporting on Inventory to Sales Ratio. Borrower shall furnish to each Lender the Inventory to Sales Ratio on Monday of each week (or the next Business Day if a Monday is not a Business Day).

5.17. Independent Manager. At all times from and after the date commencing thirty (30) calendar days from the Effective Date until such time as all Obligations have been paid in full, Borrower shall have at least one (1) Independent Manager. Borrower shall not remove the Independent Manager before a replacement therefor has been appointed. Any new or replacement Independent Manager shall require the reasonable consent of each Lender.

5.18. Title Insurance. At the time that Borrower purchases a Property that becomes a Portfolio Property, Borrower shall have in place title insurance from a title insurer acceptable to Lenders in their reasonable discretion insuring Borrower’s ownership interest in such Portfolio Property, such title insurance to be evidenced by a title insurance policy or a marked-up title commitment in form and substance acceptable to Lenders in their reasonable discretion (“Title Insurance Policy/Commitment”).

5.19. Auction Advances. With regard to Auction Advances, an amount equal to the amount of the Auction Cost (other than anticipated closing costs (inclusive of curative amounts payable with respect to liens, code violations, HOA fees and similar items)) will at all times be held by a Governmental Authority until such time as the Auction Property becomes an Approved Auction Property or the amount so held is returned to Borrower.

34

6. NEGATIVE COVENANTS

6.1. Limitations on Indebtedness. Borrower shall not issue any evidence of Indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist Indebtedness other than Indebtedness to Lenders and Indebtedness approved by each such Lender in its sole discretion.

6.2. Encumbrance. Borrower shall not create, incur, allow, or suffer any Lien on any of its property, including, without limitation, any Portfolio Property, or assign or convey any right to receive income or permit any Collateral not to be subject to the first priority security interest granted herein, other than Permitted Liens.

6.3. Changes in Business, Control. Borrower shall not, without the prior consent of the Lenders, which consent will not be unreasonably withheld or delayed, (a) engage in any business other than the businesses currently engaged in by Borrower (for purposes of this provision, purchasing properties other than single-family residential real estate shall be deemed to be engaging in a business other than a business currently engaged in by Borrower, but the leasing of owned single-family residential real estate shall not be deemed to be engaging in a business other than a business currently engaged in by Borrower; (b) liquidate or dissolve; (c) permit, allow or suffer to occur a change of control, provided, that, the consummation of the SPAC Transaction shall not constitute a change of control; or (d) without at least thirty (30) days prior written notice to each Lender, (1) add any new Borrower offices or business locations, (2) change the jurisdiction of organization of Borrower, (3) change the organizational structure or type of Borrower, (4) change its legal name or (5) change any organizational number (if any) assigned by the jurisdiction of organization of Borrower.

6.4. Merger. Other than in connection with the SPAC Transaction, Borrower will not merge or consolidate or be merged or consolidated with or into any other entity without each Lender’s prior written consent (which may be granted or withheld in each such Lender’s sole discretion).

6.5. Payment to Affiliates. Borrower shall not directly or indirectly make any payment to an Affiliate, including, without limitation, by way of dividend or distribution, without the consent of each Lender, except for payments made to any Affiliate (i) under and in accordance with the Servicing Agreement to the Manager thereunder, (ii) upon receipt of one or more Advances hereunder when such Affiliate has funded the purchase of an Auction Property or Portfolio Property (an “Affiliate Advance”) pending the receipt of one or more Advances hereunder, or (iii) upon the sale of an Auction Property or Portfolio Property and the repayment in full of all Advances and other Obligations with respect to such sold Auction Property or Portfolio Property. Notwithstanding anything to the contrary in the foregoing, at any time an Event of Default has occurred and is continuing and/or from and after the Sequential Date, (x) no payment may be made under clause (i) of this paragraph other than payment of the Management Fee (as defined in the Servicing Agreement) as required by the Servicing Agreement, and (y) no payment may be made under clauses (ii) and (iii) of this paragraph, and (z) any amounts available to Borrower shall be used to make the payments to Lenders contemplated in Section 3.7. In the case of a payment under clause (ii) of this paragraph, the amount of the payment to such Affiliate shall not be more than the lesser of (1) the amount of such Advance or Advances hereunder with respect

35

to such Auction Property or Portfolio Property and (2) the amount paid by such Affiliate for such Auction Property. In the case of a payment under clause (iii) of this paragraph, the payment to the Affiliate shall not be more than the amount received for such sold Auction Property or Portfolio Property (net of all transaction costs) minus the amount repaid hereunder in respect of such Auction Property or Portfolio Property. Borrower represents that the fee paid by Borrower under the Servicing Agreement to the Manager (as defined in the Servicing Agreement) is an arms-length fee and takes into account, among other things, the fact that such Manager may make Affiliate Advances. Without limiting the foregoing, Borrower shall not transfer to any non-Borrower any amount borrowed hereunder except for amounts due under the Servicing Agreement or as otherwise specifically permitted under this paragraph.

7. DEFAULT

7.1. Event of Default. “Event of Default” shall mean the occurrence of one or more of any of the following events (taking into consideration any notice and opportunity to cure provisions set forth below):

(a)	Borrower shall fail to pay the principal amount of any Obligations within 5 days of when due or interest on the Obligations within 5 days of when due;

(b)

Borrower or any Guarantor shall be in default under any loan facility (or there should exist any default under an loan facility with respect to which Borrower or Guarantor is a borrower or a guarantor) equal to or greater than $1.0 million in borrowings and/or availability and such default has not been cured within 10 days of its occurrence;

(c)

Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement, any other Loan Document, the Servicing Agreement or in any other document, instrument or agreement relating to this Agreement or any other document or agreement executed by Borrower or any Guarantor with or in favor of any Lender and any such failure shall continue unremedied for more than 30 days; provided, however, that there shall be no such 30 day period where Borrower fails to comply with its obligations under Section 2.3(f) and Borrower’s failure to comply with the requirements set forth therein within the time period specified in such section shall be an immediate Event of Default;

(d)

if any statement, representation or warranty heretofore, now or hereafter made by Borrower or any Guarantor in connection with this Agreement, in any other Loan Document or in any supporting financial statement of Borrower or any Guarantor shall be determined by any Lender to have been false in any material respect when made;

(e)

if Borrower or any Guarantor is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

36

(f)

the institution by or against Borrower or any Guarantor of any proceedings under Title 11 of the United States Code, or any other law in which Borrower or any Guarantor is alleged to be insolvent or unable to pay its debts as they mature, or the making by Borrower or any Guarantor of an assignment for the benefit of creditors or the granting by Borrower or any Guarantor of a trust mortgage for the benefit of creditors;

(g)

a judgment or judgments for the payment of money in excess of $250,000, shall be rendered against Borrower or any Guarantor, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(h)

(i) any levy, Lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of any Portfolio Property, or any property of any Guarantor, and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien, or (ii) any levy, Lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of any Portfolio Property, or any property of any Guarantor, which individually or in the aggregate total more than $100,000; provided, however, that in the situation arising under clause (ii) of this subsection (h), such shall not be an Event of Default (A) if such Lien is a mortgage or similar Lien incurred by a Guarantor in the ordinary course of business, or (B) for so long as Borrower and/or Guarantor(s) are contesting the imposition of such levy, Lien, seizure, attachment, execution in good faith and have fully reserved for same; or

(i)

the occurrence of a Material Adverse Change of Borrower or any Guarantor, or the occurrence of any other event or circumstance, such that any Lender, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of Borrower or any Guarantor to such Lender has been or may be impaired.

7.2. Acceleration; Remedies. Upon the occurrence of any Event of Default, any or each Lender may (a) declare the entire Revolving Senior Loan or Revolving Mezz Loan owing to it, as the case may be, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the obligation, if any, of such Lender to advance amounts hereunder, and (c) exercise all rights and remedies therefor under this Agreement and the other Loan Documents at law or in equity (including, without limitation, sale of any of its Collateral at public or private sale and/or retention by Lenders of such Collateral); provided nothing in this section shall limit or prejudice any Lender’s ability to make Protective Advances to protect the Collateral securing the Revolving Loans.

37

If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse any or each Lender may have because of such Event of Default, such Lender or Lenders which have outstanding Revolving Loans to Borrower may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right, to the fullest extent permitted by applicable law, to enter upon any Portfolio Property owned by Borrower for such purpose and to take all such action thereon and with respect to such Portfolio Properties as it may deem necessary or appropriate. If any or each Lender shall so elect to pay any sum due with reference to the Portfolio Properties, such Lender or Lenders may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, no Lender shall be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any hazardous substances affect or threaten to affect such Portfolio Properties, any or each Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any hazardous substances or remove the hazardous substances. To the fullest extent permitted by applicable law, Borrower shall indemnify, defend and hold each Lender harmless from and against, and be responsible for, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by any such Lender pursuant to the provisions of this section, including those arising from the joint, concurrent, or comparative negligence of such Lender, except as a result of such Lender’s or its Affiliate’s gross negligence or willful misconduct. All sums paid by any Lender pursuant to this section and all other sums expended by any such Lender to which it shall be entitled to be indemnified, shall be deemed to be a Revolving Advance by such Lender, shall constitute additions to the Revolving Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lenders upon demand.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of its Portfolio Properties, and agrees not to assert any right under any laws pertaining to the marshalling of assets, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lenders under the Loan Documents to a sale of such Portfolio Properties for the collection of the Obligations without any prior or different resort for collection or of the right of Lenders to the payment of the Obligations out of the net proceeds of such Portfolio Properties in preference to every other claimant whatsoever. Borrower agrees that the actions, sales, proceedings and foreclosure described herein or in any of the other Loan Documents may be commenced in any order determined by each or any Lender with outstanding Revolving Loans to it and Borrower agrees and covenants to cooperate with each such Lender in connection with the foregoing.

7.3. [Reserved].

38

7.4. Nonexclusive Remedies. All of each Lender’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by any or each Lender at such time or times and in such order of preference as such Lender in its sole discretion may determine.

8. MISCELLANEOUS

8.1. Waivers. Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices (other than those required by the Loan Documents), consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

8.2. Interest on Revolving Advances and Expenses. All Revolving Senior Advances and Revolving Mezz Advances made and any reasonable fees, costs and expenses incurred at any time by each Lender pursuant to the provisions of this Agreement or the other Loan Documents or under applicable law, including without limitation Protective Advances, or monies Advanced as a consequence or to cure any default by Borrower hereunder, shall be secured by the Collateral. All such Revolving Senior Advances, Revolving Mezz Advances and expenses shall bear interest at a rate that equals the aggregate of the Default Rate plus the Interest Rate (if such advance is a Revolving Senior Advance) or the Default Rate plus the Mezz Interest Rate (if such advance is a Revolving Mezz Advance) from the date that each such Revolving Advance or expense is made or incurred to the date of repayment and all such Revolving Advances and expenses with interest thereon shall be paid by Borrower to Lenders on demand.

8.3. Waiver of Homestead. To the maximum extent permitted under applicable law, Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws.

8.4. Severability. If any provision of this Agreement or portion of such provision or the application thereof to any Person or circumstance shall to any extent be held invalid or unenforceable, to the fullest extent permitted by applicable law, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other Persons or circumstances shall not be affected thereby.

8.5. Indemnification. To the fullest extent permitted by applicable law, Borrower shall indemnify, defend and hold each Lender, Collateral Agent (acting on behalf of such Lenders) and each of their respective directors, officers, employees, agents, attorneys, or any other Person (other than any other Lender) affiliated with or representing such Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from the transactions contemplated by the Loan Documents, except for obligations, demands, claims, and liabilities and/or losses directly caused by such Indemnified Person’s or its Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing clause (b), the indemnification provided by this section shall include claims arising in connection with or arising out of any presence or release of Hazardous

39

Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower, including, without limitation Portfolio Properties, or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower except for claims directly arising from such Indemnified Person’s or its Affiliate’s gross negligence or willful misconduct.

8.6. Costs and Expenses. Borrower shall pay to each Lender and/or Collateral Agent (acting on behalf of such Lenders) any and all fees, costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and disbursements (including, without limitation, those of Cogent Legal Services LLC), court costs, litigation and other expenses) incurred or paid by any such Lender and/or such Collateral Agent in establishing, maintaining, protecting or enforcing any of such Lender’s or such Collateral Agent’s rights or the Obligations, including, without limitation, any and all such fees, costs and expenses incurred or paid by such Collateral Agent (for the benefit of such Lender(s)) in defending such Collateral Agent’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

8.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

8.8. Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter. Lenders, Collateral Agent and Borrower agree that it is their respective intent that the security interests granted in connection with the Original Loan and Security Agreement, shall remain in full force and effect under this Agreement and such security interests shall secure the obligation incurred hereunder. Lenders, Collateral Agent and Borrower further agrees that it is their respective intent that nothing herein shall constitute a novation or a termination of the obligations under the Original Loan and Security Agreement, other than the release of the Legacy Borrowers (as defined in the Original Loan and Security Agreement), the Secondary Borrower (as defined in the Original Loan and Security Agreement) and the Limited Guarantors (as defined in the Original Loan and Security Agreement) and the termination of the Limited Guaranty (as defined in the Original Loan and Security Agreement) and the confessions of judgment related to the Legacy Borrowers, the Secondary Borrower and the Limited Guarantors as provided in the Side Letter.

8.9. Binding Effect of Agreement; Assignment of Agreement by Lenders. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and shall remain in full force and effect (and each Lender shall be entitled to rely thereon) until terminated as to future transactions by written notice from any party to another party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which Collateral Agent already has a security interest or any Obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. The Collateral Agent will not assign its obligations hereunder without the consent of

40

the Lenders. Notwithstanding any such termination, the Collateral Agent, for the benefit of the Lenders, shall have a security interest in all Collateral to secure the payment and performance of the Obligations arising after such termination as a result of commitments or undertakings made or entered into by such Lender prior to such termination. Either Lender may at any time and upon notice to Borrower (and without the consent of Borrower), transfer and assign this Agreement and direct the Collateral Agent to deliver the Collateral to an assignee, who shall thereupon have all of the rights of such Lender; and Collateral Agent shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral; provided, that, such assignee shall have executed a joinder agreement hereto in form and substance reasonably acceptable to the Collateral Agent. Such assignee upon such assignment shall assume all obligations of such Lender hereunder and shall become a Senior Lender or a Mezz Lender, as the case may be. To the fullest extent permitted by applicable law, Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. Borrower acknowledges that Senior Lender and Mezz Lender each reserve the right to participate its interest in the Revolving Loans.

8.10. Further Assurances. Borrower shall do, execute, acknowledge and deliver, at Borrower’s sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, and title reinsurance, as either Lender or Collateral Agent may reasonably require from time to time to better assure, transfer and confirm unto such Lender or Collateral Agent the rights now or hereafter intended to be granted to such Lender or Collateral Agent under this Agreement or any other Loan Document.

8.11. Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

8.12. Term of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to any Lender shall be outstanding, or Lenders shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and either Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of any Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and either Lender be construed to limit or otherwise derogate from any of the rights or remedies of either Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

41

8.13. Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (1) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (2) upon transmission, when sent by electronic mail; (3) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (4) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Lender or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 8.13.

If to Senior Lender, at the following address:

LL Private Lending Fund, L.P.

Attn: Paul Frick and Scott Powers

2400 Market Street, Suite 302

Philadelphia, PA 19103

Email: Paul.Frick@llfunds.com

Scott.Powers@llfunds.com

with a copy to:

John E. Royer, Jr., Esq.

Marc E. Hirschfield, Esq.

Royer Cooper Cohen Braunfeld LLC

101 West Elm Street

Suite 400

Conshohocken, PA 19428

Email: jroyer@rccblaw.com

mhirschfield@rccblaw.com

If to Mezz Lender, at the following address:

LL Private Lending Fund II, L.P.

Attn: Paul Frick and Scott Powers

2400 Market Street, Suite 302

Philadelphia, PA 19103

Email: Paul.Frick@llfunds.com

Scott.Powers@llfunds.com

with a copy to:

John E. Royer, Jr., Esq.

Marc E. Hirschfield, Esq.

Royer Cooper Cohen Braunfeld LLC

42

101 West Elm Street

Suite 400

Conshohocken, PA 19428

Email: jroyer@rccblaw.com

mhirschfield@rccblaw.com

If to Collateral Agent, at the following address:

LL Funds, LLC

Attn: Paul Frick and Scott Powers

2400 Market Street, Suite 302

Philadelphia, PA 19103

Email: Paul.Frick@llfunds.com

Scott.Powers@llfunds.com

with a copy to:

John E. Royer, Jr., Esq.

Marc E. Hirschfield, Esq.

Royer Cooper Cohen Braunfeld LLC

101 West Elm Street

Suite 400

Conshohocken, PA 19428

Email: jroyer@rccblaw.com

mhirschfield@rccblaw.com

If to Borrower, at the following address:

c/o OfferPad, LLC

2150 E. Germann Rd., Suite 1

Chandler, AZ 85286

Attention: Benjamin Aronovich (Chief Legal Officer)

Email: benjamin.aronovitch@offerpad.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, NJ 07078

Attn: Kira Mineroff

Tel.: (212) 335-4932

Email: kira.mineroff@dlapiper.com

A party receiving a notice that does not comply with the technical requirements for notice under this Section 8.13 may elect to waive any deficiencies and treat the notice as having been properly given. Notwithstanding anything herein, whenever a provision of this Agreement requires Borrower to deliver a document to both Lenders. Borrower may fulfill such obligation by delivering such document to the Collateral Agent or the Independent Manager only.

43

8.14. Governing Law, Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Pennsylvania to the rights and duties of the parties. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and the parties agree to and do hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Philadelphia, Pennsylvania. Further, Borrower waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 8.14 of this Agreement and that service so made shall be deemed completed on Borrower and/or any Guarantor upon the earlier to occur of actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, EACH LENDER AND COLLATERAL AGENT WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 8.14 shall survive the termination of this Agreement.

8.15. Financial Statement Certifications. The undersigned hereby certifies to each Lender that all financial information (“information”) submitted to such Lenders at all times during the term of this Agreement does, and will fairly and accurately represent the financial condition of Borrower and each Guarantor. Financial information includes, but is not limited to all business financial statements (including interim and year-end financial statements that are company-prepared and/or CPA-prepared), and business income tax returns. The undersigned understands that each such Lender will rely on all financial information, whenever provided, and that such information is a material inducement to each such Lender to make, to continue to make, or otherwise extend credit accommodations to the undersigned.

8.16. Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

8.17. Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.

44

8.18. Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

8.19. Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

8.20. Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

8.21. Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

[SIGNATURE PAGES FOLLOW]

45

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	OFFERPAD (SPVBORROWER1), LLC,
a Delaware limited liability company

	By:	/s/ Michael S. Burnett
Name: Michael S. Burnett
Title: Chief Financial Officer

	By:	/s/ Benjamin Aronovitch
Name: Benjamin Aronovitch
Title: Chief Legal Officer

SENIOR LENDER:	LL PRIVATE LENDING FUND, L.P.

By: LL Funds GP, LP, its General Partner

By: LL Funds GP, LLC, its General Partner

	By:	/s/ Paul A. Frick
Name: Paul A. Frick
Title: Vice President

MEZZ LENDER:	LL PRIVATE LENDING FUND II, L.P.

By: LLPLF II GP, LLC, its General Partner

	By:	/s/ Paul A. Frick
Name: Paul A. Frick
Title: Vice President

COLLATERAL AGENT:	LL FUNDS, LLC

	By:	/s/ Paul A. Frick
Name: Paul A. Frick
Title: Vice President

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Exhibit 10.3

Execution Version

SECOND AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

AMONG

OP SPE BORROWER PARENT, LLC,

as Parent Borrower,

OP SPE PHX1, LLC,

as a Borrower,

OP SPE TPA1, LLC,

as a Borrower,

and

LL PRIVATE LENDING FUND II, L.P.,

as the Lender

Dated as of December 16, 2021

TABLE OF CONTENTS

Section 5.02	Negative Covenants of Each Borrower	33

EXHIBITS AND SCHEDULES

EXHIBIT A Form of Promissory Note

EXHIBIT B Form of Notice of Borrowing

EXHIBIT C Insurance Requirements

SCHEDULE 1 Notice Information

AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Mezzanine Loan and Security Agreement, dated as of December 16, 2021, is by and among OP SPE Borrower Parent, LLC, a Delaware limited liability company (“Parent Borrower”), and OP SPE PHX1, LLC, a Delaware limited liability company, and OP SPE TPA1, LLC, a Delaware limited liability company (each, a “Borrower” and, collectively with Parent Borrower, the “Borrowers”), on the one hand, and LL Private Lending Fund II, L.P., a Delaware limited partnership, as lender (the “Lender”), on the other hand.

RECITALS

WHEREAS, the Borrowers are in the business of, among other things, buying and selling certain Properties, as further specified herein;

WHEREAS, Borrowers and the Lender entered into an Amended and Restated Mezzanine Loan and Security Agreement, dated as of March 31, 2021 (such agreement, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan and Security Agreement”);

WHEREAS, the Borrowers are party to a certain Amended and Restated Master Loan and Security Agreement, dated as of February 25, 2021 (such agreement, as amended, restated, modified and/or supplemented, the “Senior Loan Agreement”), with Citibank, N.A., as the lender (the “Senior Lender”), and Wells Fargo Bank, N.A., as calculation agent and paying agent;

WHEREAS, the Borrowers have requested that the Senior Lender make certain loans to them from time to time, the proceeds of which will be used to provide interim funding for the acquisition of certain Properties and for other corporate purposes on the terms and subject to the conditions set forth in the Senior Facility Documents;

WHEREAS, pursuant to the Existing Loan and Security Agreement, the Lender has made and will make certain loans to the Borrowers from time to time, the proceeds of which, together with the proceeds received by the Borrowers from borrowings from the Senior Lender under the Senior Loan Agreement, are used to provide interim funding for the acquisition of certain Properties and for other corporate purposes; and

WHEREAS, Borrower and the Lender wish to amend and restate the Existing Loan and Security Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

1

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01 Definitions. As used in this Agreement (including in the introduction and recitals above), the following terms shall have the meanings indicated:

“Advance” has the meaning assigned to such term in Section 2.01.

“Advance Percentage” has the meaning ascribed to such term in the Pricing Side Letter.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person.

“Agreement” means this Amended and Restated Mezzanine Loan and Security Agreement, as further amended, restated or otherwise modified from time to time.

“Amendment and Restatement Effective Date” means December 16, 2021.

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Asset Management Rights” means all right, title and interest of each Borrower in and to any and all of the following (if any): (a) rights to manage and make all decisions with respect to the Eligible Properties, (b) rights to make protective advances and receive reimbursement therefor, (c) rights to receive a management fee for managing the Eligible Properties, (d) late fees, penalties or similar payments with respect to the Eligible Properties, (e) agreements and documents creating or evidencing any such rights to manage, documents, files and records relating to the servicing of the Eligible Properties, and rights of any Person thereunder, (f) escrow, reserve and similar amounts with respect to the Eligible Properties, (g) rights to appoint, designate and retain any other managers, sub-managers, agents, custodians, trustees and liquidators with respect to the Eligible Properties, and (h) accounts and other rights to payment related to the Eligible Properties.

“Assignment and Acceptance” means an Assignment and Acceptance entered into by the Lender, a Permitted Assignee and, if applicable, the Borrowers.

“Availability Period” means the period from and including the Closing Date to and including the earliest of: (a) the date of any voluntary termination of this Agreement by the Borrower, (b) the termination of the Availability Period pursuant to Section 6.01, and (c) the “Maturity Date” (as defined in the Senior Loan Agreement) pursuant to the terms of the Senior Loan Agreement. The Availability Period may be extended pursuant to Section 2.1 1.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq.

“Borrowers” has the meaning assigned to such term in the introduction to this Agreement.

2

“Borrowing” has the meaning assigned to such term in Section 2.01.

“Borrowing Date” means the date of a Borrowing.

“Business Day” means any day of the year except: a Saturday, Sunday or other day on which commercial banks in New York, New York and San Francisco, California are authorized or required by law to close.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” means Dollars immediately available on the day in question.

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or-application thereof by any Governmental Authority after the Closing Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.

3

“Closing Date” means March 16, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 7.01.

“Commitment” has the meaning ascribed to such term in the Pricing Side Letter.

“Commitment Fee” has the meaning ascribed to such term in the Pricing Side Letter.

“Commitment Fee Percentage” has the meaning ascribed to such term in the Pricing Side Letter.

“Commitment Termination Date” means the last day of the Availability Period, provided that if the Commitment Termination Date would otherwise not be a Business Day, then the Commitment Termination Date shall be the immediately succeeding Business Day.

“Committed Amount” has the meaning ascribed to such term in the Pricing Side Letter.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement, trust agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by laws and any certificate of incorporation, certificate of formation, certificate of limited partnership, certificate of trust and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Contributed Property” means any Property owned by a Borrower.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise; provided, however that “Control” does not include the contractual right to appoint less than a majority of the directors or managers to the board of a Person or to appoint advisors to the board, board committees or management committees of a Person. “Controlled” and “Controlling” have the meaning correlative thereto.

4

“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during the applicable cure period) constitute an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible Properties” has the meaning assigned to such term in the Senior Loan Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Borrower or any member of its ERISA Group of any material liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by any Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan under Section 4041(c) of ERISA, or (ii) the filing by any Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by any Borrower or any member of its ERISA Group of any material liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by any Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability that could or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of any Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) or, for purposes of ERISA Section 302 or Code Section 412, (m) or (o) of the Code with the Borrower.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

5

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by the Lender’s net income (however denominated), franchise Taxes imposed on the Lender, and branch profits Taxes imposed on the Lender, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or in which its principal office is located or, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender pursuant to a law in effect on the date on which (i) the Lender becomes a party hereto or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 8.03(a), amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 8.03(f), and (d) any Taxes imposed under FATCA.

“Existing Loan and Security Agreement” has the definition set forth in the recitals to this Agreement.

“Facility Documents” means this Agreement, Promissory Note, Pricing Side Letter, Guaranty, Pledge Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrowers pursuant to Section 5.01(k) (Further Assurances) to create, perfect or otherwise evidence the Lender’s security interest in the Collateral.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Maturity Date” means the date falling six (6) months after the “Maturity Date” (as defined in the Senior Loan Agreement); provided that, in no event shall the Final Maturity Date occur on the date that is on or after the fifth (5th) anniversary of the Closing Date.

“Final Payment Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrowers shall have no further right to request any additional Advances.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitment or the Availability Period or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 8.01, or (g) modify the definition of the terms “Event of Default” or “Fundamental Amendment.”

6

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Property, to the extent required by the Lender or the Senior Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means Parent, in its capacity as guarantor under the Guaranty.

“Guaranty” means that certain Amended and Restated Limited Guaranty and Recourse Indemnity Agreement, dated as of the Amendment and Restatement Effective Date, made by the Guarantor for the benefit of the Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date

7

the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

“Indemnified Party” has the meaning assigned to such term in Section 8.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” or “Independent Manager” means, with respect to any Offerpad Entity, an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by Amacar Group, CT Corporation, Corporation Service Company, Global Securitization Services, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors/Independent Managers, another nationally recognized company approved by the Lender in the exercise of its reasonable discretion, in each case that is not an Affiliate of any Offerpad Entity and that provides professional Independent Director/Independent Manager and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be: (a) a member, partner, equity holder, manager, director, officer or employee of any Offerpad Entity, any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of any Offerpad Entity or Affiliate thereof or any of their respective single-purpose entity equity holders (provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers)); (b) a creditor, supplier or service provider (including provider of professional services) to any Offerpad Entity, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to any Offerpad Entity, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business); (c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c). An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with any Offerpad Entity shall not be disqualified from serving as an Independent Director or Independent Manager of a Borrower or the Parent if the fees that such individual earns from serving in such role in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

8

“Independent Director Event” shall mean with respect to the Independent Director or Independent Manager (as applicable) for any Borrower or Pledgor, (i) any act or omission by such Independent Director that constitutes willful disregard of its duties under the applicable Governing Documents, (ii) such Independent Director engaging in or being charged with, or being convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, or (iii) such Independent Director no longer meeting the definition of Independent Director.

“Insolvency Action” means “Insolvency Action” (as defined in the Senior Loan Agreement).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

“Interest Rate” has the meaning ascribed to such term in the Pricing Side Letter.

“Intercreditor Agreement” means that certain Intercreditor and Standstill Agreement dated the date hereof between the Senior Lender, as senior creditor, and the Lender, as junior creditor, as such may be amended, restated, modified and/or supplemented from time to time.

9

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” means (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance, after due inquiry, and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance, after due inquiry.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” has the meaning assigned to such term in the introduction to this Agreement.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out of pocket attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.

“Lien” means any deed of trust, mortgage, lien, pledge, charge, security interest or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing; provided that the leasehold interests of tenants in respect of rental properties and possessory interests of occupants pursuant to an extended stay program shall not constitute Liens for purposes of this Agreement.

“Liquidity” means, with respect to any Person, the sum of (a) its unrestricted Cash, plus (b) its unrestricted Cash Equivalents.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, taken as a whole, business, operations, financial condition or prospects of any Borrower, (b) the ability of any Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely repayment of the principal and interest of all Advances or payment of other amounts payable in connection therewith or (f) the Collateral.

“Minimum Liquidity Amount” has the meaning ascribed to such term in the Pricing Side Letter.

10

“Minimum Tangible Net Worth Amount” has the meaning ascribed to such term in the Pricing Side Letter.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by any Borrower or a member of its ERISA Group or to which any Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net Worth” means, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

“Non-U.S. Lender” has the meaning assigned to such term in Section 8.03(f).

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.05.

“Obligations” means all financial indebtedness, whether absolute or fixed, at any time or from time to time owing by the Borrowers to the Lender under or in connection with this Agreement or any other Facility Document, including all amounts payable by the Borrowers in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower.

“OFAC” means the U.S. Office of Foreign Assets Control.

“Offerpad Entities” means the Parent and each Borrower.

“Other Connection Taxes” means, in the case of the Lender, any Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than a connection arising from the Lender having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 8.03(g)).

“Parent” means Offerpad, Inc., a Delaware corporation.

“Parent Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Participant” means any bank or other Person to whom participation is sold as permitted by Section 8.06(c).

11

“Participant Register” has the meaning assigned to such term in Section 8.06(c)(ii). “PATRIOT Act” has the meaning assigned to such term in Section 8.14.

“Payment Date” means the twentieth Business Day of each calendar month (or, if such day is not a Business Day, then the following Business Day), commencing March 20, 2020.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Permitted Assignee” means any financial or other institution (other than the Borrowers or any Affiliate thereof) which has been approved in writing by the Senior Lender at all times prior to the Senior Facility Release Date.

“Permitted Liens” means (a) Liens created in favor of the Lender hereunder or under the other Facility Documents, (b) Liens created in favor of the Senior Lender under the Senior Facility Documents, (c) Liens imposed by homeowners associations, (d) Liens imposed by any Governmental Authority, operation of law or any homeowners association for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Borrower in accordance with, and to the extent required by, GAAP, (e) applicable zoning, building and land use laws, ordinances, rules and regulations, (f) materialmen’s, mechanic’s, carriers’, workmen’s, repairmen’s and similar Liens, in each case, arising in the ordinary course of business securing obligations that are not yet delinquent, (g) all non-monetary liens, encumbrances, easements and other matters of record, (h) any matters set forth in any of the owner’s title insurance policy for the applicable Property, (i) rights of tenants under an extended stay arrangement, (j) Liens arising under any solar leases or power purchase agreements with respect to solar panels secured solely by such solar panels or equipment, and (k) easements, restrictive covenants and other encumbrances which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the business conducted on such Property.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by any Borrower or a member of its ERISA Group or to which any Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Pledge Agreement” means, collectively, that certain Pledge and Security Agreement, dated as of the Closing Date, made by Pledgor for the benefit of the Lender and that certain Pledge and Security Agreement, dated as of the Closing Date, made by Parent Borrower, as each may be amended, restated, supplemented or otherwise modified from time to time.

12

“Pledged Interest Control Date” has the meaning assigned to such term in Section 4.01(m)(iv).

“Pledged Membership Interests” means the “Pledged Equity” (as defined in the Senior Loan Agreement).

“Pledgor” means OP SPE Holdco, LLC.

“Post-Default Rate” has the meaning ascribed to such term in the Pricing Side Letter.

“Pricing Side Letter” means that certain Amended and Restated Pricing Side Letter, dated as of the Amendment and Restatement Effective Date, by and among the Borrowers and the Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

“Private Authorizations” means all approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9 102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Promissory Note” means that certain Note, dated as of the Closing Date, in the principal amount of $65,000,000, made by the Borrowers and in favor of the Lender substantially in the form attached hereto as Exhibit A, as may be amended, restated, supplemented or otherwise modified from time to time.

“Property” means residential real property, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property, together with the related records, the related Asset Management Rights, any related takeout commitment, and all instruments, chattel paper and general intangibles comprising or relating to any or all of the foregoing

“QIB” has the meaning assigned to such term in Section 8.06(e).

“Qualified Purchaser” has the meaning assigned to such term in Section 8.06(e).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Requested Amount” has the meaning assigned to such term in Section 2.02.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, all governmental licenses and authorizations and any law, treaty, rule or regulation or interpretation thereof or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

13

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company (other than the Offerpad Entities) that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief operating officer, chief administrative officer, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership (other than the Offerpad Entities), the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company (other than the Offerpad Entities), any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) in the case of the Offerpad Entities, the respective president and/or chief executive officer, chief financial officer or secretary of the Offerpad Entity and (f) in the case of the Lender, an officer of the Lender responsible for the administration of this Agreement. Each Borrower may designate other and additional Responsible Officers from time to time by notice to the Lender.

“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Security Entitlement” has the meaning specified in Section 8 102(a)(17) of the UCC. “Senior Advance” means a borrowing by the Borrowers under the Senior Loan Agreement.

“Senior Advance Amount” means, with respect to each Senior Advance, the principal amount extended by the Senior Lender pursuant to such Senior Advance.

“Senior Advance Date” means, with respect to each Senior Advance, the “Funding Date” (as defined in the Senior Loan Agreement) for such Senior Advance.

14

“Senior Facility Documents” means the Senior Loan Agreement, each other “Loan Document” (as defined in the Senior Loan Agreement) and all other documents, instruments and agreements now or hereafter executed or delivered by or on behalf of the Borrowers or any guarantor in connection with the Senior Loan Agreement, as any of the same may be modified, amended, restated, replaced, supplemented, extended, split, severed or consolidated from time to time.

“Senior Facility Funding Request” means, with respect to each Senior Advance, the “Notice of Borrowing and Pledge” (as defined in the Senior Loan Agreement) delivered by the Borrowers to the Lender and the “Diligence Agent” (as defined in the Senior Loan Agreement) in connection with such Senior Advance pursuant to the Senior Loan Agreement.

“Senior Facility Release Date” means, with respect to the Collateral, the date on which the Senior Lender has fully and completely released all of its right, title and interest in, to and under all of the Collateral pursuant to a written security release executed by the Senior Lender.

“Senior Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Senior Loan Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Solvent” means, as to any Person at any point in time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person and its consolidated Subsidiaries is greater than the amount of such Person’s and its consolidated Subsidiaries’ liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair saleable value of the assets and property of such Person and its consolidated Subsidiaries in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person and its consolidated Subsidiaries on its debts as they become absolute and matured, (c) such Person and its consolidated Subsidiaries is able to realize upon its assets and property and pay its and their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person and its consolidated Subsidiaries do not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s and its consolidated Subsidiaries’ ability to pay as such debts and liabilities mature, and (e) such Person and its consolidated Subsidiaries are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which such Person’s and its consolidated Subsidiaries’ assets and property would constitute unreasonably small capital.

“SPAC Transaction” means the merger, acquisition, contribution, equity purchase or similar reorganization transaction or series of transactions, in which (i) a subsidiary of a special purpose acquisition company merges into the Parent, and (ii) the name of the Parent becomes “Offerpad Holdings LLC”, substantially in accordance with the terms made available and presented to the public on or about the date hereof.

15

“Subsidiaries” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of board of directions or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person, or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Lender pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 8.03(f)(iii).

“Unused Facility Fee” has the meaning ascribed to such term in the Pricing Side Letter.

“Unused Facility Fee Percentage” has the meaning ascribed to such term in the Pricing Side Letter.

“Voluntary Prepayment Amount” has the meaning assigned to such term in Section 2.13.

“Voluntary Prepayment Fee” has the meaning ascribed to such term in the Pricing Side Letter.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

16

Section 1.02 Rules of Construction. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing, lithography, electronic copies of documents, electronic mail and other means of reproducing words in a visible form; and (xi) the term “proceeds” and each other capitalized term herein utilized in defining the categories of Collateral that is defined in Article 1, 8 or 9 of the applicable UCC shall have the meaning set forth in such UCC.

Section 1.03 Computation of Time Periods. Unless otherwise stated in the applicable Facility Document, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in any Facility Document shall be counted in calendar days unless Business Days are expressly prescribed. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight savings time, as in effect in New York City on such day.

ARTICLE II

ADVANCES

Section 2.01 Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, the Lender agrees to make loans to the Borrowers (each, an “Advance”) from time to time on the same date as any Senior Advance Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the then-applicable Advance Percentage of the Senior Advance Amount extended on such Senior Advance Date. Each such borrowing of an Advance on any single day is referred to herein as a “Borrowing.” Within such limits and subject to the other terms and conditions of this Agreement, the Borrowers may borrow (and re borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05.

17

Section 2.02 Making of Advances. If the Borrowers desire to make a Borrowing under this Agreement, they shall give the Lender a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than 2:00 p.m. ET at least two (2) Business Days prior to the day of the requested Borrowing (or such lesser period of time as the Lender may agree). Each Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date the request for the related Borrowing is being made, shall attach the related Senior Facility Funding Request, and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Commitment Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be the then-applicable Advance Percentage of the related Senior Advance Amount (or, if less, the remaining unfunded Commitment hereunder). The Lender shall, not later than 4:00 p.m. ET on each Borrowing Date in respect of an Advance, make the applicable Requested Amount available to the Borrowers by disbursing such funds in Dollars to an account designated in writing by the Borrowers in the Notice of Borrowing.

Section 2.03 Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to it and resulting from the Advances made by the Lender to the Borrowers, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Advances in accordance with the terms of this Agreement.

Section 2.04 Payment of Principal and Interest. The Borrowers shall pay principal and interest on the Advances as follows:

(a) 100% of the then outstanding principal amount of each Advance, together with all accrued and unpaid interest thereon, shall be payable on the Final Maturity Date.

(b) Interest shall accrue at a rate equal to the Interest Rate on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full.

(c) Accrued interest shall be payable in immediately available funds in arrears on each Payment Date. Accrued interest related to any Advances being prepaid pursuant to Section 2.05 shall also be payable in arrears on each Payment Date in accordance with the terms of the preceding sentence in connection with any such prepayment; provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued interest on such amount through the date of prepayment may be payable on such date or as otherwise agreed to between the Lender and the Borrowers and (y) with respect to any partial prepayment of the Advances outstanding, accrued interest on such amount through the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested in writing by the Lender).

(d) Subject in all cases to Section 2.04(f), the obligation of the Borrowers to pay the Obligations, including the obligation of the Borrowers to pay the Lender the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.10), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other Person may have or have had against the Lender or any other Person.

18

(e) As a condition to the payment of principal of and interest on any Advance without the imposition of withholding tax, the Borrowers or the Lender may require certification acceptable to it to enable the Borrowers and the Lender to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(f) Notwithstanding any other provision of this Agreement, the obligations of the Borrowers under this Agreement are limited recourse obligations of the Borrowers. No recourse shall be had against any officer, director, employee, shareholder, beneficiary, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrowers or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this clause (f) shall not (i) prevent recourse to the Borrowers or the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement. It is further understood that the foregoing provisions of this clause (f) shall not limit the right of any Person to name any Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against such Borrower.

Section 2.05 Prepayment of Advances.

(a) Optional Prepayments. Subject to the terms of the Intercreditor Agreement and Section 2.13, the Borrowers may, from time to time on any Business Day, voluntarily prepay Advances in whole or in part; provided that the Borrowers shall have delivered to the Lender written notice of such prepayment (such notice, a “Notice of Prepayment”) not later than 2:00 p.m. ET two (2) Business Days prior to the date of such prepayment. Each such Notice of Prepayment shall be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrowers and otherwise appropriately completed. Each prepayment of any Advance by the Borrowers pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $250,000 or, if less, the entire outstanding principal amount of the Advances of the Borrowers. If a Notice of Prepayment is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments. On any date on which the Borrowers are required to make a prepayment under the Senior Loan Agreement, the Borrowers shall, on the date of such prepayment, make a prepayment of the outstanding Advances in an amount equal to the then-applicable Advance Percentage of the amount prepaid by the Borrowers under the Senior Loan Agreement. Notwithstanding the preceding sentence to the contrary, a mandatory prepayment pursuant to this Section 2.05(b) shall only be required to the extent there are funds available to the Borrowers and the application of proceeds toward the prepayment of the Advances hereunder is permitted by the terms of the Intercreditor Agreement.

19

(c) Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c), 2.10 and 2.13.

Section 2.06 Changes of Commitment. The Commitment shall be automatically reduced to zero at 5:00 p.m. ET on the Commitment Termination Date.

Section 2.07 Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrowers by the Lender pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrowers to the Lender under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrowers.

Section 2.08 Rescission or Return of Payment. The Borrowers agree that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to the Lender or any designee of the Lender is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrowers or any of their Affiliates), the obligation of the Borrowers to make such payment to the Lender shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.09 Post-Default Interest. The Borrowers shall pay interest on all Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date and shall be paid and discharged in cash.

Section 2.10 Payments Generally. All amounts owing and payable to the Lender or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrowers to the applicable recipient in Dollars, in immediately available funds. All payments shall be without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Lender shall provide wire instructions to the Borrowers in respect of payments in cash. Payments in cash must be received by the Lender on or prior to 2:00 p.m. on a Business Day, provided that payments in cash received after 2:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of three-hundred sixty (360) days for the actual number of days elapsed in computing interest on any Advance, the date

20

of the making of the Advance shall be included and the date of payment shall be excluded, provided that if an Advance is repaid on the same day on which it is made, one (1) day’s interest shall be paid on such Advance. All computations made by the Lender under this Agreement or any other Facility Document shall be conclusive, absent manifest error.

Section 2.11 Commitment Fee. For each calendar quarter during the Availability Period beginning on January 1, 2022, the Borrowers shall pay to the Lender a non-refundable Commitment Fee. The Commitment Fee shall be calculated as of the beginning of each calendar quarter, and fully earned as of the beginning of each such calendar quarter, for and with respect to Advances made available hereunder during such calendar quarter. Each fully earned Commitment Fee shall be due and payable on a quarterly basis on the first (1st) Business Day of each calendar quarter, and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Final Maturity Date.

Section 2.12 Unused Facility Fee. For each calendar quarter during the Availability Period beginning on January 1, 2022, the Borrowers shall pay to the Lender an Unused Facility Fee. Each Unused Facility Fee shall be payable in arrears within fifteen (15) Business Days following the end of the applicable calendar quarter, and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Final Maturity Date.

Section 2.13 Voluntary Prepayment Fee. If, at any time after January 1, 2022 and prior to the Final Maturity Date, the Borrowers make a voluntary prepayment on any Advance pursuant to Section 2.05(a) (the amount of any such prepayment(s), the “Voluntary Prepayment Amount”), the Borrowers shall pay to the Lender a Voluntary Prepayment Fee with respect to such Voluntary Prepayment Amount. Each Voluntary Prepayment Fee shall be payable within fifteen (15) Business Days following the applicable prepayment(s), and any unpaid portion thereof shall be immediately due and payable upon any acceleration of the Obligations hereunder or upon the Final Maturity Date.

Section 2.14 Extension of the Availability Period. The Lender and the Borrowers may agree to extend the Availability Period at any time in their respective sole discretion. As part of any extension of the Availability Period the Final Maturity Date shall also be extended by an equal period of time unless otherwise mutually agreed to by the Lender and the Borrowers.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement shall be subject to the conditions precedent that the Lender shall have received, reviewed and approved on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Lender:

(a) each of the Facility Documents required to be delivered on the Closing Date and the Intercreditor Agreement duly executed and delivered by the parties thereto, which shall each be in full force and effect;

21

(b) true and complete copies of the Senior Facility Documents, as in effect on the Closing Date;

(c) true and complete copies of the Constituent Documents of each Borrower, Guarantor and Pledgor as in effect on the Closing Date;

(d) a certificate of a Responsible Officer of each Borrower, Guarantor and Pledgor certifying (i) as to such entity’s Constituent Documents, (ii) as to such entity’s resolutions or other action of such entity’s board of directors or members approving this Agreement and the other Facility Documents to which such entity is a party and the transactions contemplated hereby and thereby, (iii) a good standing certificate issued by the secretary of state of such entity’s state of formation, and (iv) as to the incumbency and specimen signature of each of such entity’s Responsible Officers authorized to execute the Facility Documents to which such entity is a party;

(e) a certificate of a Responsible Officer of such Borrower certifying (i) that such Borrower’s representations and warranties set forth in the Facility Documents to which such Borrower is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (ii) that no Default or Event of Default has occurred and is continuing hereunder and no “Default” or “Event of Default” under the Senior Loan Agreement has occurred and is continuing thereunder;

(f) (i) proper financing statements (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), to be duly filed substantially concurrently with the Closing Date, under the UCC with the Delaware Secretary of State and any other applicable filing office in any applicable jurisdiction that the Lender deems necessary or desirable in order to perfect the Lender’s interests in the Collateral contemplated by this Agreement and (ii) all other actions as the Lender shall have requested to perfect the security interests created hereunder shall have been taken;

(g) the “Termination Date” under the Senior Loan Agreement shall not have occurred, and the Senior Loan Agreement shall be in full force and effect;

(h) a favorable written opinion of DLA Piper LLP (US), special counsel for the Borrowers, (A) dated the Closing Date, (B) addressed to the Lender and (C) covering such matters relating to the Facility Documents as the Lender shall reasonably request; and

(i) completion of such know your customer, background and other checks on the Borrowers as the Lender shall have reasonably requested.

22

Section 3.02 Conditions Precedent to Each Borrowing. The obligation of the Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions:

(a) the Lender shall have received a Notice of Borrowing with respect to such Advance (including the related Senior Facility Funding Request, all duly completed) delivered in accordance with Section 2.02;

(b) each of the representations and warranties of the Borrowers contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(c) no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(d) the Availability Period shall not have terminated;

(e) the Borrowers shall have paid all of the Lender’s reasonable and documented out-of-pocket fees, costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses of counsel (including, without limitation, those of Cogent Legal Services LLC), if any, incurred in connection with such Borrowing; and

(f) the related Senior Advance Amount shall have been funded by the Senior Lender.

Section 3.03 Conditions Precedent to Each Borrowing on and after the Amendment and Restatement Effective Date. The obligation of the Lender to make each Advance to be made by it on each Borrowing Date on and after the Amendment and Restatement Effective Date shall be subject to the fulfillment of the following conditions:

(a) receipt by the Lender of duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of signatures to each of the Facility Documents dated as of the Amendment and Restatement Effective Date; provided, however, that original signatures to such Facility Documents shall be delivered to the Lender as soon as reasonably practicable; and

(b) duly executed copy or facsimile, whether in portable document format (pdf) or otherwise, of a certificate with respect to each Borrower and each Guarantor evidencing that the execution and delivery of the Facility Documents dated as of the Amendment and Restatement Effective Date to which it is a party, and all transactions related thereto have been duly authorized.

23

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lender on and as of the Closing Date, the Amendment and Restatement Effective Date and each Borrowing Date, as follows:

(a) Organization and Good Standing. Such Borrower is a Delaware limited liability company, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted and had at all relevant times on and after the Closing Date, and now has, all necessary power, authority and legal right to acquire, own and pledge the Collateral.

(b) Due Qualification and Good Standing. Such Borrower is qualified to do business as a Delaware limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents) requires such qualification. standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Such Borrower (i) has all necessary power and authority and legal right to (A) execute and deliver this Agreement and the other Facility Documents to which it is a party, (B) carry out the terms of the Facility Documents to which it is a party, (C) grant Liens on the Collateral, and (D) receive Advances on the terms and conditions provided herein, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party and the Lien on the Collateral on the terms and conditions herein provided. This Agreement and each other Facility Document to which such Borrower is a party have been duly executed and delivered by such Borrower.

(d) No Violation. The execution and delivery of this Agreement and each Facility Document to which such Borrower is a party, the Borrowings, the pledge of the Collateral hereunder, the performance by such Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, such Borrower’s Constituent Documents or any material Contractual Obligation of such Borrower and will not conflict with or violate, in any material respect, any Applicable Law. Such Borrower is not party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(e) No Proceedings. There are no proceedings against such Borrower or, to the knowledge of such Borrower, against the Parent or any of its Subsidiaries, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Facility Document to which such Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Facility Document to which such Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

24

(f) All Consents Required. All Governmental Authorizations and Private Authorizations required in connection with the due execution, delivery and performance by such Borrower of this Agreement and any Facility Document to which such Borrower is a party, have been obtained.

(g) Agreements Enforceable. This Agreement and each Facility Document to which such Borrower is a party constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(h) Solvency. Such Borrower is not the subject of any Insolvency Proceeding or Insolvency Event. After giving effect to the transactions contemplated under this Agreement and each Facility Document to which such Borrower is a party, such Borrower will be Solvent.

(i) Senior Facility Documents. True, correct and complete copies of the material Senior Facility Documents in effect as of the date hereof have been delivered to the Lender.

(j) Taxes. Such Borrower has timely filed or caused to be timely filed all federal income tax returns and all other material Tax returns required to be filed by it. Such Borrower has paid all federal and state Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Borrower).

(k) Government Regulations. Such Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock. Such Borrower owns no Margin Stock, and no portion of the proceeds of any Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. Such Borrower will not take or permit to be taken any action that might cause any Facility Document to violate any regulation of the Federal Reserve Board.

(l) No Liens. The Collateral is owned by the applicable Borrower free and clear of any Lien (except for Permitted Liens as provided herein), claim or encumbrance of any Person, and the Lender, has a valid and, upon the taking of all of the actions required hereunder for perfection, including but not limited to the requirements under Section 4.01(m) hereof, second priority security interest at all times prior to the Senior Facility Release Date, and first priority security interest following the Senior Facility Release Date, in each case in the Collateral then existing or thereafter arising, free and clear of any Liens, except for Permitted Liens; provided, however, that such security interest shall be a first priority security interest at all times on and after the Senior Facility Release Date. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Lender relating to this Agreement or the Senior Lender. Such Borrower is not aware of the filing of any judgment, ERISA or material tax lien filings against such Borrower, except for Permitted Liens.

25

(m) Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Lender in the Collateral, which is enforceable in accordance with Applicable Law, and upon the taking of all actions required hereunder for perfection, including but not limited to the requirements under this Section 4.01(m), will be prior to all other Liens except Permitted Liens and will be enforceable as such against creditors of and purchasers from such Borrower. Substantially concurrently with the Closing Date, all filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Lender in the Collateral have been or will be made and are or will be effective.

(i) This Agreement constitutes a “security agreement” within the meaning of Section 9 102(a)(73) of the UCC as in effect from time to time in the State of New York.

(ii) The Collateral is comprised of “general intangibles,” “deposit accounts,” “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which such Borrower has complied with its obligations under this Section 4.01(m) (Security Interest).

(iii) All Collateral is owned by such Borrower, free and clear of any adverse claim, judgment or Lien other than Permitted Liens.

(iv) At such time following the Senior Facility Release Date that any Pledged Membership Interests are no longer held by the Senior Lender (the “Pledged Interest Control Date”), such Borrower has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Lender over the Pledged Membership Interests. As of and after the Pledged Interest Control Date, no person other than the Lender will have control or possession of all or any part of the Pledged Membership Interests. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Membership Interests in existence on the date hereof have been delivered to the Lender on the Pledged Interest Control Date in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. As of and after the Pledged Interest Control Date, no financing statement or other similar instrument in effect covering any of the Collateral or any interest therein is on file in any recording office except such as may be filed in connection with any Lien arising solely as the result of any action taken by the Lender (or any assignee thereof). No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required (x) for the pledge by such Borrower of the Collateral pursuant to this Agreement, (y) for the perfection or maintenance of the security interest created hereby (including the second priority nature of such security interest prior to the Senior Facility Release Date and first priority security nature thereafter subject to Permitted Liens) or (z) for the exercise by the Lender of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(n) Reports Accurate. All information, documents, books, records or reports furnished or to be furnished by or on behalf of such Borrower to the Lender in connection with this Agreement or any other Facility Document are true, complete and accurate in all material respects to the best knowledge of the Person at the time of delivery thereof

26

(o) Location of Offices. Such Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. Such Borrower’s principal place of business and chief executive office and the office where such Borrower keeps all its records is located at the address of such Borrower referred to in Schedule 1 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.02(g) (Change of Name or Jurisdiction of Borrower; Records) shall have been satisfied). Such Borrower has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, or its jurisdiction of organization within the period commencing on the date of formation of such Borrower and ending on the Closing Date.

(p) Tradenames. Such Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(q) Separate Entity. Such Borrower is operated as an entity with assets and liabilities distinct from those of each Offerpad Entity and any Affiliates thereof (other than such Borrower), and such Borrower hereby acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon such Borrower’s identity as a separate legal entity from the other Offerpad Entities and from each such other Affiliate of the other Offerpad Entities, other than for tax purposes. Such Borrower is and since the date of its formation has at all times been in compliance with Section 5.01(g) (Separate Existence).

(r) Investment Company Act. Such Borrower is not, and after giving effect to the transactions contemplated hereby, will not be, required to register as, an “investment company” within the meaning of the Investment Company Act.

(s) ERISA. Such Borrower is in material compliance with ERISA with respect to its Plans and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA with respect to its Plans.

(t) Plan Assets. The assets of such Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA, and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA. Such Borrower has not taken, or omitted to take, any action which would result in any of the Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

(u) Accuracy of Representations and Warranties. Each representation or warranty by such Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by such Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect, knowledge or any similar qualifier, which representations shall be true and correct in all respects).

27

(v) USA Patriot Act. Neither such Borrower nor any of such Borrower’s Affiliates is (w) a Sanctioned Person, (x) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction, (y) a “Foreign Shell Bank” within the meaning of the Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (z) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns.

(w) No Material Adverse Effect. No event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect has occurred since October 26, 2016.

(x) Compliance with Law. Such Borrower has complied in all material respects with all Applicable Laws to which it may be subject, and no item of Collateral contravenes any Applicable Law in any material respect.

(y) Tax Status. For U.S. federal income tax purposes, such Borrower is (i) disregarded as an entity separate from its owner and (ii) has not made an election under U.S. Treasury Regulation Section 301.7701 3 and is not otherwise treated as an association taxable as a corporation.

(z) Investments. Such Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person (other than, in the case of the Parent Borrower, the other Borrowers).

(aa) Business. Since its formation, such Borrower has conducted no business other than holding equity interests in the other Borrowers (only in the case of the Parent Borrower), the borrowing of funds under this Agreement and the Senior Loan Agreement, entering into the Facility Documents and the Senior Loan Documents to which it is a party, performing its duties and obligations and exercising its rights and privileges thereunder, granting Liens on Collateral under the Facility Documents and the Senior Loan Documents, and such other activities as are incidental to the foregoing.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of Each Borrower. Each Borrower hereby covenants and agrees that, until the Final Payment Date:

(a) Compliance with Laws; Authorizations. Such Borrower shall (i) comply in all material respects with all Applicable Laws and all Contractual Obligations and (ii) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents.

28

(b) Preservation of Existence. Such Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Collateral. Such Borrower shall, at its expense, timely and fully perform and comply with all provisions, covenants and other promises (if any) required to be observed by it under agreements related to the Collateral.

(d) Keeping of Records and Books of Account. Such Borrower shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP as consistently applied and all requirements of law are made of all dealings and transactions in relation to its business and activities. Such Borrower shall permit any representatives designated by the Lender to visit, on any Business Day during normal business hours, and inspect the financial records and the properties of such Borrower upon reasonable prior notice.

(e) Collateral. With respect to each item of Collateral acquired by such Borrower, such Borrower shall (i) take all actions necessary to perfect, protect and more fully evidence such Borrower’s ownership of or security interest in such Collateral, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC 1) naming such Borrower as debtor and the Lender as secured party in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (ii) take all additional action that the Lender may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Separate Existence. Such Borrower shall be in compliance with the special purpose entity requirements set forth in Section 5.02(1) (Special Purpose Entity).

(g) Taxes. Such Borrower shall (i) timely file or cause to be timely filed all federal and material state tax returns required to be filed by it, (ii) timely pay all federal and material state taxes that become due and payable and all assessments made against it or any of its property (other than any amount of tax or assessment the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Borrower) and (iii) satisfy or contest any tax lien that is filed or any claim asserted against its property due to any tax, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

29

(h) Use of Proceeds. Such Borrower will use the proceeds of each Advance made hereunder, together with the proceeds received by such Borrower from borrowings from the Senior Lender under the Senior Loan Agreement, for the purpose of financing the acquisition of, holding, renovating and maintaining the Eligible Properties identified to the Lender in writing on each “Property Schedule” delivered pursuant to the Senior Loan Agreement, as such Property Schedule may be amended from time to time, and for other general corporate purposes not inconsistent with the terms of this Agreement.

(i) Reporting. Such Borrower will furnish to the Lender:

(i) As soon as available, but in any event no later than one hundred twenty (120) days after the end of each fiscal year, consolidated financial statements of the Parent as of the end of such fiscal year, audited by an independent certified public accountants reasonably acceptable to the Lender and certified, without any qualifications (including any (x) “going concern” or like qualification or exception, (y) qualification or exception as to the scope of such audit or (z) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item) (other than, with respect to any report delivered within one year prior to the Final Maturity Date, any explanatory paragraph or note made due to such Final Maturity Date occurring within one year after such report and other than, with respect to any report delivered within one year prior to the Maturity Date (as defined in the Senior Loan Agreement), any explanatory paragraph or note made due to such Maturity Date (as defined in the Senior Loan Agreement) occurring within one year after such report), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management, in each case, as at the end of such year and the related statements of income and retained earnings for such year, setting forth in each case in comparative form the figures for the previous year or predecessor period, as applicable);

(ii) As soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter of each fiscal year of the Parent, the unaudited balance sheets of the Parent as at the end of such quarter and the related unaudited statements of income and retained earnings of the Parent for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (or predecessor period, as applicable), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(iii) All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

(iv) Borrowing Base Certificate. Such Borrower shall deliver to the Lender a copy of each Final Report (as defined under the Senior Loan Agreement) at the same time such Final Report is delivered to the Senior Lender;

(v) Significant Events. As soon as possible and in any event within three (3) Business Days after a Responsible Officer obtains Knowledge of the occurrence of a Default or Event of Default, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that such Borrower proposes to take with respect thereto;

30

(vi) Breaches of Representations and Warranties. Promptly upon such Borrower obtaining Knowledge that any representation or warranty set forth in Section 4.01 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to the Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, such Borrower shall notify the Lender in the manner set forth in the preceding sentence before any Borrowing Date of any facts or circumstances within the Knowledge of such Borrower which would render any of the said representations and warranties untrue in any material respect at the date when such representations and warranties were made or deemed to have been made;

(vii) Other Information. Promptly upon request, such other information, documents, records or reports or the condition or operations, financial or otherwise, of such Borrower as the Lender may from time to time reasonably request in order to protect the interests of the Lender under or as contemplated by this Agreement. Without duplication of anything provided to the Lender hereunder, such Borrower shall provide to the Lender any information, documents, records or reports or the condition or operations, financial or otherwise that is provided to the Senior Lender substantially contemporaneously when such is provided to the Senior Lender;

(viii) Material Adverse Effect. Promptly upon such Borrower obtaining Knowledge of a Material Adverse Effect, including, without limitation, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Borrower or any portion of the Collateral that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(ix) Facility Document Reporting. Promptly, but in no event later than three (3) Business Days after its receipt thereof, copies of any and all default notices or reports delivered under any Facility Document;

(x) [Reserved];

(xi) ERISA. Promptly after receiving notice of any ERISA Event, a copy of such notice and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

31

(xii) Corporate Changes. At least thirty (30) days prior written notice of any change in the name, jurisdiction of organization, corporate structure, tax characterization or location of records of such Borrower, provided that such Borrower agrees not to effect or permit any such change referred unless it has delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and has taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same or better priority;

(xiii) Anti-money laundering. Upon request, all information reasonably available to such Borrower and reasonably required by the Lender to carry out its obligations under applicable anti money laundering laws and the Lender’s anti-money laundering policies and procedures.

(j) Maintenance of Properties; Insurance. Such Borrower shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder. Such Borrower shall cause each Property to be covered by insurance in accordance with the Insurance Requirements set forth on Exhibit C. The Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments under any insurance policy.

(k) Further Assurances. Such Borrower shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under Applicable Law and that the Lender may reasonably request in order to effectuate the transactions contemplated by the Facility Documents and in order to grant, preserve, protect and perfect the validity and second priority at all times prior to the Senior Facility Release Date and first priority thereafter (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such Borrower shall deliver or cause to be delivered to the Lender all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.01(k). Such Borrower agrees to provide such evidence as the Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(l) Obligations. Such Borrower shall pay its Indebtedness and other obligations promptly and in accordance in all material respects with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon the Collateral or any part thereof.

(m) Tax Matters. Such Borrower shall (and the Lender hereby agrees to) treat the Advances as debt for U.S. federal, state and local income and franchise tax purposes and will take no contrary position, unless otherwise required pursuant to a closing agreement with the U.S. Internal Revenue Service or other applicable Governmental Authority or a non-appealable judgment of a court of competent jurisdiction.

32

(n) Financial Covenants. The Parent shall, at all times, maintain consolidated:

(i) Tangible Net Worth in an amount not less than the Minimum Tangible Net Worth Amount; and

(ii) Liquidity in an amount not less than the Minimum Liquidity Amount.

Section 5.02 Negative Covenants of Each Borrower. Each Borrower covenants and agrees that, until the Final Payment Date:

(a) Activities of Borrower. Without the prior written consent of the Lender, such Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement, any other Facility Document or the Senior Facility Documents; provided that Borrowers shall be permitted to acquire and hold single-family residential real estate for rental purposes, without the prior written consent of the Lender.

(b) Indebtedness. Such Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except (i) obligations incurred under this Agreement, any other Facility Document or any Senior Facility Document, (ii) liabilities incident to the maintenance of its existence in good standing and (iii) indebtedness in respect of endorsement of instruments or other payment items for deposit or collection in the ordinary course of business.

(c) [Reserved].

(d) Security Interests. Except as contemplated by the Facility Documents, such Borrower shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, other than Permitted Liens. Such Borrower will promptly notify the Lender of the existence of any Lien on any Collateral, and such Borrower shall defend the right, title and interest of the Lender in, to and under the Collateral against all claims of third parties; provided, however, that nothing in this Section 5.02(d) shall prevent or be deemed to prohibit such Borrower from suffering to exist Permitted Liens upon any Collateral.

(e) Merger; Sales. Other than in connection with the SPAC Transaction, such Borrower shall not enter into any transaction of merger or consolidation, or, to the fullest extent permitted by law, liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(f) Distributions. Subject to the conditions set forth in the Senior Facility Documents, Borrowers may make quarterly distributions in amounts equal to the Tax liabilities of its direct owners (or the ultimate owner(s) of a direct owner if such direct owner is a pass-through entity) attributable to items of income or gain incurred or realized by the applicable Borrower.

33

(g) Change of Name or Jurisdiction of Borrower; Records. Such Borrower shall not change its name or jurisdiction of organization other than in accordance with Section 5.01(i)(xii) hereof.

(h) ERISA Matters. Such Borrower shall not (a) engage or permit any member of the Borrower’s ERISA Group to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that such Borrower or any member of its ERISA Group may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto could reasonably be expected to result in a Material Adverse Effect, (d) terminate any Plan so as to result in any liability could reasonably be expected to result in a Material Adverse Effect, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(i) Change in the Facility Documents. Such Borrower will not amend, modify, waive or terminate any terms or conditions of any of the Facility Documents to which it is a party (or with respect to which it has consent rights) in a manner adverse to the interests of the Lender without the prior written consent of the Lender.

(j) Senior Facility Documents. No Senior Facility Document may be amended, modified or supplemented without the prior consent of the Lender except in accordance with the Intercreditor Agreement.

(k) No Assignments. Such Borrower will not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement.

(l) Special Purpose Entity.

(i) Covenants Applicable to each Borrower. Each Borrower shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Facility Document, (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) without the Lender’s prior written consent, other than (i) with respect to the Property Documents (as defined in the Senior Loan Agreement) and the Retained Interests (as defined in the Senior Loan Agreement), and (ii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the acquisition of Eligible Properties and the sale of assets under the Facility Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, provided, however, that no Person shall be required to make any direct or indirect additional capital contribution to such Borrower, (e) comply with the provisions of its Constituent Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Constituent Documents except with the prior written consent of the Lender,

34

(g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that Borrowers may maintain joint bank accounts and financial records and statements with one another) and any financial statements may be consolidated with other entities to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of a Borrower from such Affiliate and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Borrower’s own separate balance sheet, and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law or separate tax returns are not required because Borrowers, as single-member limited liability companies, have chosen to be disregarded as separate entities for applicable tax purposes), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided, however, that no Person shall be required to make any direct or indirect additional capital contribution to such Borrower, (j) not engage in or suffer any Change of Control (as defined in the Senior Loan Agreement) or, to the fullest extent permitted by law, any dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (k) not commingle its funds or other assets with those of any Affiliate or any other Person (except as contemplated herein with respect to any other Borrower) and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of any Affiliate or any other Person, (1) except as contemplated herein with respect to each other Borrower, maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) except as expressly contemplated herein with respect to any other Borrower, not hold itself out to be responsible for the debts or obligations of any other Person, (n) not, without the prior unanimous written consent of all of its board of directors including the Independent Director, take any Insolvency Action, (o) (i) have at all times one Independent Director appointed by such Borrower and (ii) provide the Lender with up-to-date contact information for each such Independent Director and a copy of the agreement pursuant to which such Independent Director consents to and serves as an “Independent Director” for such Borrower, (p) the Constituent Documents for such Borrower shall provide (i) that no Independent Director of such Borrower may be removed or replaced except as a result of an Independent Director Event or as otherwise consented to by the Lender in writing and Borrower must provide the Lender with not less than three (3) Business Days’ prior written notice of (x) any such proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (y) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director and (ii) that (x) any Independent Director of such Borrower shall not have any fiduciary duty to anyone including the holders of the equity interests in such Borrower and any Affiliates of such Borrower except such Borrower and the creditors of such Borrower with respect to taking of, or otherwise voting on, any Insolvency Action, (y) to the fullest extent permitted by Requirements

35

of Law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of such Borrower, including the constituent members of such Borrower (the “Borrower Constituent Members”) in acting or otherwise voting on the matters provided for herein, which such fiduciary duties to Borrower Constituent Members and such Borrower (including such Borrower’s creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in such Borrower exclusive of (A) all other interests (including, without limitation, all other interests of Borrower Constituent Members), (B) the interests of other Affiliates of Borrower Constituent Members and such Borrower and (C) the interests of any group of Affiliates of which Borrower Constituent Members or such Borrower is a part and (z) other than as provided above, the Independent Director shall have fiduciary duties of loyalty and care similar to that of a director of a business corporation organized under the General Corporate Law of the State of Delaware; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (q) not enter into any transaction with an Affiliate of such Borrower except those expressly contemplated under this Agreement in favor of the Lender and on commercially reasonable terms substantially similar to those available to unaffiliated parties in an arm’s-length transaction, (r) maintain a sufficient number of employees in light of contemplated business operations, (s) use separate stationery, invoices and checks bearing its own name, (t) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, and (u) not pledge its assets to secure the obligations of any other Person or take any action or permit any action to be taken to encumber any Contributed Property except, in each case, pursuant to the Facility Documents.

(ii) Covenants Applicable to each Borrower and Pledgor. Borrowers shall and shall cause Pledgor to comply with the following additional provisions:

(1) For each Person that is a multi-member limited liability company, it shall have one member or shall be managed by a manager that is a Special Purpose Entity, which is a corporation or a single-member Delaware limited liability company, with one Independent Director; and

(2) For each Person that is a single-member limited liability company, it (i) shall be organized in a jurisdiction acceptable to the Lender (provided that Delaware and Nevada are deemed to be acceptable jurisdictions), (ii) shall have one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or any of its Subsidiaries unless all of its Independent Directors or Independent Managers then serving as managers of the company shall have consented in writing to such action, and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) one natural person or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

36

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) any Borrower shall fail to (i) pay any interest, fees or other amounts due under this Agreement or any other Facility Document, and such failure shall continue for more than two (2) Business Days after the due date thereof; or (ii) repay all Advances and other Obligations to $0 on the Final Maturity Date; or

(b) any default or termination event, after expiration of applicable notice and cure periods, if any, shall occur under any of the Senior Facility Documents, but only to the extent such default or termination event has resulted in the obligations under the Senior Facility Documents becoming due prior to their scheduled maturity; or

(c) if the Borrowers and/or the Senior Lender shall modify, amend or change any of the terms or conditions or any of the Senior Facility Documents except as is permitted under the terms of the Intercreditor Agreement; or

(d) a default in any material respect in the performance, or breach in any material respect, of any covenant, obligation or agreement of any Borrower(s) contained in Sections 5.01(b) (Preservation of Existence), 5.01(f) (Separate Existence). 5.01(h) (Use of Proceeds), or 5.02 (Negative Covenants of the Borrower) and such default or breach remains uncured (to the extent such default or breach may be cured) for a period of five (5) Business Days after the earlier of (x) written notice to the Borrowers (which may be by e mail) by the Lender, and (y) the acquisition of actual knowledge thereof by a Responsible Officer of one of the Borrowers; or

(e) except as otherwise provided in this Section 6.01, (i) the default by any Borrower in any material respect in the performance, or breach in any material respect of any of its respective covenants or agreements, under this Agreement or the other Facility Documents to which it is a party, and, in each case, the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (x) written notice to the Borrowers (which may be by e mail) by the Lender, and (y) the acquisition of actual knowledge thereof by a Responsible Officer of one of the Borrowers; or

(f) any representation or warranty of any Borrower made or deemed made in this Agreement or any other Facility Document or any amendment or modification hereof or thereof, or in any Notice of Borrowing, or any other report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Facility Document or any amendment or modification hereof or thereof, shall prove to be incorrect in any material respect as of the time when the same shall have been made or deemed to have been made and such breach, if susceptible to a cure, shall continue unremedied for a period of thirty (30) days after date on which written notice of such failure requiring the same to be remedied shall have been given to such Borrower by the Lender; or

37

(g) the institution by or against any Borrower or any Offerpad Entity of any proceedings under the Bankruptcy Code, or any other law in which any Borrower or any Offerpad Entity is alleged to be insolvent or unable to pay its debts as they mature, or the making by any Borrower or any Offerpad Entity of an assignment for the benefit of creditors or the granting by any Borrower or any Offerpad Entity of a trust mortgage for the benefit of creditors and, in any such case, such proceeding shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h) Parent Borrower ceases to have an ownership interest in, any material portion of the Collateral (subject to Permitted Liens) or the Lender shall fail for any reason to have a valid security interest, subject and subordinate to the Senior Lender’s security interest, in any material portion of the Collateral; or

(i) (1) any Facility Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Offerpad Entity, or (2) any Offerpad Entity shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or any Lien purported to be created thereunder.

Subject to the following sentence, upon the occurrence of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Lender may, by notice to the Borrowers, (1) terminate the Availability Period, (2) terminate the Commitment, and (3) declare the principal of and the accrued interest on the Advances and all other Obligations whatsoever payable by the Borrowers hereunder immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrowers, in each case, without any further action by any party. Upon the occurrence of an Event of Default as a result of an Insolvency Event of any Offerpad Entity, the principal of and the accrued interest on the Advances and all other Obligations whatsoever payable by the Borrowers hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by each Borrower.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE LENDER

Section 7.01 Grant of Security. Each Borrower hereby grants, pledges, transfers and collaterally assigns to the Lender as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of such Borrower’s right, title and interest in, to and under, the following, in each case whether tangible or intangible, wheresoever located, and whether now owned by such Borrower or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Collateral”): all assets of the Borrowers but only to the extent that the Senior Lender has a lien on such assets as of the Closing Date; provided that “Collateral”

38

shall exclude all interests in Properties, other than Permitted Second Liens, as such term is defined in the Senior Loan Agreement. For the avoidance of doubt, with regard to any Contributed Property, the Lender will not acquire a Lien on such Contributed Property until and unless a mortgage has been duly and validly recorded in the appropriate jurisdiction in favor of the Senior Lender to evidence and perfect the Senior Lender’s first priority Lien on such Contributed Property.

Section 7.02 Release of Security Interest. On the Final Payment Date, the Lender, shall, at the expense of the Borrowers, promptly execute, deliver and file or authorize for filing such instruments as the Borrowers shall reasonably request in order to reassign, release or terminate the Lender’s security interest in and Lien on the Collateral. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by the Lender and shall be at the sole cost and expense of the Borrowers.

Section 7.03 Rights and Remedies. The Lender shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Lender or its designee may, subject to the terms of the Intercreditor Agreement, (a) instruct the Borrowers to deliver any or all of the Collateral, and any other document relating to the Collateral to the Lender or its designees and otherwise give all instructions for the Borrowers regarding the Collateral, (b) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings, (c) take control of the Proceeds of any such Collateral, (d) exercise any consensual or voting rights in respect of the Collateral, (e) release, make extensions, discharges, exchanges or substitutions for, or sun-ender all or any part of the Collateral, (f) enforce the Borrowers’ rights and remedies with respect to the Collateral, (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral, (h) require that the Borrowers immediately take all actions necessary to cause the liquidation of the Collateral, (i) redeem any asset of the Borrowers to pay amounts due and payable in respect of the Obligations, (j) make copies of all books, records and documents relating to the Collateral and (k) endorse the name of any of the Borrowers upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

Each Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Lender, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Lender or its designee. For purposes of taking the actions described in clauses (a) through (k) of this Section 7.03, each Borrower hereby irrevocably appoints the Lender as its attorney in fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Lender or in the name of such Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of such Borrower and, except as expressly required by Applicable Law, without notice to such Borrower.

The Lender agrees that unless an Event of Default shall have occurred and be continuing, each Borrower may, to the extent such Borrower has such right as a holder of the Pledged Membership Interests, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement, and from time to time, upon request from such Borrower, the Lender shall deliver to such Borrower suitable proxies so that such Borrower may cast such votes, consents, ratifications and waivers.

39

The Lender agrees that such Borrower may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Membership Interests.

Section 7.04 Remedies Cumulative. Each right, power, and remedy of the Lender, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05 Protection of Collateral. Upon the Lender’s reasonable request, the Borrowers shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC 1 financing statements and continuation statements and the equivalent thereof in any applicable foreign jurisdiction, if applicable, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Lender hereunder (including, without limitation, following the Senior Facility Release Date, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 and 9-104 of the UCC, the Borrowers take all actions as may be requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender) and to:

(a) grant security more effectively on all or any portion of the Collateral;

(b) maintain, preserve and perfect any grant of security made or to be made by this Agreement including the second priority nature of the Lien granted hereunder while at all times prior to the Senior Facility Release Date and first priority security interests thereafter or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary as a result of changes in Law);

(d) enforce any of the Collateral or other instruments or property included in the Collateral;

(e) preserve and defend title to the Collateral and the rights therein of the Lender in the Collateral against the claims of all third parties other than the Senior Lender; and

(f) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

40

Each Borrower hereby authorizes the Lender to prepare and file financing statements with respect to the security interests granted hereby, continuation statements with respect thereto, and any amendments to such financing statements that may be necessary to continue to perfect the Lender’s interest in the Collateral. Each Borrower agrees that such Borrower shall not file a termination statement with respect to any financing statement filed by the Lender in connection with any security interest granted under this Agreement if the Lender reasonably objects to the filing of such termination statement, due to the continuing existence of any outstanding Obligations. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Lender may determine in its sole discretion is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired”; provided that in each case at all times prior to the Senior Facility Release Date, such description shall include language that explicitly excludes interests in Properties, other than Permitted Second Liens, as such term is defined in the Senior Loan Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 No Waiver; Modifications in Writing. No failure or delay on the part of the Lender exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrowers and the Lender; provided, however, any such amendment executed prior to the Senior Facility Release Date shall require Borrowers to obtain the consent of the Senior Lender prior to any such amendment, which consent shall be deemed given so long as it does not have a material effect on (i) any of the collateral of the Senior Lender, (ii) any rights of the Senior Lender or obligations of Borrowers or (iii) any administrative, reporting or accounting requirements, in each case, under the Senior Facility Documents.

Section 8.02 Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid courier service, or by facsimile transmission or electronic mail with confirmation of receipt (if the recipient has provided a fax or an email address in Schedule 1), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 8.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8.02, notices, demands,

41

instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 1, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 1.

Section 8.03 Taxes.

(a) Any and all payments by the Borrowers to or for the account of the Lender under any Facility Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes with respect thereto, unless required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrowers) requires the deduction or withholding of any Tax from any such payment by the Borrowers, then the Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance in all material respects with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.03) the applicable recipient receives an amount equal to the sum it would have received had no deductions or withholding of Indemnified Taxes been made.

(b) The Borrowers agree to timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(c) The Borrowers agree to indemnify the Lender, within ten (10) days after demand therefor, for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on amounts payable under this Section 8.03) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and (ii) any reasonable expenses arising from Indemnified Taxes or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after the date of any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 8.03, the Borrowers will furnish to the Lender the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Lender).

(e) If any party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.03 (including by the payment of additional amounts pursuant to this Section 8.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such

42

refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall entitle the Borrowers to request certification from an indemnified party as to whether it has received or expects to receive any such refund but shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) (i) If, at any time, the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document, it shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrowers, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 14.03(g)(ii), (iii), (v) and (vi) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

43

(ii) Without limiting the generality of Section 8.03(f)(i), to the extent the Lender is a U.S. Person, the Lender shall, on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers), deliver to the Borrowers (in such number of copies as shall be requested by the recipient), executed originals of U.S. Internal Revenue Service Form W-9 or any successor form, certifying that the Lender is entitled to an exemption from U.S. backup withholding tax.

(iii) Without limiting the generality of Section 8.03(f)(i), to the extent the Lender is not a U.S. Person (a “Non-U.S. Lender”), it shall, to the extent it is legally entitled to do so, deliver to the Borrowers (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time-to time thereafter upon the reasonable request of the Borrowers), whichever of the following is applicable:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, executed originals of U.S. Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, U.S. Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of U.S. Internal Revenue Service Form W-8ECI;

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably satisfactory to the Borrowers to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of U.S. Internal Revenue Service Form W-8BEN-E; or

(D) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate reasonably satisfactory to the Borrowers, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate reasonably satisfactory to the Borrowers, together with executed originals of U.S. Internal Revenue Service Form W-8BEN-E, on behalf of each such direct and indirect partner.

44

(iv) Each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(v) If a payment made to the Lender under any Facility Document would be subject to FATCA Withholding Tax if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers such documentation prescribed by Applicable Law and such documentation as is reasonably requested by the Borrowers as may be necessary for the Borrowers to comply with their obligations thereunder and to determine that the Lender has complied with its obligations thereunder or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 8.03(f)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vi) The Lender agrees that, from time to time after the Closing Date, it shall deliver the forms described above, as applicable, as promptly as practicable after (a) receipt of a reasonable written request therefor from the Borrowers or (b) when a lapse in time or change in circumstance renders a previously provided form or certificate obsolete or inaccurate. Notwithstanding any other provision of this Section 8.03, the Lender shall not be required to deliver any form after the Closing Date pursuant to this Section 8.03(f) that it is not legally able to deliver.

(g) If the Lender requires the Borrowers to pay any Indemnified Taxes or additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to this Section 8.03. then the Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if the Lender determines, in its discretion that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 8.03 in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Lender in connection with any such designation or assignment.

(h) Nothing in this Section 8.03 shall be construed to require the Lender to make available its Tax returns (or, subject to Section 8.03(f), any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

(i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lender contained in this Section 8.03 shall survive any assignment of rights by, or the replacement of the Lender, and the termination of this Agreement.

45

(j) For purposes of this Section, the term “Applicable Law” includes FATCA.

Section 8.04 Costs and Expenses; Indemnification.

(a) Each Borrower agrees, on a joint and several basis, to promptly pay on demand all reasonable and documented out of pocket costs and expenses of the Lender in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of counsel for the Lender (including, without limitation, those of Cogent Legal Services LLC), reasonable and documented out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Lender’s security interests in the Collateral, including filing and recording fees, expenses, search fees, UCC filing fees and the equivalent thereof in any foreign jurisdiction, if applicable, and all other related fees and expenses in connection therewith; and in connection with the administration and any modification or amendment of this Agreement or any other Facility Document and advising the Lender as to their respective rights, remedies and responsibilities. Each Borrower agrees, on a joint and several basis, to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of the Lender in connection with the enforcement of this Agreement or any other Facility Document, including all reasonable and documented out-of-pocket costs and expenses incurred by the Lender in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Lender or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented out of pocket fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Lender. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Lender are intended to constitute expenses of administration under any applicable bankruptcy law. For the avoidance of doubt, this Section 8.04(a) shall not apply to Taxes, which shall be covered by Section 8.03.

(b) Each Borrower agrees, on a joint and several basis, to indemnify and hold harmless the Lender, and each of its Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) in connection with any enforcement (including any action, claim or suit brought) by the Indemnified Party of any indemnification or other obligation of any Borrower, any other party to the Facility Documents or any other Person and a defense of any claim, investigation, litigation or proceeding arising out of, related to or in

46

connection with this Agreement, any other Facility Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by any Borrower contained in any Facility Document; (iii) any representation or warranty made or deemed made by any Borrower contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or incorrect; (iv) any failure by any Borrower to comply with any Applicable Law or Contractual Obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Lender a valid security interest in all of the Collateral, free and clear of all Liens (other than Permitted Liens); (vi) any action or omission, not expressly authorized by the Facility Documents, by any Borrower or any Affiliate of any Borrower which has the effect of impairing the validity or enforceability of the Collateral or the rights of the Lender with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or the equivalent thereof in any foreign jurisdiction or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; and (viii) any Default or Event of Default; provided, that no Indemnified Party shall be entitled to the payment of any such Liabilities resulting from its or its affiliates’ gross negligence, or willful misconduct.

Section 8.05 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.06 Assignability.

(a) The Lender may assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment) to a Permitted Assignee. The parties to each such assignment shall execute and deliver to the Borrowers an Assignment and Acceptance and the applicable tax forms required by Section 8.03(f). The Lender, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain a register on which it enters the name and address of each Lender assignee, and the principal amounts (and stated interest) of each Lender assignee’s interest in the rights and obligations under this Loan Agreement and related Loan Documents (the “Register”). No assignment shall be effective unless recorded in the Register. Subject to notification to the Borrowers of an assignment and compliance with the terms of the Intercreditor Agreement, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the existing Lender under this Agreement, and the existing Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement. The Borrowers hereby agree to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 8.06(a) shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with 8.06(c).

47

(b) The Borrowers may not assign their rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

(c) (i) The Lender may, without the consent of the Borrowers, sell participations to Participants that are Permitted Assignees in all or a portion of the Lender’s rights and obligations under this Agreement, provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 8.06(c), Section 8.06(e) and Section 8.16. Any agreement pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement may provide that the Lender will not, without the consent of the Participant, agree to any Fundamental Amendment that affects such Participant. Section 8.03 (subject to the requirements and limitations therein, including the requirements under Section 8.03(f) (it being understood that the documentation required under Section 8.03(f) shall be delivered to the participating Lender)) shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) of this Section 8.06; provided that no Participant shall be entitled to any amount under Section 8.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

(i) In the event that the Lender sells participations in any portion of its rights and obligations hereunder, the Lender, as nonfiduciary agent for the Borrowers, shall maintain a register on which it enters the name and address of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance and any other obligations under the Facility Documents which is the subject of the participation (the “Participant Register”). An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrowers to the extent necessary for the Borrowers to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in such Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Notwithstanding any other provision in this Agreement, (i) the Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Applicable Laws and this Section 8.06 shall not apply to any such pledge or grant of a security interest. No creation or grant of a security interest, pledge or collateral assignment pursuant to the preceding sentence shall release the Lender from any of its obligations hereunder or substitute any pledgee or assignee for the Lender as a party hereto.

48

(e) Notwithstanding anything to the contrary set forth herein or in any other Facility Document, the Lender, each Permitted Assignee which becomes a Lender and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). The Lender and each Permitted Assignee which becomes a Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. The Lender and each Permitted Assignee which becomes a Lender further agree that they shall not assign, or grant any participations in, any of their respective Advances or Commitment to any Person unless such Person is a Qualified Purchaser and a QIB.

Section 8.07 Governing Law. This agreement and the rights and obligations of the parties under this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this agreement or any other Facility Document (except, as to any other Facility Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the law of the State of New York.

Section 8.08 Severability of Provisions. Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.09 Confidentiality. The Lender agrees to keep confidential all non-public information provided to it by the Borrowers with respect to the Borrowers, their Affiliates, the Collateral or any other information furnished to the Lender pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”), provided that nothing herein shall prevent the Lender from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any other Person who becomes a party hereto, or (y) any of its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Lender Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bona fide prospective permitted assignees and Participants in the Lender’s interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to any Borrower and its obligations, (c) to the extent required or requested by any regulatory authority purporting to have jurisdiction over the Lender or any of its Affiliates (with prior notice to the Borrowers to the extent lawful), (d) in response

49

to any order of any court or other Governmental Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Lender or any Lender Representative, or (f) in connection with the exercise of any remedy hereunder or under any other Facility Document. In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration and management of this Agreement and the other Facility Documents.

Section 8.10 Merger. This Agreement and the other Facility Documents taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 8.11 Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.04(f), 2.08, 8.03, 8.04, 8.09, 8.14, 8.16 and this Section 8.11 shall survive the termination or assignment of this Agreement in whole or in part, the payment in full of the principal of and interest on the Advances.

Section 8.12 Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b) consents that any such action or proceeding may be brought in any court described in Section 8.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.02 or at such other address as may be permitted thereunder;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against the Lender arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

50

Section 8.13 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Facility Document or for any counterclaim herein or therein or relating hereto or thereto.

Section 8.14 PATRIOT Act Notice. The Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the PATRIOT Act. The Borrowers shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the PATRIOT Act.

Section 8.15 Legal Holidays. In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 8.16 Non Petition. Each party hereto (other than the Borrowers) hereby agree not to institute against, or join, cooperate with or encourage any other Person in instituting against, any Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Commitments.

Section 8.17 Waiver of Setoff. Each Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Lender or its assets.

Section 8.18 Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement of any party hereto as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of any party hereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party hereto, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer,

51

employee or director of such party under or by reason of any of the obligations, covenants or agreements of such party hereto contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee of such party, or any of them, for breaches by any party hereto of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. Notwithstanding the foregoing, the Lender shall not be deemed to have waived any legal rights which they may have and, to the extent of such rights, shall have recourse against any incorporator, affiliate, stockholder, officer, employee or director of the Borrowers to the extent of any loss, cost or expense incurred in whole or in part from any such Person’s (i) willful misconduct, fraud, theft, misappropriation of funds or criminal acts, (ii) intentional interference with the Lender’s Lien on the Collateral or rights with respect thereto, (iii) disposition of Collateral in violation of the terms of this Agreement, (iv) action in furtherance of an Insolvency Event with respect to any Borrower, (v) action in furtherance of the consolidation of the Borrower’s assets with the assets of any other Person or (vi) action in furtherance of the dissolution or liquidation of any Borrower.

Section 8.19 Intercreditor Agreement. The Lender acknowledges that the exercise of its rights under this Agreement and the other Facility Documents are subject to the terms of the Intercreditor Agreement.

Section 8.20 Amendment and Restatement. This Agreement amends and restates the Original Loan Agreement. This Agreement is not intended to constitute a novation of the Original Loan Agreement. Upon the effectiveness of this Agreement, each reference to the Original Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

[Signature Pages to Follow]

52

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OP SPE BORROWER PARENT, LLC, as Parent Borrower

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

OP SPE PHX1, LLC, as a Borrower

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

OP SPE TPA1, LLC, as a Borrower

By:	/s/ Michael S. Burnett

Name:	Michael S. Burnett
Title:	Chief Financial Officer

By:	/s/ Benjamin Aronovitch

Name:	Benjamin Aronovitch
Title:	Chief Legal Officer

[Signature Page to Amended and Restated Mezzanine Loan and Security Agreement]

LL PRIVATE LENDING FUND II, L.P., as the Lender
By: LLPLF II GP, LLC, its General Partner

By:	/s/ Paul A. Frick

Name:	Paul A. Frick
Title:	Vice President

[Signature Page to Amended and Restated Mezzanine Loan and Security Agreement]